   As filed with the Securities and Exchange Commission on September 16, 2003
                                                  Registration No. 333-101677

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 3
                                       TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 DECORIZE, INC.
                 (Name of small business issuer in its charter)

          Delaware                          5020                   43-1931810
--------------------------------   ---------------------------  ------------------
  (State or jurisdiction of       (Primary Standard Industrial (I.R.S. Employer
incorporation or organization)     Classification Code Number)  Identification No.)

                                1938 East Phelps
                           Springfield, Missouri 65802
  (417) 879-3326 (Address and telephone number of principal executive offices and principal place of business)

             James K. Parsons, President and Chief Executive Officer
                                1938 East Phelps
                           Springfield, Missouri 65802
(417)                        879-3326 (Name, address and telephone number of
                             agent for service)

                                    Copy to:
                               Lance M. Hardenburg
                             Hallett & Perrin, P.C.
                          2001 Bryan Street, Suite 3900
                               Dallas, Texas 75201
                                 (214) 953-0053

Approximate date of proposed sale to the public: as soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, please check this box. [ x ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

------------------------------------- -------------- ---------------------- ----------------------- --------------------
                                         Amount        Proposed Maximum        Proposed Maximum
 Title of Each Class of Securities        to be       Offering Price per          Aggregate              Amount of
          to be Registered             Registered          Share(1)             Offering Price       Registration Fee
------------------------------------- -------------- ---------------------- ----------------------- --------------------
Common Stock, $.001 par value           3,292,427           $1.375                $4,527,090              $367(2)
------------------------------------- -------------- ---------------------- ----------------------- --------------------

(1)      Estimated solely for purposes of calculating the amount of the registration fee pursuant to the provisions of Rule 457(c), based upon the average of the high and low trading prices reported on the American
         Stock Exchange on September 11, 2003.
(2)      A registration fee of $538 was previously paid by the registrant on December  6, 2002.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the
Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the
Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
--------------------------------------------------------------------------------

                 Subject to completion, dated September 16, 2003

                                 DECORIZE, INC.

                          Common Stock, $.001 par value

                                3,292,427 Shares

         The selling stockholders named in this prospectus may use this prospectus to offer and sell up to 3,292,427 shares of our common stock from time to time, including 1,043,571 shares that are currently outstanding,
1,713,142 shares that are issuable to the selling stockholders upon exercise of outstanding warrants and 535,714 shares that are issuable upon conversion of a convertible term note. The selling stockholders will receive all the proceeds from the sale of the offered shares. See "Selling Stockholders" on page 9 of this prospectus.

         Our common stock is traded on the American Stock Exchange under the symbol "DCZ". The last reported sales price of the common stock on The American
Stock Exchange on September 11, 2003, was $1.40 per share.

         The securities offered in this prospectus involve a high degree of risk. See "Risk Factors" beginning on page 3 of this prospectus to read about certain factors you should consider before deciding whether to invest in our common stock.

         Decorize, Inc. is a Delaware corporation. Our principal executive offices are located at 1938 E. Phelps, Springfield, Missouri, 65802 and our
phone number is (417) 879-3326. In this prospectus, references to "Decorize,"
"we," "us" and "our" refer to Decorize, Inc. and its subsidiaries.

                           --------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                           --------------------------

               The date of this prospectus is September 16, 2003.

                                       i

Management's Discussion and Analysis of Financial Condition

Changes in and Disagreements with Accountants on

                                       ii

                               PROSPECTUS SUMMARY

         Investors should pay particular attention to the information regarding investment risks related to Decorize and this offering of its common stock that are included in the section entitled "Risk Factors" on page 3 of this prospectus.

Our Company

         Decorize is a home furnishings and accents company that was founded in
March 2000 and became a publicly-traded company in July 2001 through a reverse merger with Guidelocator, Inc., a development stage company that was formed to provide an internet database containing information on fishing guides around the world. The merger has been accounted for as a recapitalization of Decorate,
Inc., a predecessor to Decorize. We did not pursue any fishing guide related business after the merger, and our company has focused on the sale of furniture and home decor products to national and local retailers and individual interior decorators since that time. More than 80% of the products sold during our most recent fiscal quarter were manufactured for us by suppliers located in the Far
East. Shares of Decorize common stock traded on the over-the-counter market until Decorize's common stock became listed for trading on the American Stock
Exchange in March 2002.

         Our home furnishings business operates as a "source to business"
supplier, which is designed to serve both large and small United States retail customers. We ship the majority of our products directly from overseas manufacturers to our retail customers, and we are not aware of any competitors to Decorize that have adopted our model. We believe that product value, item uniqueness, product selection and delivery options are the primary factors that influence our customers' purchasing decisions. Decorize's objective in evaluating our shipping methods, pricing, product offerings and other aspects of our business model has been to determine how to enable Decorize to surpass the offerings of industry competitors with respect to these major factors. We are continuing to transition manufacturing that is done for or by Decorize in the
United States to our suppliers in the Far East.

         Decorize operates as one business unit with three brands: decorize.com,
GuildMaster and Faith Walk Designs. We acquired GuildMaster in June 2001, and completed the acquisition of Faith Walk in July 2001. Each of our brands operated as a separate company prior to being acquired by Decorize. For more information about our business, see "Description of Business" on page 19 of this prospectus.

Terms of the Offering

Common stock offered by
our selling stockholders             3,292,427 shares

Common stock to be
outstanding after the offering       13,519,549 shares (assumes all warrants and
                                     convertible securities are exercised and that all
                                     shares offered are sold)

Use of Proceeds                      We will not receive any proceeds from the sale
                                     of the common stock offered by the selling
                                     stockholders.

American Stock Exchange symbol       DCZ

Summary Financial Information

         Below is a table summarizing our consolidated financial information.
The summary financial data set forth below have been derived from our audited and unaudited financial statements included in this prospectus beginning on page
F-1. All financial data contained in this prospectus represent historical information and do not necessarily indicate our future results.

                                                              Year Ended          Year Ended
                                                              une 30, 2002      June 30, 2003
                                                              ------------      -------------
Statement of Operations Data:                                                    (Unaudited)
Net sales                                                        $14,081,833        $ 15,404,514
Gross profit                                                       4,941,465           5,790,197
Operating expenses                                                 6,561,754           6,279,689
Loss from operations                                             (1,620,289)           (489,492)
Other expenses                                                     (363,853)           (662,913)
Loss before  income taxes                                        (1,984,142)         (1,152,405)
Net loss                                                         (2,016,842)         (1,152,405)
Basic loss per share                                                  (0.20)              (0.11)
Diluted loss per share                                                (0.20)              (0.11)
Weighted average common shares outstanding - basic                10,306,274          10,913,004
Weighted average common and dilutive shares outstanding           10,306,274          10,913,004

                                                                                As of June 30, 2003
                                                                                -------------------
Balance Sheet Data:                                                                  (Unaudited)
Working capital                                                                 $      1,913,302
Total assets                                                                           8,144,341
Capital lease obligations, less current maturities                                        97,134
Long-term debt, less current portion                                                      72,620
Notes payable to stockholders                                                          1,803,010
Stockholders' equity                                                                   3,935,738

                                  RISK FACTORS

         The value of our business and an investment in our common stock is subject to the significant risks inherent in our business. Investors should consider carefully the risks and uncertainties described below and the other information in this prospectus. If any of the events described below actually occur, our profitability may decline or we may incur losses, which in turn could cause the price of our common stock to decline, perhaps significantly.

                          Risks Related To Our Company

Our limited operating history makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

         The concept for Decorize's business model was developed in 2000. The acquisitions of our two operating subsidiaries were completed in June 2001 and
July 2001, respectively. Even though these two operating subsidiaries have operated independently for some time, we have a limited operating history in our current combined form, which makes it difficult to evaluate our business on the basis of historical operations. Also, our largest brand, decorize.com, which accounted for approximately 58% of our sales in fiscal 2003, has only been operational since April 2000. As a consequence, our past results may not be indicative of future results. Although this is true for any business, it is particularly true for us because of our limited operating history. Reliance on historical results may hinder our ability to anticipate and timely adapt to increases or decreases in sales, revenues or expenses. For example, if we overestimate our future sales for a particular period or periods based on our historical growth rate, we may increase our overhead and other operating expenses to a greater degree than we would have if we correctly anticipated the lower sales level for that period and reduced our controllable expenses accordingly. If we make poor budgetary decisions as a result of unreliable historical data, we could be less profitable or incur losses, which may result in a decline in our stock price.

We have incurred losses historically, and we may not be able to attain or maintain profitability.

         We incurred a net loss of $1,152,405 for the fiscal year ended June 30,
2003. Although our revenues increased significantly since the beginning of fiscal 2002, our operating expenses have decreased slightly. We cannot assure you that our profit levels will continue to grow, even if sales continue to increase. We will need to generate greater revenues to achieve and maintain profitability in the future. If our operating losses continue on a long-term basis, our stock price may decline, perhaps significantly, and you could lose the value of your investment.

Our customers have no obligation to purchase from us, which may result in sudden declines in sales.

         Our customer mix currently consists of approximately twelve large retailers, and more than a thousand small retailers, designers and decorators.
We do not have supply agreements or other volume commitments that are binding on our customers, and our sales originate solely from individual purchase orders that we negotiate with our individual customers. As a consequence, our customers are not obligated to purchase any amount of our products and they may choose to stop or decrease their level of product purchases from us at any time, without giving us prior notice. This could cause our sales to fluctuate, and we could experience a sudden and unexpected decline in sales. We could experience unexpected operational losses if our customer sales were to decline significantly without notice. Furthermore, our revenue projections are subject to greater uncertainty than if we had volume commitments from one or more of our largest customers. Although our top five customers in fiscal year 2003 accounted for approximately 59% of our revenues in that year, we cannot assure you that these customers, or any of our customers, will continue to purchase our products in significant volume, or at all.

We are implementing a strategy to grow and expand our business, which is expensive and may not generate increases in our revenues.

         We intend to expand our business, and we are incurring expenses associated with our growth and expansion. Although we recently raised funds through private offerings to implement our growth strategy, these funds may not be adequate to offset all of the expenses we incur in expanding our business. As part of our growth strategy, we have expanded our technology infrastructure by installing new telephony and information systems at a cost in excess of
$150,000. In addition, during the last fiscal year we hired additional personnel in the United States and overseas, which caused our operating expenses to increase. We intend to hire additional employees overseas and to continue upgrading our technological infrastructure to improve quality and cost controls, operating efficiency, and customer service capabilities. We will need to generate greater revenues to offset expenses associated with our growth, and we may be unsuccessful in achieving greater revenues, despite our attempts to grow our business. If our growth strategies do not result in increased revenues, we may have to abandon our plans for further growth or even reduce the current size of our operations.

We may need to raise additional funds, and these funds may not be available when we need them.

         Based on our current plans, we are adjusting our operating expenses so that cash generated from operations and from working capital financing is expected to be sufficient for the foreseeable future to fund our operations at our currently forecasted levels. However, if our forecasts are inaccurate, we will need to raise additional funds. In addition, we expect that we will need to raise additional funds if we decide to pursue more rapid expansion, the development of new or enhanced services and products, appropriate responses to competitive pressures, or the acquisition of complementary businesses or technologies, or if we must respond to unanticipated events that require us to make additional investments. There can be no assurance that additional financing will be available when needed on favorable terms, or at all. If these funds are not available when we need them, then we may need to change our business strategy and reduce our rate of growth.

We must effectively manage the growth of our operations, or we may outgrow our current infrastructure.

         During the period from June 1, 2001 to June 30, 2003, our total number of employees increased from 7 to 60, including 8 employees in Asia. We experienced high sales growth in fiscal years 2002, which at times exceeded the capacity of our infrastructure and resulted in a backlog of customer orders.
Although we were able to resolve those capacity issues by hiring additional personnel and upgrading our technology infrastructure, we will continue pursuing additional sales growth for our company. If we expand too quickly, or if our infrastructure does not improve rapidly enough, our customer orders could again outpace our ability to meet our customers' needs, which could force us to delay or reduce customer orders. Expanding our infrastructure will be expensive, and will require us to train our workforce, and improve our financial and managerial controls to keep pace with the growth of our operations.

We may engage in acquisitions, which will consume resources and may be unsuccessful or unprofitable.

         We may explore the possibility of acquiring other businesses; however, acquisitions are not always successful or profitable. Any future acquisitions could expose us to risks, including risks associated with assimilating new operations, technologies and personnel; diversion of resources from our existing businesses; inability to generate revenues sufficient to offset associated acquisition costs; and risks associated with the maintenance of uniform standards, controls, procedures and policies. Acquisitions may also result in additional expenses from amortizing acquired intangible assets. If we attempt an acquisition and are unsuccessful in its completion, we will likely incur significant expenses without any benefit to our company. If we are successful in completing an acquisition, the risks and other problems we face may ultimately make the acquisition unprofitable. Failed acquisition transactions and underperforming completed acquisitions would burden us with significant costs without any corresponding benefits to us, which could cause our stock price to decrease, perhaps significantly.

We face substantial competition from numerous sources, many of which have access to better resources.

         Competition in the wholesale market for home furnishings is intense. We compete with a diverse group of wholesalers ranging from internet businesses to traditional brick-and-mortar companies, many of which have greater

                                       5

resources than Decorize. We believe that barriers to entry in the wholesale furniture and home furnishings market are not significant and start-up costs are relatively low, so our competition may increase in the future. Our belief that there are minimal barriers to entry is based on our observation that operations such as Decorize's do not require the wholesalers to own warehouses, showrooms and factories to operate, which we think is because (i) our direct ship business model can be operated with minimal warehousing needs and costs, which are significantly less than traditional models, (ii) wholesale product orders can be placed after receipt of customer orders, in order to further reduce warehousing needs, (iii) samples can be shown to customers at little or no cost, without the necessity of showroom space for actual product, (iv) if a competitor wants showroom space, it is typically available for lease at competitive rates in most
United States markets, and (v) all manufacturing can be done by third party suppliers, so there is no need to own or lease a manufacturing facility. New competitors may be able to launch new businesses similar to ours, and current competitors may replicate our business model, at a relatively low cost. If wholesalers with significantly greater resources than Decorize decide to replicate our business model, they may be able to quickly gain recognition and acceptance of their business methods and products through marketing and promotion. We may not have the resources to compete effectively with current or future competitors. If we are unable to effectively compete, we will lose sales to our competitors and our revenues will decline.

Our directors have the ability to significantly influence any matters to be decided by the stockholders, which may prevent or delay a change in control of our company.

         The current members of our Board of Directors beneficially own, in the aggregate, approximately 53.8% of our common stock, on a fully diluted basis.
Our directors will continue to own a significant portion of the common stock after completion of the offering by the selling stockholders. As a result, if they choose to vote in concert, our directors are collectively able to significantly influence the outcome of any corporate matters submitted to our stockholders for approval, including any transaction that might cause a change in control, such as a merger or acquisition. It is unlikely that stockholders in favor of a matter that is opposed by the board of directors, would be able to obtain the number of votes necessary to overrule the board.

Because we do not manufacture or warehouse most of our products in the United
States, a disruption in the delivery of imported products may have a greater effect on us than on our competitors.

         We primarily import products that we have purchased or had manufactured for us overseas. Merchandise imported directly from these overseas manufacturers currently accounts for approximately 92% of our total purchases. Because we import the majority of our products and deliver them directly to our customers, we believe that disruptions in shipping deliveries may have a greater effect on us than on competitors who manufacture or warehouse products in the United
States. Deliveries of our products may be disrupted through factors such as:

     o    raw material shortages, work stoppages, strikes and political unrest;
     o    problems with ocean shipping, including work stoppages and shipping container shortages;
     o    increased inspections of import shipments or other factors causing delays in shipments; and
     o    economic crises, international disputes and wars.

         For example, we experienced significant delays in shipments due to a dockworkers dispute on the West Coast in fiscal 2003. The delays from this dispute resulted in the cancellation of some customer orders, since we could not obtain products from overseas in a timely manner. Although we managed to minimize the impact of the delays, a longer dispute could have placed us at a serious disadvantage to some of our competitors. Most of our competitors warehouse products that they import from overseas, which allows them to continue delivering their products despite overseas shipping disruptions, at least in the short term. If our competitors are able to deliver products when we cannot, our reputation may be damaged and we may lose customers to our competitors.

If we were required to purchase our imported products in foreign currencies instead of United States dollars, we would be subject to currency rate fluctuations.

         Currently, the products we buy abroad are priced in United States dollars, so we are not directly affected by changes in foreign exchange rates.
If we are required to pay for goods in foreign currencies in the future, then we would be affected by fluctuating currency exchange rates. In that event, we will attempt to enter into foreign currency exchange contracts with major financial institutions to hedge the overseas purchase transactions and limit our exposure to those fluctuations. If we were not able to successfully protect ourselves against those currency rate fluctuations, then our profits on the products subject to those fluctuations would also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

We may need to substantially increase our marketing efforts in order to grow our business, which is expensive.

         In order to grow our business, we will need to develop and maintain widespread recognition and acceptance of Decorize, our business model, and our products. We believe that we have presented our product offering to only a small percentage of the large and medium sized retailer market. Currently, we rely primarily on word of mouth from our existing customers and contacts we develop personally through industry events to promote and market Decorize. In order to successfully grow Decorize, we may need to significantly increase our financial commitment to creating awareness and acceptance of Decorize among retailers, which would be expensive. In fiscal year 2003, marketing and advertising expenses were $38,200, which is less than 1% of our operational expenses for that year. If we fail to successfully market and promote our business, we could lose current customers to our competitors, or our growth efforts may be ineffective. If we incur significant expenses promoting and marketing Decorize, it could cause our profitability to decline.

Our businesses are not diversified, which could result in significant fluctuations in our operating results.

         All of our business is involved in the retail and wholesale marketing of furniture and other home products, and accordingly is dependent upon trends in the home furnishings sector. Downturns in the home furnishings sector could have a material adverse effect on our business. A downturn in the home furnishings sector may reduce our stock price, even if our business is successful.

We have not paid dividends in the past, and do not anticipate paying dividends in the future.

         We have not paid or declared cash dividends to the holders of our common stock, and do not intend to do so in the foreseeable future. We intend to use any excess funds from our operations to operate and grow Decorize. We cannot assure you that we will ever pay dividends to the holders of our common stock.

                         Risks Related To This Offering

Future sales of our common stock in the public market, or the perception that such sales could occur, could cause our stock price to decline, even if our business is doing well.

         The market price of our common stock could drop if a substantial number of shares are issued, particularly if they are sold in the public market or if the market perceives that such sales could occur. An excess number of available shares on the market is likely to depress our stock price. We have issued a number of warrants, options and convertible securities that are currently outstanding, including:

          o    warrants to purchase up to 2,303,142 shares of our stock, at exercise prices ranging from $1.40 to $4.00, 1,713,142 of which shares are being registered for resale by Decorize on behalf of the selling stockholders;

          o    convertible securities for the purchase of up to 535,714 shares of common stock at an average conversion price of $1.40 per share, all of which are being registered for resale in this offering; and

          o    options to purchase 843,906 shares of common stock under our employee stock incentive plan.

In addition to the securities listed above, we may issue up to 2,156,094 additional shares under our employee stock incentive plan.

         Pursuant to this prospectus, on behalf of the selling stockholders we are registering and listing for sale on AMEX, 3,292,427 shares of common stock, including 1,713,142 shares that are issuable to the selling stockholders upon exercise of outstanding warrants and 535,714 shares that are issuable upon conversion of a convertible term

note. These shares are described in the "Selling Stockholders" section on page 9 of this prospectus. After these shares are registered, they may be sold in the public market, which could cause the market price of our common stock to drop by increasing the number of shares offered for sale to the public. An overabundance of available shares on the market may limit the price growth potential of our common stock even if our business is doing well, because the available supply may exceed the demand for our shares. In addition, these securities may impair our ability to raise needed capital by depressing the price at which we could sell our common stock.

The current public market for our common stock is limited and highly volatile, which generally affects the price of our common stock.

         The shares of common stock offered pursuant to this prospectus will be listed for trading on AMEX. However, we have only been listed on AMEX since
March 2002, and trading activity in our common stock should be considered sporadic, illiquid and highly volatile. An active trading market for our common stock may not exist in the future. Even if a market for the common stock offered pursuant to this prospectus continues to exist, investors may not be able to resell their common stock at or above the purchase price for which such investors purchased such shares.

Because of our low stock price, we may become subject to "penny stock"
regulations, which place restrictions on the trading of our stock.

         The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exemptions. Decorize is currently exempt from complying with the SEC's penny stock regulations because our common stock is listed for trading on AMEX. However, we could become subject to the penny stock regulations if we are delisted from AMEX or if the SEC expands the coverage of its penny stock regulations so that AMEX listing is no longer an exemption. The penny stock regulations provide that, unless an exemption is available, a penny stock transaction must be preceded by the delivery of a disclosure schedule explaining the penny stock market and its risks. In addition, under these regulations broker/dealers who recommend penny stocks to persons other than established customers and certain accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to the proposed transaction prior to the sale. If we become subject to penny stock regulations, it would be more difficult for investors to purchase or sell our common stock due to the additional restrictions imposed by those regulations, which could depress our stock price.

Our forward-looking statements may prove to be inaccurate.

         This prospectus and the Registration Statement on Form SB-2 of which this prospectus is a part, contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange
Act, including statements about Decorize's forecasts, expectations, beliefs, performance, plans, strategy, objectives, and intentions. Although we believe that the forecasts, expectations, beliefs, performance, plans, strategy, objectives and intentions reflected in, or suggested by, those forward-looking statements are reasonable, it is possible that one or more, or even all, of them may not be achieved or realized. Factors that could cause actual results to differ materially from the forward-looking statements made in this prospectus are set forth in this "Risk Factors" section and elsewhere in this prospectus.
All forward-looking statements attributable to Decorize are qualified in their entirety by those cautionary statements. Forecasts are particularly likely to be inaccurate, especially over long periods of time.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

         This prospectus and the Registration Statement on Form SB-2 of which this prospectus is a part contain forward-looking statements. The words
"intend," "anticipate," "believe," "estimate," "plan" and "expect," and similar expressions as they relate to us, are included to identify these forward-looking statements. Forward-looking statements include those that address activities, developments or events that we expect or anticipate will or may occur in the future. All statements other than statements of historical facts contained in this prospectus and the registration statement, including statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. The actual outcome of the events described in these forward-looking statements could differ materially. Risks,

uncertainties and assumptions that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include, among other things:

          o    the risks associated with growth;

          o    our inability to purchase and manufacture merchandise at
               attractive prices;

          o    changes in consumer demand and preferences that cause people to desire products other than those traditionally offered by
               Decorize; and

          o    risks associated with our lack of liquidity.

These factors expressly qualify all subsequent oral and written forward-looking statements attributable to us or persons acting on our behalf.

         A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe we have chosen these assumptions or bases in good faith and that they are reasonable. However, we caution you that assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending on the circumstances. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and any prospectus supplement. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any intention or obligation to update forward-looking statements after we distribute this prospectus and the applicable prospectus supplement.

                                 USE OF PROCEEDS

         This prospectus has been distributed solely to permit the selling stockholders to offer and sell shares of our common stock to the public.
Decorize is not offering shares for sale, and it will receive no proceeds from the resale of shares by the selling stockholders. However, we have received proceeds from the original issuance of the outstanding shares covered by this prospectus. In addition, we will receive proceeds in the amount of the exercise price of the warrants, or the conversion price of the convertible note, for shares of common stock issued in exchange for those securities that are covered by this prospectus. Assuming exercise of all such warrants, the gross proceeds to us from the exercise of all such warrants would be $4,590,798. We intend to use any proceeds from exercise of such warrants for working capital and general corporate purposes. If the convertible note issued to NestUSA is converted into shares of common stock, our long-term liabilities would be reduced by the amount of principal and accrued interest converted into such shares.

                         DETERMINATION OF OFFERING PRICE

         This offering is being effected solely to allow the selling stockholders to offer and sell the shares of our common stock to the public. The selling stockholders may offer for resale some or all of their shares at the time and price that they choose. On any given day, the price per share is likely to be based on the bid price for our common stock as quoted on AMEX on the date of sale, unless shares are sold in private transactions. Consequently, we cannot currently make a determination of the price at which shares offered for resale pursuant to this prospectus may be sold.

                              SELLING STOCKHOLDERS

         The table appearing below sets forth the beneficial ownership of our common stock by the selling stockholders as of September 5, 2003, and after giving effect to the sale of the shares of common stock offered hereby. Except as otherwise noted, each of the selling stockholders named below has sole voting and investment power with respect to the shares of common stock beneficially owned by that selling stockholder. The table also sets forth (a) the name of each selling stockholder, (b) the number of shares of common stock beneficially owned by each selling stockholder, (c) the number of shares of common stock that may be sold in this offering by each selling stockholder, and (d) the number and percentage of shares of common stock each selling stockholder will beneficially own after the offering, assuming they sell all of the shares offered. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock that are issuable upon the exercise of outstanding options, warrants, convertible securities or other purchase rights, to the extent exercisable within sixty days of the date of this prospectus, are treated as outstanding for purposes of computing each selling stockholder's percentage ownership of outstanding shares.

                                Number of Shares                           Number of Shares     Percentage of Shares
          Name of              Beneficially Owned    Number of Shares     Beneficially Owned     Beneficially Owned
      Beneficial Owner        before the Offering    Offered for Sale    after the Offering(1)   after the Offering
      ----------------        -------------------    ----------------    ---------------------   ------------------

NestUSA, Inc.                         1,211,714(2)            1,211,714                      0                      *
Quest Capital Alliance                  914,286(3)              914,286                      0                      *
Pequot Scout Fund, L.P.                 330,000(4)              330,000                      0                      *
Pequot Navigator Offshore               170,000(5)              170,000                      0                      *
    Fund, L.P.
Gryphon Master Fund                     285,714(6)              285,714                      0                      *
Gary Stein Roth IRA                      71,428(7)               71,428                      0                      *
Jack DeArmon                             40,000(8)               40,000                      0                      *
Joanna DeArmon                           40,000(9)               40,000                      0                      *
Fabian Garcia                          263,070(10)               40,000                223,070                  1.88%
J. Richard Iler                        42,857 (11)               42,857                      0                      *
Robert J. Smith                       102,857 (12)               42,857                 60,000                      *
Stonegate Securities, Inc.              17,857(13)               17,857                      0                      *
Scott R. Griffith                      46,429 (14)               28,572                      0                      *
Robert R. Blakely                      28,572 (15)               28,572                      0                      *
Jesse B. Shelmire                      46,427 (16)               28,570                      0                      *

*Less than 1%.

         (1) Assumes that all of the securities offered hereby are sold.
         (2) Includes 80,000 shares issuable upon exercise of warrants at an exercise price of $4.00 per share, 535,714 shares (as adjusted from an initial
300,000 shares in accordance with the antidilution provisions of such instrument due to the private placement completed in November and December of 2002)
issuable upon conversion of a convertible term note, in the original principal amount of $750,000, at a conversion price of $1.40 per share, 300,000 shares issuable upon exercise of warrants at an exercise price of $1.50 per share, and
216,000 shares issuable upon exercise of warrants at an exercise price of $2.80 per share. Marwan M. Atalla is the President of this selling stockholder and has the right to exercise control over the voting and disposition of the shares of
Decorize common stock owned by it.
         (3) Includes 100,000 shares issuable upon exercise of warrants at an exercise price of $4.00 per share and 357,143 shares issuable upon exercise of warrants at an exercisable price of $2.80 per share. Steven W. Fox is the general manager of Quest Capital Alliance and controls the right to vote and dispose of the shares of Decorize common stock owned by Quest Capital Alliance.
         (4) Includes 165,000 shares issuable upon the exercise of warrants at an exercise price of $2.80 per share. We have been informed that Pequot Capital
Management, Inc. ("PCM") is the investment manager of Pequot Scout Fund, L.P.
Voting and investment control over the shares of Decorize common stock owned by
Pequot Scout Fund, L.P. is shared at PCM by Arthur J. Samberg and Kevin O'Brien, the sole executive officers and directors of PCM. Mr. Samberg is the controlling stockholder of PCM.

         (5) Includes 85,000 shares issuable upon the exercise of warrants at an exercise price of $2.80 per share. We have been informed that PCM is the investment manager of Pequot Navigator Offshore Fund, L.P. Voting and investment control over the shares of Decorize common stock owned by Pequot Scout Fund,
L.P. is shared at PCM by Arthur J. Samberg and Kevin O'Brien, the sole executive officers and directors of PCM. Mr. Samberg is the controlling stockholder of
PCM.
         (6) Includes 142,857 shares issuable upon the exercise of warrants at an exercise price of $2.80 per share. We have been informed that E.B. Lyon IV is the authorized agent of Gryphon Master Fund, and has the right to vote and exercise control over the disposition of the shares of Decorize common stock owned by Gryphon Master Fund.
         (7) Includes 35,714 shares issuable upon the exercise of warrants at an exercise price of $2.80 per share. We have been informed that Gary Stein is the individual who has the right to exercise control over the voting and disposition of the shares of Decorize common stock owned by Gary Stein Roth IRA.
         (8)      Includes  20,000 shares issuable  upon  exercise of warrants at an exercise  price of $4.00 per share.
         (9) Includes 20,000 shares issuable upon exercise of warrants at an exercise price of $4.00 per share. (10) Mr. Garcia serves as a director of
Decorize. Includes 20,000 shares issuable upon exercise of warrants at an exercise price of $3.00 per share and stock options to purchase 70,000 shares of common stock under the Decorize stock option plan.
         (11) Includes 21,429 shares issuable upon exercise of warrants at an exercise price of $1.68 per share and 21,428 shares issuable upon exercise of warrants at an exercise price of $3.36 per share.
         (12) Includes 21,428 shares issuable upon exercise of warrants at an exercise price of $1.68 per share and 21,429 shares issuable upon exercise of warrants at an exercise price of $3.36 per share.
         (13) We have been informed that voting and investment control over the shares of Decorize common stock owned by Stonegate Securities, Inc. is shared by
Scott R. Griffith, its President, and Jesse B. Shelmire, its
Secretary-Treasurer, who are the authorized representatives of Stonegate.
         (14) Includes 14,286 shares issuable upon exercise of warrants at an exercise price of $1.40 per share, and 14,286 shares issuable upon exercise of warrants at an exercise price of $2.80 per share. Also includes 17,857 shares held by Stonegate, which may be deemed to be beneficially owned by Mr. Griffith as a result of his shared control over the voting and investment of those shares; however, Mr. Griffith disclaims any beneficial ownership of the shares owned by Stonegate.
         (15) Includes 14,286 shares issuable upon exercise of warrants at an exercise price of $1.40 per share, and 14,286 shares issuable upon exercise of warrants at an exercise price of $2.80 per share.
         (16) Includes 14,285 shares issuable upon exercise of warrants at an exercise price of $1.40 per share, and 14,285 shares issuable upon exercise of warrants at an exercise price of $2.80 per share. Also includes 17,857 shares held by Stonegate, which may be deemed to be beneficially owned by Mr. Shelmire as a result of his shared control over the voting and investment of those shares; however, Mr. Shelmire disclaims any beneficial ownership of the shares owned by Stonegate.

         The selling stockholders acquired the shares of common stock offered by this prospectus, including those issuable under the convertible note and warrants, from Decorize in various private placements completed by Decorize, which are described below:

          o    a private placement of a 6% convertible term note in the original principal amount of $750,000, which is convertible into 535,714 shares of common stock (as adjusted from an initial 300,000 shares in accordance with the antidilution provisions of such note due to the private placement completed in December 2002), and warrants exercisable for another 300,000 shares of common stock at an exercise price of $1.50 per share (as adjusted from an initial exercise price of $3.00 per share) on February 26,
               2002. The convertible term note was amended effective January 1,
               2003, to adjust the principal and interest payment schedule, and in connection with the amendment of the note, we issued the holder of the note new warrants for an additional 216,000 shares, at an exercise price of $2.80 per share;

          o    a private placement of 220,000 units at prices between $2.25 and
               $2.50 per unit, with each unit consisting of one share of common stock and a five-year warrant to acquire an additional share of common stock at an initial exercise price of $4.00 per share, which was closed on February 27, 2002;

                                       10

          o    a private placement of 20,000 shares of common stock at a price of $2.50 per share and warrants to acquire an additional 20,000 shares of common stock at an initial exercise price of $3.00 per share on May 6, 2002; and

          o    a private placement of 785,714 shares of common stock at a price of $1.40 per share and warrants to acquire an additional 785,714 shares of common stock at an initial exercise price of $2.80 per share, which had two separate closings on November 19, 2002 and
               December 2, 2002. Decorize issued an additional set of warrants for an aggregate 85,714 shares to employees of Stonegate
               Securities, Inc., the placement agent that acted on Decorize's behalf in such placements, at the direction of Stonegate, with
               42,857 shares being issuable for an exercise price equal to $1.40 per share, 42,857 shares being issuable for an exercise price equal to $2.80 per share. In addition, Decorize issued an
               additional 17,857 shares of common stock to Stonegate as a portion of its placement fee. Decorize also issued warrants to
               Mr. Smith and Mr. Iler, as consideration for acting as financial advisors in connection with the offering, which were exercisable for 42,857 shares at an exercise price equal to $1.68 per share and 42,857 shares at an exercise price equal to $3.36 per share.

         Decorize is registering the shares of the selling stockholders pursuant to certain registration rights granted to them under registration rights agreements entered into in connection with the private placements. The offering of the shares will terminate as of the date on which all shares offered hereby have been sold.

                              PLAN OF DISTRIBUTION

         The selling stockholders may offer the shares of common stock from time to time in open market transactions (which may include block transactions) or otherwise in the over-the-counter market through AMEX or in private transactions at prices relating to prevailing market prices or at negotiated prices. The selling stockholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or purchasers of the shares for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling stockholders and any broker-dealer acting in connection with the sale of the shares offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in which event any discounts, concessions or commissions received by them, which are not expected to exceed those customary in the types of transactions involved, or any profit on resales of the shares by them, may be deemed to be underwriting commissions or discounts under the Securities Act. The offering of the shares will terminate upon the earlier to occur of the sale of all the shares and the date on which all of the shares offered hereby that have not been sold are eligible for resale under the
Securities Act, without the volume limitations of Rule 144 of the Securities
Act.

         Decorize is registering the sale of the common stock held by the selling stockholders in satisfaction of its obligations under registration rights agreements that it entered into with each of the selling stockholders in connection with the private offerings in which such stockholders acquired their shares of common stock, common stock warrants and the convertible note. In those registration rights agreements, Decorize agreed to pay the costs, expenses and fees incurred in connection with the registration of the selling stockholders'
shares, which we estimate to be approximately $201,000 (excluding selling commissions and brokerage fees incurred by the selling stockholders). Decorize also agreed to indemnify the selling stockholders, in connection with its registration of the sale of their shares of Decorize common stock, against any losses or damages to which they become subject under applicable state or federal securities laws that arise from an actual or alleged untrue statement of a material fact in this prospectus or the related registration statement or from an actual or alleged omission to state a material fact that causes the statements made in this prospectus or the registration statement to be misleading. However, Decorize is not responsible for indemnifying any selling stockholder against those liabilities to the extent that they arise from an untrue statement or omission that is made in reliance upon and in conformity with written information provided to Decorize from such stockholder for use in the preparation of this prospectus and the related registration statement. The selling stockholders agreed in return to indemnify Decorize against losses or damages arising from such untrue statements or omissions that are made in reliance upon the written information provided by those selling stockholders, but each stockholder's liability is limited to the proceeds received by such stockholder for the registration of the sale of its shares under this prospectus.

                                       11

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         The executive officers and directors of Decorize are as follows:

Name                                   Age          Position
----                                   ---          --------

Kevin Bohren                           45           Chairman of the Board
James K. Parsons                       54           Director, President and CEO
John E. Bagalay, Jr.                   69           Director
Timothy M. Dorgan                      50           Director
Fabian Garcia                          43           Director
Jon T. Baker                           51           Director
J. Michael Sandel                      52           Director and Vice President
Alex Budzinsky                         60           Executive Vice President and Chief Financial Officer
Brent Olson                            34           Vice President - Finance and Treasurer
Gaylen Ball                            51           Secretary and Director of Human Resources

Each of our directors was elected to his current term at the annual meeting of
Decorize's stockholders held in November 2002, except for Dr. Bagalay, who was appointed by the Board of Directors on December 12, 2002, to fill the vacancy created by our increasing the number of members on our Board of Directors. Each director serves for a term that begins on the date of the annual meeting of stockholders at which he is elected, or the date of his appointment by the board to fill a vacancy, as applicable, and continues until the next annual meeting of our stockholders at which his successor is elected and qualified or his earlier resignation or removal. Our directors are not elected in alternating years, and they all serve concurrent terms.

         Additional personal information with respect to our executive officers and directors is provided below.

KEVIN BOHREN. Mr. Bohren was elected a director of Decorize on June 29, 2001, and was appointed as the Chairman of the Board on August 25, 2003, following the resignation of Mr. Baker as Chairman of the Board, President and Chief Executive
Officer. Mr. Bohren serves as Chairman of the Executive Committee and as a member of the Audit Committee. Mr. Bohren is also Chairman of the Board of
BigTick Financial Services, Inc., a financial services start-up company in
Chicago, Illinois. Prior to his involvement with BigTick, Mr. Bohren served as
Vice President, Business Development and Communications with RLX Technologies.
From January 1997 to October 1998, Mr. Bohren served as President and Chief
Executive Officer of Traveling Software Company. Mr. Bohren worked with Compaq
Computer Corp. for 14 years until January 1997, serving in various capacities including Vice President and General Manager of the Commercial Desktop Division,
Vice President for Consumer Product Marketing, and Vice President for Systems
Marketing. While there, he successfully launched the Presario(TM), Compaq's first consumer desktop brand. Since 1996, Mr. Bohren has served as President and
Chief Executive Officer of LapLink.com, a remote communications software company. He serves on the Board of Directors for ReplyTV, a digital video recorder and service; the Tomorrow Factory, a start-up e-commerce infrastructure company; and Amerson Music Ministries. Mr. Bohren earned a bachelor of arts degree from the University of Minnesota.

JAMES K. PARSONS. Mr. Parsons was appointed by the Board of Directors as
President and Chief Executive Officer on August 25, 2003, to serve in that capacity until the Board of Directors appoints a permanent Chief Executive
Officer to replace Mr. Baker, who resigned on that date. Mr. Parsons also serves as a member of the Executive Committee. He has served as director and Executive
Vice President of Decorize since June 29, 2001. Mr. Parsons co-founded
decorize.com. From 1983 to the present, Mr. Parsons has served as President of
GuildMaster, which he founded and co-owned, and which is now a wholly-owned subsidiary of Decorize. GuildMaster has been recognized as a design leader in the industry and has created such successful brands as the Arnold Palmer Home
Collection, Tin Revival and America Country West. Previously, Mr. Parsons
founded and owned a collection of home furnishings-related businesses in
Springfield, Missouri and a design studio in Kansas City, Missouri. Mr. Parsons graduated from Evangel University with a Bachelor of Science degree.

                                       12

JOHN E. BAGALAY, JR., PhD. Dr. Bagalay was appointed a director of Decorize on
December 12, 2002, by the unanimous vote of our Board of Directors. He was appointed to the Audit Committee at the same time and has been elected as its
Chairman. Dr. Bagalay also serves as a member of the Executive Committee. Dr
Bagalay has served as Senior Advisor to the Chancellor of Boston University
since January 1998. He is a director and serves as Chairman of Wave Systems
Corp. Dr. Bagalay also served as Chief Operating Officer of Eurus Technologies,
Inc. from January 1999 to December 1999 and Chief Financial Officer of Eurus
International, Limited (formerly known as Eurus Technologies, Inc.) since
January 1999. He served as the President and CEO of Cytogen Corporation from
January 1998 to January 1999 and Chief Financial Officer from October 1997 to
September 1998. Prior to that time, he served as Managing Director, Community
Technology Fund, the venture capital affiliate of Boston University from
September 1989 to December 1997, and was the former General Counsel of Lower
Colorado River Authority, Texas Commerce Bancshares, Inc. and Houston First
Financial Group. Dr. Bagalay currently serves as a director of Wave Systems
Corp., Cytogen Corporation, and several privately held companies.

TIMOTHY M. DORGAN. Mr. Dorgan was elected as director of Decorize on June 29,
2001. Mr. Dorgan serves on the Audit Committee. Since January 2003, Mr. Dorgan
has served as General Manager of J. Brown and Associates, the Specialty
Marketing Division of Grey Advertising. From May 2000, Mr. Dorgan has served as
President of TMD Consulting, a firm specializing in e-commerce and nurturing emerging, new economy businesses. From May 1999 to May 2000, Mr. Dorgan served as Senior Vice President e-commerce of Follett Higher Education Group, a privately-held company whose core business is the management of 630 college bookstores. From January 1995 to May 1999, Mr. Dorgan served as Executive Vice
President Product Management and Marketing of Peapod, Inc., an online grocery shopping and delivery service company. Mr. Dorgan also served as President of
Ketchum Advertising - Chicago, a worldwide marketing services firm, and
President of Noble & Associates - Chicago, an integrated marketing service company that focused on the food category. Mr. Dorgan earned a bachelor of science degree from the University of Illinois.

FABIAN GARCIA. Mr. Garcia was elected a director of Decorize on June 29, 2001.
From August 2003 to the present, Mr. Garcia has served as President,
Asia-Pacific Division of Colgate - Palmolive Company. From April 2002 to August
2003, Mr. Garcia served as Sr. Vice President International for The Timberland
Co., where he was charged with growing Timberland's international brand. From
August 1996 to December 2001, Mr. Garcia served as President of Chanel Asia
Pacific, managing the most important sources of income for the high-end French brand. Mr. Garcia managed the total Chanel business in Asia Pacific, including high end fashion, fine jewelry and watches, fragrances and cosmetics. From
January 1994 to May 1996, Mr. Garcia served as Vice President and General
Manager of Max Factor-Japan. From 1989 to 1994, he served as Managing Director for Procter & Gamble in Venezuela. Mr. Garcia completed his Chemical Engineering studies in Venezuela.

JON T. BAKER. Mr. Baker was elected a director and Chairman of the Board of
Decorize on June 29, 2001, and appointed President and Chief Executive Officer on the same day. Mr. Baker resigned his position as Chairman of the Board,
President and Chief Executive Officer effective on August 25, 2003, but he is continuing to serve as a director. Mr. Baker co-founded decorize.com, which subsequently changed its name to Decorate, Inc., and then was merged into
Decorize following the merger with Guidelocator in March 2000. From July 1997 to
May 2000, Mr. Baker served as Managing Partner of GuildMaster, Inc., a home furnishings manufacturer located in Missouri, now a wholly owned subsidiary of
Decorize. From October 1992 to June 2000, Mr. Baker owned and operated Baker
McCormick Group, Inc., a national leadership consulting and training company with clients ranging from Sprint to Anheuser Busch, Inc. Previously, Mr. Baker served as President and Chief Operating Officer of Noble Communications, a
marketing communications company. He also served as Division Chairman for Earle,
Palmer, Brown, a marketing services firm. Mr. Baker began his career in marketing with Procter & Gamble. He has been responsible for building brands for
Stouffers, B.F. Goodrich, Tyson Foods, and Ralston Purina. Mr. Baker graduated from Kent State University with a degree in Advertising.

J. MICHAEL SANDEL. Mr. Sandel was appointed as Vice President and a director of
Decorize as of July 31, 2001 in conjunction with Decorize's acquisition of Faith
Walk, of which he was a co-owner. Mr. Sandel and his wife, Kitty Sandel, founded
Faith Walk in 1985 to focus on upscale hand-painted furniture. In 1997, the
Sandels opened a retail outlet related to Faith Walk under the name Odds & Ends,
L.P., the assets of which were contributed to Faith Walk in July 2001. Mr.
Sandel studied for two years at the University of Houston working toward an arts degree. Subsequently, as an artist and designer, he opened and operated a retail store focused on the floral category of

                                       13

furnishings which was owned by the Sandels for approximately five years and operated under the name of Golden Mushroom.

ALEX BUDZINSKY. Mr. Budzinsky was appointed Executive Vice President and Chief
Financial Officer in January 2002. From September through December 2001, he taught Finance at the University of San Diego. From July 1998 to April 2001, he
was Executive Vice President and Director of United America eHealth
Technologies, Inc., a provider of healthcare information technology. From
September 1996 to July 1998, Mr. Budzinsky served at various times as President,
Chairman, CEO and Director of Archangel Diamond Corporation, a diamond exploration and mining company which discovered and was developing a major diamond deposit in Russia. Mr. Budzinsky participated as founder and senior manager in several other venture companies. He previously spent 20 years in corporate finance and investment banking with Citibank, Dean Witter, Merrill
Lynch and others. Mr. Budzinsky received his MBA degree from the University of
Chicago, a masters degree from Rutgers University and a bachelor of arts degree from John Carroll University.

BRENT OLSON. Mr. Olson was appointed Vice President of Finance and Treasurer of
Decorize on June 29, 2001. He also served as Chief Financial Officer of Decorize from June 2001 until January 2002. Beginning in January 2001, Mr. Olson held similar positions with Decorate, Inc. During the period from June 1995 to
January 2001, Mr. Olson worked for John Q. Hammons Hotels, Inc., an owner and operator of 53 hotel properties nationwide. While there he served as Auditor,
Accountant and Corporate Accounting Manager. Mr. Olson earned a BS in Accounting from Southwest Missouri State University.

GAYLEN BALL. Ms. Ball was appointed Corporate Secretary and Director of Human
Resources of Decorize on June 29, 2001, and she served as Office Manager of
decorize.com from its inception. From 1982 to March 2000, Ms. Ball worked for
Noble Communications Co. serving as Data Processing Manager for the research division, Director of MIS, and Director of Human Resources.

Each of our principal officers is elected by, and serves at the pleasure of, the
Board of Directors.

                                       14

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding beneficial ownership of the common stock as of September 5, 2003, by (i) all persons known by Decorize to be the owner of record or beneficially of more than five percent of the outstanding common stock, (ii) each director of Decorize, (iii) each executive officer of Decorize listed in the Summary Compensation Table set forth under the caption "Executive Compensation," on page 35 of this prospectus, and
(iv) all directors and executive officers as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each stockholder identified in the table possesses sole voting and investment power with respect to his shares.

                  Name                           Shares Beneficially Owned(1)                      Percent of Shares (2)
                  ----                           ------------------------------                    ---------------------

NestUSA, Inc.                                                        1,211,714(3)                                   9.8%
     1800 Bering Drive, Suite 755
     Houston, TX  77057
Quest Capital Alliance                                                 914,286(4)                                   7.8%
     3140 East Division
     Springfield, MO
Jon T. Baker                                                            2,330,741                                  20.7%
     1938 E. Phelps
     Springfield, MO 65802
James K. Parsons                                                        2,932,970                                  26.0%
     1938 E. Phelps
     Springfield, MO 65802
Kevin Bohren                                                           421,908(5)                                   3.7%
     P.O. Box 6632
     Avon, CO 81620
Timothy M. Dorgan                                                       65,768(6)                                   0.6%
     350 May Avenue
     Glen Ellyn, IL 60137
Fabian Garcia                                                          263,070(7)                                   2.3%
     8 A Camden Park
     Singapore 299799
J. Michael Sandel                                                         161,443                                   1.4%
     10825 Barley Lane, Suite D
     Houston, TX 77070
Shane Matthews                                                          71,128(8)                                   0.6%
     1938 E. Phelps
     Springfield, MO 65802
John E. Bagalay, Jr., PhD.                                                  4,348                                  0.03%
     1938 E. Phelps
     Springfield, MO 65802
Alex Budzinsky                                                         130,667(9)                                   1.1%
     1938 E. Phelps
     Springfield, MO 65802
All Executive Officers and                                              6,416,354                                  54.9%
   Directors as a Group (9 persons)(10)
----------------------------

(1)      Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and unless otherwise indicated, represents securities for which the beneficial owner has sole voting and investment power. Any securities held in the name of, and under, the voting and investment authority of a spouse of an executive officer or director have been excluded.
(2)      Reflects the number of shares outstanding on September 5, 2003, and with respect to the percentage calculated for each individual shareholder or group of shareholders, it is assumed that such shareholder or

                                       15

         group exercises all of the stock options owned by such
         individual or group that are exercisable currently or within 60 days of
         September 5, 2003.
(3)      Includes 80,000 shares issuable upon exercise of warrants at an exercise price of $4.00 per share, 535,714 shares (as adjusted from an initial 300,000 shares in accordance with the antidilution provisions of such instrument due to the private placement completed in November and December of 2002) issuable upon conversion of a convertible term note, in the original principal amount of $750,000, at a conversion price of $1.40 per share, 300,000 shares issuable upon exercise of warrants at an exercise price of $1.50 per share, and 216,000 shares issuable upon exercise of warrants at an exercise price of $2.80 per share. Marwan M. Atalla is the President of this selling stockholder and has the right to exercise control over the voting and disposition of the shares of Decorize common stock owned by it.
(4)      Includes 100,000 shares issuable upon exercise of warrants at an exercise price of $4.00 per share and 357,143 shares issuable upon exercise of warrants at an exercisable price of $2.80 per share. Steven
         W. Fox is the general manager of Quest Capital Alliance and controls the right to vote and disposition of the shares of Decorize common stock owned by Quest Capital Alliance.
(5)      Includes 10,000 shares issuable upon the exercise of stock options granted under Decorize's stock option plan, at an exercise price equal to $2.60 per share, and another 70,000 shares issuable under warrants at an exercise price of $2.00 per share.
(6)      Includes 10,000 shares issuable upon the exercise of stock options granted under Decorize's stock option plan, at an exercise price equal to $2.60 per share.
(7)      Includes 10,000 shares issuable upon the exercise of stock options granted under Decorize's stock option plan, at an exercise price equal to $2.60 per share, 20,000 shares issuable under employee stock options with an exercise price equal to $3.95 per share, and another 20,000 shares issuable under employee stock options with an exercise price equal to $2.40 per share. Also includes 20,000 shares issuable upon exercise of warrants at an exercise price of $3.00 per share.
(8)      Includes 39,941 shares issuable upon the exercise of stock options granted under Decorize's 1999 Stock Option Plan, at an exercise price equal to $1.13 per share, and another 3,333 shares issuable under employee stock options with an exercise price equal to $2.65 per share.
(9)      Includes 100,000 shares issuable upon exercise of stock options granted under Decorize's 1999 Stock Option Plan, at an exercise price equal to
         $2.70 per share, and another 40,000 shares issuable under employee stock options at an exercise price equal to $2.40 per share.
(10)     Includes all executive officers and directors of Decorize, as a group, as of September 5, 2003.

                                       16

                            DESCRIPTION OF SECURITIES

         Our authorized stock consists of 50 million shares of common stock, par value $.001 per share, and 10 million shares of preferred stock, $.001 stated
value per share. The following is a summary of the terms and provisions of our capital stock and the material applicable terms of our certificate of incorporation and bylaws. You should also review our certificate of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus is a part.

Common Stock

         We are authorized to issue up to 50 million shares of common stock, each of which is entitled to one vote per share. The holders of our common stock:

          o    have equal ratable rights to dividends from funds legally
               available therefor, when, as and if declared by our Board of
               Directors;

          o    are entitled to share ratably in all of our company's assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of Decorize's affairs; and

          o    do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights.

         Holders of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares voting for the election of directors can elect all of the directors to be elected, if they so choose, and in such event the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

         Our Board of Directors is authorized, without further action by the stockholders, to issue up to 10 million shares of preferred stock and to establish, without stockholder approval, one or more classes or series of
Decorize preferred stock having the number of shares, designations, relative voting rights, dividend rates, liquidation and other rights, preferences, and limitations that our Board of Directors may designate. No shares of our preferred stock are issued or outstanding. The issuance of our preferred stock could adversely affect the voting power of holders of our common stock and restrict their rights to receive payments upon our liquidation. It could also have the effect of delaying, deferring or preventing a change in control of
Decorize. We have no present plan to issue any shares of preferred stock.

Delaware Anti-Takeover Law and Certain Charter and Bylaw Provisions

         Board of Directors. Our certificate of incorporation provides that the number of members of our Board of Directors will be fixed from time to time in the manner established in our bylaws, which provide that our Board of Directors will set the number of members of our Board or Directors by a duly adopted resolution. In addition, under our certificate of incorporation, directors may be removed only for cause by the affirmative vote of a majority of the then-outstanding shares of our capital stock entitled to vote. Cause for removal is defined by the certificate of incorporation as (i) conviction of a felony that is no longer subject to appeal, (ii) adjudication by a court of competent jurisdiction that the director is liable for gross negligence, recklessness or misconduct in the performance of his duty to the corporation in a matter of substantial importance to the corporation, which is no longer subject to appeal, or (iii) the director is adjudicated to be mentally incompetent by a court of competent jurisdiction, in a manner that directly affects his ability as a director, which adjudication is no longer subject to appeal. Our bylaws provide that vacancies on our Board of Directors will be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum, and that the newly elected director shall serve for the unexpired term of his or her predecessor. The likely effect of the limitations on the removal of directors and filling of vacancies is an increase in the time required for the stockholders to change the composition of our Board of Directors. The provisions in our certificate of incorporation relative to fixing the numbers of directors, the election and the removal of directors are subject to the rights of holders of preferred stock which may be established by our Board of Directors pursuant to

                                       17

our certificate of incorporation in order to permit the holders of preferred stock to elect directors under specified circumstances.

         Our bylaws provide that nominations for the election of directors may be made by the Board of Directors, by a proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors. Under our bylaws, stockholders intending to nominate director candidates for election must give proper advance notice to the secretary of
Decorize at least 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, in the case of a director that is not standing for reelection, a stockholder may give notice of a nominee for the vacated directorship any time before the close of business on the 10th day following written notice from the Board of Directors stating that such directorship is to be elected and the name of the Board of Directors' nominee.
The chairman of any stockholder meeting may refuse to acknowledge the nomination of any person who is not nominated in compliance with the procedure established in the bylaws. Although this does not give the Board of Directors any power to approve or disapprove stockholder nominations for the election of directors, it may have the effect of precluding a contest for the election of directors if these procedures are not followed precisely.

         Stockholder Meetings. Our certificate of incorporation provides that special meetings of the stockholders may be called only by the Chairman of the
Board of Directors, the Chief Executive Officer or by a majority of the members of our Board of Directors. The foregoing provisions could have the effect of delaying until the next stockholders' meeting stockholder actions that are favored by the holders of a majority of the outstanding voting securities of
Decorize.

         Special Vote Required for Business Combinations. We are subject to the provisions of Section 203 of the Delaware General Corporation Law, an
anti-takeover law, and provisions in our certificate of incorporation which relate to transactions with interested stockholders. Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a "business combination"
includes mergers, asset sales having an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation, and other transactions resulting in a financial benefit to the interested stockholder. An "interested stockholder" is generally a person who, together with affiliates and associates, owns (or within three years prior to the date of determination of whether the person is an
"interested stockholder" did own) 15% or more of the corporation's outstanding voting stock.

                             DESCRIPTION OF BUSINESS

         General

         Our company, headquartered in Springfield, Missouri, is a manufacturer and wholesaler of imported home furnishings and home accent items. Decorize,
Inc. does business under the names "decorize.com," "GuildMaster" and "Faith
Walk."

         We became a publicly traded company in July 2001 through a reverse merger with a reporting company named Guidelocator.com and adopted its fiscal year end of June 30. Guidelocator.com was a development stage company that was formed to provide an internet database containing information on fishing guides around the world. The merger has been accounted for as a recapitalization of
Decorate, a predecessor of Decorize. After the merger, Decorize's common stock traded on the over-the-counter market until it became listed for trading on the
American Stock Exchange in March 2002. We did not pursue any fishing guide related business after the merger, and our company has focused on the sale of furniture and home decor products to our wholesale customers since that time. We completed the acquisition of GuildMaster in June 2001, and the acquisition of
Faith Walk in July 2001, following the Guidelocator.com merger, which expanded our operations in the home accents and accessories business.

         The operations and the product focus of decorize.com, GuildMaster, and
Faith Walk were separate and distinct in mid-2001, but since our completion of the acquisition and merger transactions, all three entities have combined their activities into one company and all have migrated to the Decorize business model, which relies on manufacturing and importing our home furnishings products direct from the Far East to our retailers' sites in the United States. More than
80% of the products we sold during our most recent fiscal quarter were manufactured by suppliers located in the Far East. Our direct shipping model allows us to minimize the use of intermediate warehousing facilities, which significantly reduces our cost of delivering products to our customers. Reducing those costs gives us greater flexibility in pricing and improves our gross margins. Decorize continues to manufacture a small amount of its GuildMaster product in its Springfield, Missouri facility, but it is gradually replacing the product volume in those facilities with goods from our overseas suppliers. We have maintained the separate brand identities of GuildMaster and Faith Walk so that we can continue to build on the customer awareness of those brands. Even though there is substantial commonality in product categories and in business practices between the three Decorize companies, each of them has its own areas of concentration:

          *    Faith Walk focuses on designing hand-painted furniture and accessories;

          *    GuildMaster focuses on designing wall art and special designer collections; and

          *    decorize.com focuses on designing and customizing furniture, accent pieces, and accessories to meet the design needs of large retailers.

         We founded decorize.com, the company that became Decorize, in March
2000 with the intention of creating a direct "source to business" home furnishings and accents company that was designed to serve both large and small
United States retail customers with products delivered directly from the Far
East to those United States retailers on orders as small as $1,000. Our objective in evaluating our shipping methods, pricing, product offerings and other aspects of our business model is to enable our operating companies to surpass competitors in our industry on product value, item uniqueness, selection and delivery options of imported home furnishings products by improving our use of information technology, logistics processes and our direct sourcing business model. We believe that our customers focus on those factors when choosing a home furnishings supplier, and if we can exceed the offerings of our competitors, we will continue increasing market share at the cost of our competitors.

         We use our "source to business" model to serve two distinct market segments, the source to large business segment and the source to small business segment. The source to large business segment is comprised of large retailers that we believe can benefit from our pricing, delivery times and custom design capability. The small business segment includes small retailers, designers and decorators that, in our experience, have paid premium prices and have been unable to directly source home furnishings and accents from overseas. We provide products to those small retailers at lower prices on an "international freight included" basis that we believe has not previously

                                       19

been made available to them by our competitors in the home furnishings industry.
The price of our products includes the cost of freight to the United States port of entry, which reduces the uncertainty about ocean freight costs that would otherwise be borne directly by the small retailer. Also, because we have a significantly higher volume of shipping orders than our individual customers would have, we are able to negotiate lower per item shipping rates on the ocean freight that we arrange, allowing us to pass through a lower cost than a small retailer would obtain on its own account.

         Our current customer revenue mix for all three Decorize business units is approximately twenty percent from small business and eighty percent from large business customers. Based on our limited operating history, we expect to experience commensurate levels of sales increases in both our large and small business segments. As a result, we do not anticipate any significant changes in our customer mix in the foreseeable future, however, we cannot predict with certainty whether or how our business mix will change in the future.

         decorize.com

         Our decorize.com brand sources its products from a network of manufacturing partners in the Far East, principally China, the Philippines,
Thailand, Indonesia and Vietnam. Working in concert with our third-party logistics providers, we stage products in facilities located in those countries for shipment directly to our retail customers in the United States. We call this our "source to business" model, which enables us to provide our customers with pricing that we believe is substantially below traditional wholesale levels in the home furnishings industry. We are able to pass on lower prices to our customers because we eliminate or reduce the additional costs that are required in the traditional model for building substantial product inventories, multiple stage warehousing and multiple handling levels by a third-party. We estimate that if we transitioned our delivery methods back to the more traditional model, which is still used by a majority of our competitors, that increased delivery costs would cause our costs of goods sold to increase by up to 15%, which would likely result in a significant increase in the prices that would have to be paid by our customers and a decrease in our operating margins.

         GuildMaster

         GuildMaster is a Missouri corporation that we acquired in June 2001.
When we acquired GuildMaster, all of the stock of GuildMaster was owned by Jon
T. Baker, one of our directors, James K. Parsons, our President and Chief
Executive Officer, and Ellen Parsons, his spouse. The purchase price for
GuildMaster was $2.5 million, which we paid by issuing a $375,000 promissory note to Mr. Baker and by issuing common stock worth approximately $2,125,000 to
Mr. Baker, Mr. Parsons and Mrs. Parsons. We also assumed a $925,000 debt owed by
GuildMaster to Mr. Parsons, by issuing a $925,000 promissory note. The notes are due in full on July 31, 2004 (pursuant to modifications made soon after the end of fiscal year 2002); however, the interest payable on Mr. Baker's note will be paid on December 31, 2004, pursuant to the separation agreement signed in connection with his resignation on August 25, 2003. As part of the transaction, we entered into employment agreements with Mr. Baker and Mr. Parsons. You can find information about these employment agreements and Mr. Baker's separation agreement in "Executive Compensation" on page 35 of this prospectus.

         The GuildMaster brand includes custom, high-end, home accent products that are either produced to its specifications by manufacturers located in the
Far East or are manufactured in our Springfield, Missouri facility. GuildMaster ships a major part of its products directly to customers from the overseas factories of those manufacturers. It also warehouses some products at the
Springfield facility and ships available inventory to retailers throughout the country.

         Decorize has substantially increased the level of product obtained from the Far East by GuildMaster since it was acquired in June 2001, and we estimate that this production shift will continue in the near future. During fiscal 2003,
GuildMaster produced approximately 26% of its products domestically in its
Springfield facilities (calculated on the portion of sales revenue attributable to such products), which in turn represented 8% of our overall product revenues.
Decorize estimates that during the most recently ended quarter, domestic production of GuildMaster's items was less than 30% of its overall production, and less than 10% of Decorize's production on a consolidated basis for that time period. Our current business plan contemplates a continued shift of
GuildMaster's production from its domestic suppliers to suppliers in the Far
East, but we cannot provide an exact timetable for when all production will be transferred overseas. Decorize intends to push production to suppliers based on cost, reliability

                                       20

and product quality, and if those factors shift to the advantage of certain other suppliers in the future, then our demand for third-party production is anticipated to shift in the same manner to those other suppliers.

         Faith Walk

         Faith Walk is a Missouri corporation that we acquired in July 2001.
Prior to the acquisition, Faith Walk was owned by J. Michael Sandel and his spouse. The purchase price for Faith Walk was $1.1 million. We paid $284,000 of the purchase price in cash. The remainder of the purchase price was paid by issuing a $216,000 promissory note, and by issuing common stock worth approximately $510,000 to Mr. Sandel and his spouse. The note is due in full on
July 31, 2004 (pursuant to modifications made subsequent to the end of fiscal year 2002). As part of the transaction, we entered into an employment agreement with Mr. Sandel. You can find information about Mr. Sandel's employment agreement in "Executive Compensation" on page 35 of this prospectus.

         Faith Walk has historically sourced its products in unpainted form from
United States suppliers and added design finishing in its Houston, Texas manufacturing facility. Under our new "source to business" strategy, the Faith
Walk brand is creating designs to be manufactured entirely by our suppliers in the Far East and then directly shipping finished products to our retail clients in the United States. We believe that our direct shipping method will allow
Decorize to reduce prices for Faith Walk items to its customers for its current product offerings, while still increasing its gross margins, by eliminating unnecessary third party warehousing and handling costs. Faith Walk began transitioning its product offerings to our "source to business" model in late
2001. Faith Walk has transitioned all of its manufacturing to the Far East, and as of January 31, 2003, the standard prices for its products had dropped an average of approximately 40% after adopting our direct shipping method, as compared to price levels at the beginning of its transition a year earlier.

         Business Strategy

         The Decorize "source to business" model eliminates several layers of handling and warehousing by importers and retailers. Products are sourced in the
Far East and shipped directly to retailers in the United States. We estimate that a majority of our industry competitors ship product through several levels of third party warehouse facilities, which our management estimates would increase the cost of our products by up to 15%. Our objectives in designing our business model are based on the assumption that our competitors are experiencing similar impacts on the cost and timing of the shipping of their products to retail and wholesale customers in the United States.

         We have developed support systems for manufacturing of our products in the Far East, which provide product development support and quality assurance supervision in the production, packaging and shipping of our private label products. A very important element of the Decorize model is a concentration on designing and customizing proprietary product lines to meet specific customer needs. The Decorize model enables us to provide high-volume, high quality proprietary products to large retailers at attractive prices and offers small retailers access to a broad range of accessories and accent furniture which was previously not available to them.

         Our support systems consist primarily of quality control personnel who oversee our manufacturing done by our suppliers in the Far East. Although they are new to the Decorize team, our overseas employees are viewed by Decorize as an integral part of our successful transition to the direct shipping method that we prefer. We do not believe that our transition could be accomplished without the oversight, management and first-hand knowledge of our foreign regional suppliers provided by our overseas manufacturing support team. Our overseas support team is headed by a manager who recently relocated to China, after spending several years at our headquarters as a key member of our operations and logistic teams. Recently, Decorize has begun to expand the roles of our overseas support team beyond mere quality control into areas of product development and product procurement of items that are available in the Far East, and which would not likely have become part of our product offerings without our overseas staff.
Currently, Decorize employs eight persons overseas, but we intend to hire several more this year. The focus will continue to be on quality control, regarding items such as consistency to design requests, manufacturing quality and packaging and delivery issues, but we will continue to seek opportunities for them to provide assistance on procurement and development of possible product offerings.

         We are expanding our product sourcing, development and warehousing operations in the Far East to support the increasing volumes of product sourced there under our business model. At the same time, we are

                                       21

continuing to build our sales staff in the United States in order to improve our ability to present our products and services to a growing customer base.

         On the operational level, we continue to implement and improve technology solutions that enable us to work closely with suppliers, as well as customers to plan and track orders, production status, and deliveries in order to meet demanding production and delivery timelines. We are currently installing new telephony and information systems at a cost in excess of $150,000. Our new information systems are designed to increase our internal operating efficiency and improve internal communication capabilities, to track the status of our products and to improve communications with our overseas vendors, our third party logistics suppliers, and our United States customers. One example of our communications improvements is the process developed by Decorize and our third-party logistics suppliers that makes it possible to track orders and the delivery of merchandise to our customers, which is essential to our direct ship business model since we have little retail or warehousing capabilities of our own to rely upon. See "- - Warehousing and Distribution". We will continue to seek upgrades in our technology infrastructure that improve operating efficiencies, improve customer service capabilities and/or improve quality and cost control in our operations. There are no specific upgrades currently planned for 2004, however, our current forecasts call for us to spend up to $100,000 toward technology upgrades for each fiscal year.

         Although we are currently focusing our efforts on limited categories and products which are most productive for us, our long-term strategy includes the acquisition or in-house development of additional product categories that will enable us to offer a broad line of accessories, accent furniture, and related categories. Potential product categories into which we may expand our product offerings include specialty lighting, gifts, institutional furnishings, ironwork and florals, which are product areas in which we are not currently well-represented. We also intend to develop our current staff and management and operational infrastructure in order to pursue marketing opportunities that we have identified in new product areas in customer markets that we are not currently pursuing. In that regard, we intend for our overseas support systems to increasingly be responsible for developing new product offerings by researching items that may be available in the overseas market for which they are responsible. We expect that we will need to raise additional external funds to implement our growth strategy in a timely fashion. To that end, we expect to evaluate various financing opportunities in private or public markets and will arrange financing when appropriate terms are available.

         Merchandise

         We manufacture and sell imported home furnishings and home accent items such as chests, tables, chairs, painted furniture, paintings sculpture tapestries, other fine art pieces, various hand-made ceramics, candles, lamps and similar accessory items. Products designed and manufactured by us include a broad array of home furnishings, including larger furniture items such as hand-painted or traditionally finished armoires, chests, large tables and chairs. Accent furniture includes items such as occasional tables, end tables, mirrors, wicker chairs and tables and ottomans. Accessories include items such as wood, rattan, glass, or ceramic bowls, statuettes, vases, candles and candleholders, baskets, boxes, lamps and bath items. Wall art includes a variety of traditional art such as framed oil paintings or prints, but it includes many other types of materials and designs including fabrics, woven materials and collages. Faith Walk focuses on designing hand-painted furniture and accessories, GuildMaster focuses on designing wall art and special designer collections, and decorize.com focuses on designing and customizing furniture, accent pieces, and accessories to meet the design needs of large retailers.

         Currently, decorize.com focuses on the following product lines:

                  - the design and supply of custom furniture, such as
         traditionally finished armoires, tables, chairs and storage units, which are intended for frequent use by the consumer;

                  - the design and supply of accent pieces for the home, such as mirrors, wicker chairs and tables, ottomans, and lamps, which are designed as much for their aesthetic value as for their actual utility;
         and

                  - the design and supply of accessory items, such as lamps, candles, glass and ceramic bowls and figurines, vases and boxes, which primarily fulfill the design needs of the retail customer.

                                       22

The main customers of decorize.com are typically large retailers, who market the products supplied by Decorize to the end user retail customers that shop at their brick and mortar store locations. The product mix supplied to those retailers depends upon their perception of customer demand of the consumers who shop and purchase product at those store locations.

         The main product lines for GuildMaster are the following:

                  - the design and manufacture of wall art, including
         tapestries, paintings and decorative ceramic and glassware for the home; and

                  - the design and production of special designer collections of home accent items, such as candles, glass and ceramic bowls and figurines, vases and boxes.

The main customers of GuildMaster are typically large retailers, who market the products supplied by GuildMaster to the end user retail customers that shop at their brick and mortar store locations. The product mix supplied to those retailers depends upon their perception of customer demand of the consumers who shop and purchase product at those store locations.

         Faith Walk's principal product offerings are hand painted furniture and accessories for the home. Faith Walk products include specialty armoires, chests, large tables and chairs, which are typically used by home consumers who wish a more lively decor than may be offered by more traditional furniture products. In addition, Faith Walk offers hand painted accessories that are purchased by more high-end consumers. Some of these accessory items include mirrors, vases, table lamps and candleholders. Faith Walk historically had those items manufactured for it in the United States, but completed the hand painting and design of the specialty products itself. However, under our direct shipping model, it has transitioned to a supplier base in Asia that completes the manufacture and final preparation of those hand painted items. Faith Walk supplies a substantial portion of its product to small retailers and independent designers who market and sell the product directly to their clients.

         Since our inception, we have not experienced any significant difficulty in manufacturing or otherwise obtaining quality merchandise in adequate volumes and at suitable prices.

         Suppliers

         We have developed a network of more than 30 supply partners in China, the Philippines, Thailand, Indonesia and Vietnam that manufacture most of the products we sell to our customers. For the year ended June 30, 2003, Decorize's top ten vendors accounted for approximately 40% of our total purchases. During the time spent arranging the production of our goods with overseas manufacturers, Decorize and its supply partners are developing a better understanding of each other's needs and requirements. As our supply partners become more familiar with Decorize's business model and products, they become more adept at meeting our design and manufacturing needs, which gives us greater confidence in continuing to direct orders to those overseas vendors who have demonstrated success in working with us and increasing our reliance on particular supply partners for meeting our overseas manufacturing needs.
However, we believe that none of our suppliers is material to our business individually, since there are a number of alternative suppliers available to manufacture our products in both the Far East and other parts of the world. We currently estimate that the largest of those suppliers will represent less than
38% of our product purchases during any fiscal year. We work closely with our overseas suppliers to ensure that they manufacture and ship products that meet our requirements.

         The raw materials used by our suppliers, such as wood products, metal, glass and ceramics are readily available in many places throughout the world.
Because of the availability of replacement raw materials, we do not anticipate any significant difficulties in obtaining suitable raw materials for the manufacture of our products, even if there is ever a shortage of those materials in any particular country or region in which our suppliers are located,

         Our relationship with our logistics companies provides us with state-of-the-art staging and warehousing facilities in the Philippines and
China. However, if it is necessary, Decorize has alternative sources for those staging and warehousing services.

                                       23

         Customers

         The current customer base for our three brands includes approximately twelve large retailers and more than a thousand small retailers, designers and decorators. During the year ended June 30, 2003, our customer revenues were approximately $15.4 million. Although our top five customers in the past year accounted for approximately 59% of our revenues, the continuing growth of our business and the number of our customers is expected to result in greater revenue diversification. During fiscal 2003, our top five customers from the standpoint of revenues were Home Depot Expo, Sears - The Great Indoors,
Dillards, Rooms To Go and Hancock Fabrics. Our purchase orders with our customers are completed on a purchase-by-purchase basis, and we have not entered into any long-term purchase agreements with any customers, nor are there any formal volume commitments from any of them.

         Industry and Competition

         We estimate that the premium home accents and accessories market segment of the home furnishings industry in which we compete accounts for approximately $40 billion of sales at the wholesale level, which is generated by approximately 26,000 companies within this segment. We believe that there are no dominant competitors within the premium home accents and accessories market segment of the home furnishings industry. Furthermore, we are not aware of any other competitor in the industry that relies on the Decorize "source to business" model for delivery of its home furnishings products.

         There is intense competition in our industry. However, we believe that our low-cost business model, the ability to provide highly customized products, our successful selection/design of fashion trends, our large number of products, our low inventory requirements, and our intensive customer service practices, will attract a growing number of customers and will allow us to increase revenues rapidly. We also expect to have opportunities to acquire companies in the industry that can benefit from our business model. Our model is not protected from duplication and it is possible that other companies will compete with us by using a similar approach in conducting their business.

            Foreign Market Risks

            As an importer of manufactured products from several countries in the Far East, our business is subject to political risks that are beyond our control. Since our inception, we have perceived the greatest risk relative to our supply chain to come from our suppliers located in China. This perception arises because most of our products are manufactured in China, as evidenced by the fact that during fiscal 2003, over 65% of the products manufactured by our third party suppliers were manufactured in China. However, we believe that the globalization movement and the recent focus on reduction of tariffs and the planned ongoing reductions should provide a beneficial tariff environment for importers. We believe that the recent entry of China into the World Trade
Organization should substantially reduce the risk that China might take political actions that would restrict its trade with the United States or the rest of the world. Our strategy to minimize our exposure to the political risks of any one country has been to develop manufacturing partners in multiple countries. All of the products offered by Decorize are available from multiple supply sources in several different countries, which we believe protects us from the political risks of any one country or region.

            We are also subject to governmental regulations and tariff policies, which may change from time to time. We believe that the increased globalization of the United States retail economy, which has been spurred in part by the WTO and also the broadened reach of consumers because of the expansion of retail capabilities of the internet, are causing a global shift in attitudes toward the preference for a more open world-wide economy. These trends should favor the reduction of tariffs and expansion of international trade, which should benefit our business.

                                       24

            Warehousing and Distribution

            An important aspect of our success involves our ability to reduce or eliminate warehousing of our products and the related direct expenses and management costs that would be required. The greater part of the products sold by our operating divisions are not warehoused at our expense, since we have those products shipped directly from our manufacturers in the Far East to the retailer stores or distribution centers operated by our retail customers. We deliver goods via large shipping containers to certain customers and use common and contract carriers to distribute smaller amounts of merchandise to other customers. Quick and efficient distribution is required to meet customer needs, and we are continually pursuing improvements in the delivery process.

         Our ability to track orders and merchandise delivery in a detailed and timely manner is an essential requirement for us to eliminate warehouse and retail capacity under our direct ship model. In response to this need for detailed order information, Decorize developed a tracking system with our third-party logistics suppliers that uses computer and internet technology to track the transport and storage of our goods down to the SKU level. The logistics technology we use lets us know in real time where our merchandise is at all times and when those products will be delivered to our customers. We can also track costs in the same detailed and timely fashion using this technology.
Since we first began developing our direct ship model, we have consistently sought the services of those third-party logistics providers which have the capabilities to make the technology available to us, since the ability to track our orders, merchandise and costs is such a significant benefit to that shipping model. Decorize has no intellectual property rights in the tracking process or the technology used in the tracking process, however, we believe that there are a significant number of other logistics suppliers that would be able to provide the same technology and, with our assistance, duplicate the tracking process that we currently use.

            Management Information Systems

            We maintain a corporate local area network computer system, which integrates purchase orders, imports, transportation, distribution, and financial systems. Expenditures for continuing upgrades of management information systems are anticipated in the foreseeable future to refine and update these systems.

            Trademarks and Tradenames

            We completed the registration for the service mark "The World's
Decor...Right to your Door," on September 2, 2002, with the United States Patent and Trademark office. The registration for "The World's Decor ... Right to your
Door" will terminate in 10 years from grant, or may be cancelled after 6 years if we do not file the appropriate documents evidencing our continued use of that mark. Our application for the service mark "Decorize" was filed in April 2002 and registration was granted in August 2003

            In addition, we have common law rights to the use of "decorize.com"
and "The World's Decor....Right to your Store," however, we have not chosen to complete an application for registration of those marks at this time.

            Employees

            As of June 30, 2003, we employed 60 persons, including 8 in the Far
East, 57 of whom were employed on a full-time basis. Our employees are not represented by any union. We have not experienced any work stoppage due to labor disagreements and we believe that our employee relations are good.

                                       25

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

         Critical Accounting Policies

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that effect the amounts reported in the accompanying financial statements and related footnotes. Management bases its estimates and assumptions on historical experience, observance of industry trends and various other sources of information and factors. Actual results could differ from these estimates. Critical accounting policies are defined as those that are reflective of significant judgments and uncertainties, and potentially could result in materially different results under differing assumptions and conditions.
Decorize believes the following critical accounting policies require management's most difficult, subjective and complex judgments.

         Goodwill - Effective July 2001, we adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible
Assets", which was issued by the Financial Accounting Standards Board (FASB) in
July 2001. SFAS NO. 142 required that an intangible asset that is acquired shall be initially recognized and measured based on its fair value. SFAS No. 142 also provided that goodwill should not be amortized, but shall be tested for impairment annually, or more frequently if circumstances indicate potential impairment, through a comparison of fair value to its carrying amount. Decorize did not identify or record any impairment with the adoption of this new standard.

         Revenue Recognition - Revenue is recognized when the earnings process is complete and the risks and rewards of ownership of the goods have transferred to the customer, which is generally considered to have occurred upon receipt of the products by the customer.

         Allowances for Doubtful Accounts - We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. We perform ongoing credit evaluation of our customers'
financial condition and if the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances would likely be required. Actual collections could differ materially from our estimates.

         Accounting for Business Combinations - The companies that we have acquired have all been accounted for as business combinations. Under the purchase method of accounting, the cost, including transaction costs, are allocated to the underlying net assets, based on their respective estimated fair values. The excess of the purchase price over the estimated fair values of the net assets acquired is recorded as goodwill.

         The judgments made in determining the estimated fair value and expected useful lives assigned to each class of assets and liabilities acquired can significantly impact net income. For example, different classes of assets will have useful lives that differ. Consequently, to the extent a longer-lived asset is ascribed greater value under the purchase method than a shorter-lived asset, there may be less amortization recorded in a given period.

         Stock Options - In accordance with Accounting Principles Board (APB)
No. 25 and related interpretations, we use the intrinsic value-based method for measuring stock-based compensation cost with required pro forma disclosures of compensation expense determined under the fair value method of SFAS No. 123,
Accounting for Stock-Based Compensation. For options that have been modified we have applied Financial Accounting Standards Board Interpretation No. 44 (Fin
44), Accounting for Certain Transactions Involving Stock Compensation, an
Interpretation of APB No. 25, effective July 1, 2000. We have also adopted SFAS
No. 148, Accounting for Stock-based Compensation - Transition and Disclosure.

                                       26

Results of Operations and Comparison of Prior Year Periods

         The following table presents certain items included in Decorize's consolidated statements of operations, a copy of which is included in this prospectus, and the percentage of total revenues for the periods indicated. All such data should be read in conjunction with, and is qualified in their entirety by reference to, our financial statements and accompanying notes.

              Fiscal Years Ended June 30, 2003 (Unaudited) and 2002

                                            2003                           2002                     Chance
                                            ----                           ----                     ------
                                        (Unaudited)
Sales (net)                           15,404,514         100.0%    14,081,833        100.0%     1,322,681     -%
Cost of sales                          9,614,317           62.4     9,140,368          64.9       473,949  (2.5)
Gross profit                           5,790,197           37.6     4,941,465          35.1       848,732   2.5
Operating expenses                     6,279,689           40.8     6,561,754          46.6     (282,065)  (5.8)
Operating loss                         (489,492)          (3.2)   (1,620,289)        (11.5)     1,130,797   8.3
Total other expense                      662,913            4.3       363,853           2.6       299,060   1.7
Income tax expense                             -              -        32,700             -      (32,700)    -
Net loss                             (1,152,405)          (7.5)   (2,016,842)        (14.3)       864,437   6.8

Sales

         Our sales are derived primarily from the sale of home furnishing and home decor products to large and small retailers. Sales for the year ended June
30, 2003, increased $1.3 million or 9% to $15.4 million compared to $14.1 million for the year ended June 30, 2002. The percentage increase of revenues for fiscal 2003 over fiscal 2002 is due in part to the relatively smaller base of revenues that we had in fiscal 2002, which in turn was due to the fact that
Decorize was still in its initial startup and reorganization phase. The $1.3 million increase in sales is due primarily to increased sales to new and existing customers, which we believe is evidence of customer acceptance of our services, products and prices, as indicated by initial and repeat orders from new and recently new customers, and to a lesser extent from increases in sales to several of our historical large customers. We believe that we have presented our product offering to only a small part of the much larger number of large and medium sized retailers who would find our offerings attractive and would order product from us. We intend to continue marketing our goods aggressively to large retail customers and expect that as a result we will continue to increase our sales to them substantially on a dollar-to-dollar comparative basis. However, we do not believe that future rates of comparable sales increases will be as high on a percentage basis as they were in our most recent fiscal quarters or the fiscal year 2003. Pricing in our industry is very competitive and we must focus on selling more goods to more customers at very competitive prices in order to increase our revenues.

         Decorize has existed in its present form only since July 2001, so we do not have an extensive history of sales information as a combined entity.
However, based on Decorize's sales since July 2001, and our evaluation of the historic operating results of Faith Walk and GuildMaster, it appears that we have the highest volume of sales during our first two fiscal quarters, which accounted for approximately 60.5% of fiscal 2003 sales, and that the remaining quarters, accounting for the other 39.5% of sales for 2003, are not quite as strong. We believe that part of the reason for the increase in sales for the quarters ending September 30, 2002, and December 31, 2002, as compared to the two following quarters, is due to the fact that we had a large retailer delay a big shipment from the fourth quarter of 2002 to first quarter of 2003 as well as several big projects for large retailers gearing up for the holiday months.
Other than the growth of our enterprise, we have not observed any other significant seasonal patterns.

Cost of Sales

         The cost of sales for the year ended June 30, 2003, decreased as a percentage of sales to 62.4% compared to 64.9% for the year ended June 30, 2002.
The percentage decrease of costs for the year ended June 30, 2003,

                                       27

compared to the prior year, was the result of a change in freight carriers, ongoing price negotiations with vendors, and Decorize's efforts to better track freight charges in inventory on an interim basis. The decrease in our cost of sales resulted in an increase in our gross margin to 37.6% in fiscal year 2003 compared to 35.1% in fiscal year 2002.

Operating Expenses

         During the year ended June 30, 2003, our operating expenses decreased
$.3 million to $6.3 million, compared to $6.6 million for the same period last year. The net decrease was principally attributable to a decrease in stock compensation of $713,000 and a $103,000 decrease in marketing expenses, minimized by increases of $310,000 in payroll and related expenses, $100,000 in professional fees, and $116,000 in travel. Payroll and related expenses increased in the first part of 2003 as we needed additional staff to facilitate the growth of our operations, but decreased in the latter part of the year as we reduced some positions to reflect the actual level of sales we were experiencing in that period. The increase in professional fees was due to the heavy activity in securities transactions and regulatory filings. Travel expense increased because of numerous trips to Asia and the Pacific Rim to develop new product and expenses related to seeking additional financing sources. The large reduction in stock compensation expense was due to the small amount of stock options to be expensed during the current year period compared to the prior year period.
Furthermore, for the year ended June 30, 2003, operating expenses included
$84,373 related to the issuance of stock and stock options, and $214,955 of depreciation and amortization. Operating expenses decreased as a percentage of sales 5.8% to 40.8% for the year ended June 30, 2003, compared to 46.6% for the same period last year. The reduction of operating expenses as a percentage of sales is directly attributable to the increase in sales, efficiencies found in combined operations, and the fixed cost nature of certain expenses.

Other Expense

         Other expense for the year ended June 30, 2003, consisted principally of $714,374 of interest expense compared to $364,000 of interest expense for the year ended June 30, 2002. This increase during 2003 was primarily due to the
$463,625 charge related to the amortization of discount on convertible debt.

Net Loss

         Loss from operations decreased to $.5 million in fiscal 2003 from $1.6 million in fiscal year 2002. As a percentage of sales, the loss from operations decreased to 3.2% in fiscal 2003 compared to 11.5% in fiscal year 2002 due to the effects of significant sales volume increases, increased margins and a reduction in operating expenses.

         We recorded a net loss of $1.2 million in fiscal 2003, compared to $2.0 million in fiscal year 2002. As a percentage of sales, our net loss decreased to
7.5% in fiscal 2003 compared to 14.3% in fiscal year 2002. Our losses are considered to be a normal part of our expanding operations as a start-up business. As we continue to grow, we expect to become more profitable. A significant portion of our fiscal year 2003 losses were non-cash charges of
$84,373 for stock compensation expense and $463,625 for amortization of debt discount related to conversion rights and warrants associated with the $750,000 convertible note financing completed in February 2002.

         Net loss per share decreased to $.11 per share in fiscal year 2003, from $0.20 per share in fiscal 2002.

Inflation

         We do not believe our business is materially affected by inflation. We anticipate that any increase in costs of goods sold and operating costs caused by inflation will be passed on to our customers through increases in price per unit.

                                       28

Fiscal Year Ended June 30, 2002 and Twelve Month Period Ended June 30, 2001

Sales

         Our sales are derived primarily from the sale of home furnishing and home decor products to large and small retailers. During fiscal year 2002, sales increased approximately $13.0 million to $14.1 million from $1.1 million in the period from March 6, 2000 (inception) through June 30, 2001. Approximately $5.2 million of the increase is attributable to the purchase of GuildMaster, and $2.3 million resulted from the purchase of Faith Walk. Sales from our decorize.com division increased to $6.6 million from $1.0 million in the period from March 6,
2000 (inception) through June 30, 2001.

Cost of Sales

         Cost of sales decreased as a percentage of sales to 64.9% for fiscal year 2002 from 71.5% in the period from March 6, 2000 (inception) through June
30, 2001. The decrease in our cost of sales was due primarily to better purchase prices because of our increased volume of purchases. The decrease in our cost of sales resulted in an increase in our gross margin to 35.1% in fiscal year 2002 compared to 28.5% in the period from March 6, 2000 (inception ) through June 30,
2001.

Operating Expenses

         Operating expenses increased to $6.6 million in fiscal year 2002 from
$1.7 million in fiscal year 2001, an increase of $4.9 million. The increases in these expenses were primarily attributable to the acquisitions of GuildMaster and Faith Walk. In addition, fiscal year 2002 included $754,000 of non-cash charges for stock option expense. As a percentage of sales, our operating expenses decreased to 46.6% in fiscal year 2002, from 150.4% in the period from
March 6, 2000 (inception) to June 30, 2001, due to the effects of significant sales volume increases.

Other Expenses

         Depreciation and amortization was $125,000 for the fiscal year 2002 and
$45,000 for the period from March 6, 2000 (inception) to June 30, 2001. This increase resulted primarily form the acquisitions of GuildMaster and Faith Walk.

         Other expense increased to $364,000 in fiscal year 2002 from $134,000 in the period from March 6, 2000 (inception) to June 30, 2001. Of this increase
$125,000 was attributable to the amortization of debt discount related to conversion rights and warrants attached to the $750,000 convertible note financing completed in February 2002. The balance of the increase was mostly due to the interest expense associated with the stockholders' notes payable.

Net Income (Loss)

         Loss from operations increased to $1.6 million in fiscal year 2002 from
$1.4 million in the period from March 6, 2000 (inception) to June 30, 2001. As a percentage of sales, the loss from operations decreased to 11.5% in fiscal year
2002 compared to 121.9% in the period from March 6, 2000 (inception) to June 30,
2001 due to the effects of significant sales volume increases.

         We recorded a net loss of $2.0 million in fiscal year 2002, compared to
$1.5 million in the period from March 6, 2000 (inception) to June 30, 2001. As a percentage of sales, our net loss decreased to 14.3% in fiscal year 2002, compared to 130.9% in the period from March 6, 2000 (inception) to June 30,
2001. Our losses are considered to be a normal part of our expanding operations as a start-up business. As we continue to grow, we expect to become more profitable. A significant portion of our fiscal year 2002 losses were non-cash charges of $754,000 for stock compensation expense and $125,000 for amortization of debt discount related to conversion rights and warrants associated with the
$750,000 convertible note financing completed in February 2002.

         Net loss per share decreased to $0.20 per share in fiscal year 2002, from $0.32 per share in the period from March 6, 2000 (inception) to June 30,
2001.

                                       29

Liquidity and Capital Resources

         We had working capital of $1.9 million at June 30, 2003, compared with
$1.8 million at June 30, 2002. Cash and cash equivalents and short-term investments were $122,000 at June 30, 2003, compared to $148,000 at June 30,
2002. Cash used in operating activities decreased from $1,894,684 in fiscal year
2002 to $1,050,919 in fiscal year 2003. The principal operating uses of cash during fiscal 2003 were attributable to the $1.2 million net loss, increased inventories and an increase in accounts receivable, which was minimized by an increase in accounts payable. The increase in inventory was due to inventory not shipped immediately upon production but held for later shipment to customers. In addition, inventory levels at June 30, 2002 were significantly higher than normal due to the postponement of a delivery at the request of a major customer.

         Investing activities during the year ended June 30, 2003, consumed
$158,904 in cash. This amount related to the acquisition of computer equipment and improvements in Decorize's technological infrastructure.

         During the year ended June 30, 2003, our cash provided from financing activities amounted to $1,183,467. This is principally attributable to investment capital raised of $899,792 and net advances received from our factor of $702,000 offset by principal payments of $259,614 on debt and payment of costs relating to this registration of $159,000.

         We anticipate that our working capital need will increase as our business grows. As of June 30, 2003, our working capital was $1.9 million. In particular, we require cash to fund the purchase and manufacturing of products for shipment to customers. We expect that these working capital requirements can be met through our ongoing relationships with asset-based lenders that have provided similar funding to us in the form of factored accounts receivable and borrowing against qualified inventories.

         In order to provide improved working capital liquidity and credit risk exposure, Decorize and its subsidiaries regularly sell the majority of their accounts receivable under global factoring arrangements they enter into from time to time. Throughout 2002, Decorize and its subsidiaries operated under a factoring arrangement with First Factors Corporation, under which they sold their accounts receivable on a pre-approved, non-recourse basis. Accounts receivable sold are subject to pre-approval by the factor. Decorize does not retain any interest in, or control of, the accounts receivable sold. Decorize does not bear any credit risk relating to the sold receivables other than with regard to customer disputes that may require Decorize to reacquire such disputed receivables from the factor. A portion of the sale proceeds is withheld by the factor for a period of time pursuant to the factoring agreement, which is reflected as due from factor on the balance sheet. Advances of amounts due from factor bear interest at prime, and may be offset against amounts due to Decorize at the factor's option. For the year ended June 30, 2003, Decorize and its subsidiaries factored $8,887,982 in accounts receivable and received $8,932,128 in cash from First Factors. The factoring service fees were $111,487 and the interest paid on cash advances from the factor, amounted to $65,048 for the year ended June 30, 2003.

         On February 4, 2003, Decorize and its subsidiaries entered into a factoring arrangement with CIT Commercial Services, a unit of CIT Group, Inc.
This factoring arrangement replaced the previously existing arrangement that had been in place with First Factors and has substantially similar characteristics.
For the year ended June 30, 2003, Decorize and its subsidiaries factored
$5,434,412 in accounts receivable and received $5,555,043 in cash from CIT. The factoring service fees were $29,974 and the interest paid on cash advances from the factor, amounted to $13,030 for the year ended June 30, 2003. In addition to factoring accounts receivable, this arrangement provides for borrowing against qualified inventories of up to $1,000,000. Decorize was in compliance with its obligations under the First Factors arrangement at the time of it entering into the new agreement with CIT.

         In December 2002, Decorize completed a private placement of 785,714 shares of common stock, and warrants to acquire an additional 785,714 shares of common stock at an initial exercise price of $2.80 per share. Each purchaser received a warrant to purchase one share of common stock for each share of common stock purchased in the private placement. The private placement was completed in two separate closings on November 19, 2002 and December 2, 2002.
The aggregate purchase price for the common stock and the warrants was
$1,100,000, based on a price per share of common stock equal to $1.40. As a cost of this private offering, Decorize paid $75,000 and issued 17,857 shares of common stock, together with warrants for an aggregate of 171,428 shares of common stock, as placement fees to parties acting on Decorize's behalf in such placement. In addition, Decorize agreed to

                                       30

pay a $2,500 monthly management fee to one of the purchasers for the two year period following closing. The warrants are exercisable at $1.40 per share for
42,857 shares, at $2.80 per share for 42,857 shares, at $1.68 per share for
42,857 shares and at $3.36 per share for 42,857 shares. All of the warrants have an exercise period of three years, except for the warrants exercisable for
42,857 shares at a price of $2.80 per share, which have an exercise period of five years.

         On January 1, 2003, the $750,000 convertible term note issued to
NestUSA on February 20, 2002, was amended by the issuance of an amended and restated convertible term note. Terms of the amended note created new payment terms for the convertible term note, and Decorize issued additional three-year warrants for 216,000 shares of Decorize's common stock at an exercise price of
$2.80 per share. The conversion price of the original three-year warrants, exercisable for 300,000 shares, was reduced to $1.50 per share on December 31,
2002, since Decorize failed to complete the requisite financing described in those warrants. Interest on the note accrues at an initial rate of 6.00% per annum, accrued and compounded annually. Principal and interest are payable monthly in the amount of $17,500 commencing on January 31, 2003, continuing until January 31, 2004, when the monthly payments increase to $53,351 through
December 31, 2004, at which time the note will be fully paid. Decorize was not in violation of any covenants or obligations relating to the convertible note at the time of the amendment.

         We believe that additional financing will be needed to meet the capital requirements associated with our growth objectives. We will evaluate alternatives for obtaining debt and equity financing to meet our capital requirements, or to retire debt we have incurred in the acquisition of
GuildMaster and Faith Walk, as we deem appropriate. There is no assurance that such financing will be available on terms that will be acceptable to us. The inability to secure such financing could have a material adverse effect on our ability to maintain our business or to achieve our growth objectives.

         Total Contractual Cash and Other Obligations

         The following table summarizes our long-term debt, capital lease obligations, and operating lease obligations as of June 30, 2003.

                                                                  Less than                                    After 5
                                                    Total           1 Year         1-3 Years     4 - 5 Years     Years
                                                    -----           ------         ---------     -----------     -----
Aggregate amount of principal to be paid
   on the outstanding long-term debt                   832,395         444,798          387,597             -           -
Principal payments due on notes payable to
stockholders                                         1,803,010               -        1,803,010             -           -
Future minimum lease payments under
   capital leases                                      187,424          71,298          110,215         5,911           -
Future minimum lease payments under
   noncancelable operating leases                    1,518,561         360,653          901,440       256,468           -
                                                     ---------         -------          -------       -------           -
Totals                                               4,341,390         876,749        3,202,262       262,379           -
                                                     =========         =======        =========       =======           =

                             DESCRIPTION OF PROPERTY

         We operate each of our businesses in leased facilities. Our corporate headquarters and the operations of decorize.com are housed together in approximately 9,600 square feet in one building in Springfield, Missouri. Our rent for this space is $3,500 per month. The facilities are in good condition.
The initial term of the lease for our corporate headquarters terminated on April
15, 2003, and we exercised our option to renew the lease for another one-year term ending April 15, 2004. We have a second option to renew the lease for another one-year period at the end of the current renewal term. We anticipate that if additional space is required within the next 12 months for our headquarters and decorize.com operations, then such space will be available in the Springfield area on a reasonable commercial basis.

         Decorize leases 13,876 square feet of showroom in High Point, North
Carolina. The High Point showroom lease terminates on October 31, 2009. The rent for the period beginning June 1, 2003 and ending April 30, 2004 is

                                       31

$15,738 per month, from May 1, 2004 to October 31, 2005 is $18,354 per month, from November 1, 2005 to October 31, 2008 is $18,703 per month, and from
November 1, 2008 to October 31, 2009, is $19,264 per month. We have an option to renew the lease for one five-year period.

         Decorize manufactures and warehouses GuildMaster items in a 41,250 square feet facility in Springfield, Missouri. The lease agreement currently provides for a monthly rent payment of $9,860. The lease on the building terminates on November 30, 2006, and there are options to renew the lease for two additional five-year periods. The Springfield facility is in good condition, and we believe the space is adequate for GuildMaster's operations for the foreseeable future.

         Decorize also leases approximately 2,275 square feet in a furniture market in Atlanta, Georgia. The Atlanta showroom is leased on a month-to-month basis for $3,225 per month with a 30-day cancellation notice period. We believe adequate space is available in the Atlanta area on a reasonable commercial basis should the current lease not be renewed.

         Faith Walk rents approximately 1,500 square feet in Houston, Texas on a month-to-month basis. Our rent for this facility is $600 per month. The facility is in good condition. We believe the space is adequate for Faith Walk's operations for the current period. We are in the process of transitioning Faith
Walk's operations to Springfield, Missouri and to Asia, so we do not plan to maintain a large facility in Houston.

         We maintain insurance for physical loss on all properties described above, and we believe that the amount of this insurance coverage provides adequate protection.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On July 14, 1999, Guidelocator.com, Inc., our predecessor company, issued a $10,000 promissory note to Ruth E. Shepley, the sole officer and director of Guidelocator at the time. The note carried an interest rate of 10%, was due on August 30, 2001, and required repayment upon a change of control of
Guidelocator. This note was subsequently repaid.

         In July 1999, we issued 1,500,000 shares of our common stock to Ms.
Shepley for services rendered which were valued at $1,500 in the aggregate. Ms.
Shepley returned 1,150,000 of these shares to us pursuant to the merger of
Guidelocator and Decorate, Inc. on June 29, 2001. Prior to the merger, our office was located in a building owned by Ms. Shepley. We did not pay rent for the office and did not enter into a lease for the office space.

         When we acquired GuildMaster in June 2001, all of the stock of
GuildMaster was owned by James Parsons, our President and Chief Executive
Officer, and Ellen Parsons, the wife of James Parsons, and by Jon Baker, a director of the Company. The purchase price for GuildMaster was $2.5 million, which we paid by issuing a $375,000 promissory note to Mr. Baker and by issuing common stock worth approximately $2,125,000 to Mr. Baker, Mr. Parsons and Mrs.
Parsons. We also assumed a $925,000 debt owed by GuildMaster to Mr. Parsons, by issuing a $925,000 promissory note. The notes are due in full on July 31, 2004
(pursuant to modifications made subsequent to the end of fiscal year 2002);
however, the interest payable on Mr. Baker's note will be paid on December 31,
2004, pursuant to the separation agreement signed in connection with his resignation on August 25, 2003. We believe that the transaction was exempt from registration Section 4(2) of the Securities Act of 1933. As part of the transaction, we entered into employment agreements with Mr. Baker and Mr.
Parsons. You can find information about these employment agreements and Mr.
Baker's separation agreement in "Executive Compensation" on page 35 of this prospectus.

         We acquired Faith Walk in July 2001. Prior to the acquisition, Faith
Walk was owned by J. Michael Sandel and his spouse. The purchase price for Faith
Walk was $1.0 million. We paid $284,000 of the purchase price in cash. The remainder of the purchase price was paid by issuing a $216,000 promissory note and common stock worth approximately $510,000 to Mr. Sandel and his spouse. The note is due in full on July 31, 2004 (pursuant to modifications made subsequent to the end of fiscal year 2002). We believe the transaction was exempt from registration under Section 4(2) of the Securities Act of 1933. As part of the transaction, we entered into an employment agreement with Mr. Sandel. You can find information about Mr. Sandel's employment agreement in "Executive
Compensation" on page 35 of this prospectus. In October 2002, Mr. Sandel repaid a note on behalf of

                                       32

Faith Walk to Sterling Bank in the amount of $288,000. Decorize subsequently issued a note in the same amount to Mr. Sandel.

         On August 4, 2001, our Board of Directors authorized the issuance of two-year common stock purchase warrants that were exercisable for up to 500,000 shares of Decorize common stock, with the issuance to be effective as of June
30, 2001. Decorize ultimately issued warrants for an aggregate 470,000 shares to
11 former holders of Class B equity units in decorize.com, L.L.C., the predecessor to Decorize, effective as of that June 30 date. The warrants were issued in exchange for the payment of $.10 per warrant share and the waiver by such holders of any claims they may have against Decorize in connection with the conversion of decorize.com, L.L.C. into a Delaware corporation. The warrants are exercisable at an exercise price equal to $2.00 per share until they expire by their terms on June 30, 2003. Decorize received an aggregate $44,000 in exchange for the issuance of the warrants, and we waived the $3,000 payment for the
30,000 warrants issued to Fabian Garcia in consideration of his promise to exercise the warrants and purchase the underlying shares within a shorter time period than was provided under the warrants. Mr. Garcia exercised his warrants in October 2001, and upon such exercise and the payment of the $60,000 exercise price, he received 30,000 shares of Decorize common stock. The current warrant holders include Kevin Bohren and Timothy Dorgan, both of whom serve as directors of Decorize. Mr. Bohren paid $7,000 in cash for warrants to purchase 70,000 shares of our common stock, and Mr. Dorgan paid $1,000 in cash for warrants to purchase 10,000 shares of common stock. The amount of the original investments made by Mr. Bohren, Mr. Dorgan and Mr. Garcia for the Class B equity units that were exchanged by each of them was approximately $225,000, $36,000 and $100,000, respectively.

         On May 6, 2002, Decorize issued and sold to Mr. Garcia an additional
20,000 shares of common stock at a purchase price equal to $2.50 per share, in a private sale transaction. Mr. Garcia also received common stock purchase warrants exercisable for an additional 20,000 shares of common stock at an initial exercise price of $3.00 per share. The exercise period under the warrants terminates five years after issuance, in May 2007.

                                       33

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Shares of our common stock began trading on The American Stock Exchange on March 8, 2002, under the symbol "DCZ". The following table summarizes the highest and lowest reported sales price per share for the first fiscal quarter of 2004, all fiscal quarters of 2003 and the last two fiscal quarters of 2002 following the listing of the common stock on AMEX.

                                                              High              Low
                                                              ----              ---

                  First Quarter 2004 (July 1, 2003            $1.75             $1.30
                       through September 11, 2003)
                  Fourth Quarter 2003                           1.77              1.39
                  Third Quarter 2003                            1.90              1.01
                  Second Quarter 2003                           2.39              0.72
                  First Quarter 2003                            3.20              1.75
                  Fourth Quarter 2002                           4.38              3.10
                  Third Quarter 2002 (March 8                   4.49              3.50
                       through March 31)

Previously, our common stock was traded on the over-the-counter bulletin board under the symbol "DCZ". The following table summarizes the high and low historical bid quotes reported by the OTCBB Historical Data Service for the periods indicated. OTCBB quotations reflect inter-dealer prices, without retail mark-up, mark down or commissions, so those quotes may not represent actual transactions.

                                                High                 Low
                                                ----                 ---

Third Quarter 2002 (through March 7, 2002)     $4.10                 $3.10

Second Quarter 2002                             4.45                  1.80
First Quarter 2002                              3.90                  1.50
Fourth Quarter 2001                              .03                   .03
Third Quarter 2001                             .0413                 .0413
Second Quarter 2001                               **                    **
First Quarter 2001                             .0075                 .0030

**       No trades reported by the OTCBB

         We had approximately 540 beneficial owners of our common stock, including 97 of which were holders of record, as of August 29, 2003.

         We have not paid cash dividends on our common stock since its inception. The board of directors does not anticipate payment of any cash dividends in the foreseeable future and intends to continue its present policy of retaining earnings for reinvestment in our operations.

                                       34

                             EXECUTIVE COMPENSATION

Summary Compensation

         The following table, and the accompanying explanatory footnotes, includes annual and long-term compensation information on (i) our Chief
Executive Officer, and (ii) three other executive officers and one employee who were the most highly compensated officers or employees of Decorize for services rendered in all capacities during the twelve month periods ended June 30, 2003,
2002 and 2001.

Name and                                                                                 Long Term
Principal Position                         Annual Compensation                          Compensation
------------------                         -------------------                          ------------

                            Twelve                                                  Securities
                             Month                              Other Annual        Underlying         All Other
                            Period      Salary       Bonus      Compensation         Options         Compensation
                            ------      ------       -----      ------------        ----------       ------------

Jon T. Baker              2003       $159,765 (1) $  10,000     $          -0-         -0-                 -0-
Chairman, President       2002       $158,579 (1) $  20,000     $          -0-         -0-                 -0-
CEO and Director          2001       $133,879 (2) $        -0-  $   22,570 (2)         -0-                 -0-

James K. Parsons          2003       $123,700 (3) $        -0-  $          -0-          -0-                -0-
Executive Vice President  2002       $  88,462(3) $        -0-  $          -0-          -0-                -0-
And Director              2001       $  75,000(4) $        -0-  $          -0-          -0-                -0-

J. Michael Sandel         2003       $113,423 (5) $        -0-  $          -0-         -0-                 -0-
Vice President and        2002       $107,800 (5) $        -0-  $          -0-         -0-                 -0-
Director                  2001       $122,304 (6) $        -0-  $          -0-         -0-                 -0-

Shane Mathews (7)         2003       $  70,000    $        -0-   $105,373 (8)        15,000 (10)           -0-
Key Account Manager       2002       $  70,000    $        -0-  $  94,425 (9)        10,000 (11)           -0-
                          2001       $  46,231    $        -0-  $        -0-         39,941 (12)    $  5,000(13)

Alex Budzinsky            2003       $107,077     $  22,462     $        -0-          40,000(14)           -0-
Executive Vice President  2002       $ 40,615     $        -0-  $   2,478            100,000(15)           -0-
and CFO                   2001       $       -0-  $        -0-  $        -0-           -0-                 -0-

(1)  Includes $21,421 in deferred compensation earned by Mr. Baker in fiscal year 2002, to be paid in fiscal year 2003. Pursuant to his employment agreement with us, Mr. Baker's annual salary is $160,000.

(2)  Includes compensation paid by GuildMaster, which was acquired on June 18,
     2001, from July 1, 1999 to March 5, 2001 and by Decorize, Inc. thereafter.

(3)  Pursuant to his employment agreement with us, Mr. Parson's annual salary is
     $140,000. Mr. Parsons has opted to forgo the remaining salary owed to him under his employment agreement for fiscal year 2002 and 2003.

(4)  Represents compensation paid by GuildMaster, which was acquired on June 18,
     2001.

(5)  Pursuant to his employment agreement with us, Mr. Sandel's annual salary is
     $110,000. Mr. Sandel was employed by Decorize 11 months in fiscal year
     2002.

(6)  Represents compensation paid by Faith Walk Designs, Inc. and Odd & Ends,
     L.P., which were acquired on July 31, 2001.

                                       35

(7)  Mr. Matthews is not an executive officer of Decorize; however, he is included in the table as a highly compensated employee pursuant to SEC rules.

(8)  Represents sales commissions paid in fiscal year 2003.

(9)  Represents sales commissions paid in fiscal year 2002.

(10) The 15,000 shares are issuable under stock options granted under the 1999
     Stock Option Plan on July 26, 2002, for an exercise price equal to $2.40 per share.

(11) The 10,000 shares are issuable under stock options granted under the 1999
     Stock Option Plan on October 8, 2001, for an exercise price equal to $2.65 per share.

(12) The 39,941 shares are issuable under stock options granted under the 1999
     Stock Option Plan on June 29, 2001, for an exercise price equal to $1.13 per share.

(13) Represents the fair market value of the 14,520 shares of restricted common stock issued in exchange for the decorize.com equity units previously owned by Mr. Matthews, as of the exchange date.

(14) The 40,000 shares are issuable under stock options granted under the 1999
     Stock Option Plan on July 26, 2002, for an exercise price equal to $2.40 per share.

(15) The 100,000 shares are issuable under stock options granted under the 1999
     Stock Option Plan on January 16, 2002, for an exercise price equal to
     $2.70.

401(k) Plan

         Effective July 1, 2002, we adopted a 401(k) Profit Sharing Plan that is qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended.
The 401(k) plan is available to each employee who meets certain eligibility requirements. Employees may begin participation in the 401(k) plan on the first day of every month any time after one month of employment. Participating employees may contribute a portion of their compensation not exceeding a limit set annually by the Internal Revenue Service. Decorize has made no contributions to the 401(k) plan and, at this time, does not intend to begin matching employee contributions to the 401(k) Plan.

Option Grants Table

         The following table sets forth certain information with respect to the options granted during the fiscal year ended June 30, 2003, to each employee listed in the Summary Compensation Table set forth above.

                        Option Grants in Fiscal Year 2003

                                                         Percent of Total     Exercise or
                                           Number of      Options Granted    Base Price in
                                            Options       to Employees in    Dollars per      Expiration
       Name                               Granted (1)     Fiscal Year(2)                        Share (3)           Date
       ----                               -----------    -----------------     ---------     ------------
       Jon T. Baker (4)                       -0-               N/A               N/A             N/A
       James K. Parsons (4)                   -0-               N/A               N/A             N/A
       J. Michael Sandel (4)                  -0-               N/A               N/A             N/A
       Alex Budzinsky                        40,000            11.6%             $2.40         07/25/11
       Shane Matthews                        15,000            4.3%              $2.40         07/25/11

                                       36

(1)  Options vest over a two-year period from date of grant, with one-third vesting immediately and the remainder vesting at the rate of 50% per year.

(2)  The aggregate number of options granted in fiscal year 2002 was 454,700.

(3)  Closing price of our common stock on AMEX at date of grant.

(4)  Decorize has never granted any stock options to Jon T. Baker, James K.
     Parsons or J. Michael Sandel.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

         The following table sets forth certain information with respect to the options owned by the employees named above during the year ended June 30, 2003:

                                                         Number of Unexercised Options     Value of Unexercised In-the-
                               Shares                           at June 30, 2003                  Money Options
Name                          Acquired       Value                                             at June 30, 2003 (1)
-----                       on Exercise     Realized    Exercisable     Unexercisable     Exercisable     Unexercisable
                              ---------     --------    -----------     -------------     -----------     -------------

Jon T. Baker (2)                -0-           N/A            N/A              N/A              N/A             N/A
James K. Parsons (2)            -0-           N/A            N/A              N/A              N/A             N/A
J. Michael Sandel (2)           -0-           N/A            N/A              N/A              N/A             N/A
Shane Matthews                  -0-           N/A           51,608           13,333          $61,509            $0
Alex Budzinsky                  -0-           N/A          113,334           26,666            N/A             N/A

(1)  Based upon the spread between the closing price of our common stock on AMEX on June 30, 2003, which was $1.54 per share, and the exercise price of the options (between $1.13 and $2.65 per share).

(2)  Decorize has never granted any stock options to Jon T. Baker, James K.
     Parsons or J. Michael Sandel.

Employment Agreements

         We have employment contracts with two of our executive officers: James
K. Parsons and J. Michael Sandel. Mr. Baker's employment contract was superceded by the Separation Agreement entered into by Decorize and Mr. Baker following his resignation as President, Chief Executive Officer and Chairman of the Board in
August 2003, following the end of our fiscal year 2003.

         Mr. Baker's employment contract, dated June 15, 2001, had a term of three years and a base annual salary of $160,000. Bonuses, if any, are to be paid at the sole discretion of our board of directors. The agreement contained an equity compensation provision under which Mr. Baker had the opportunity to earn an equity compensation bonus at the second anniversary of the agreement based on the profitability of GuildMaster, Inc., but no equity compensation was earned within the time limits provided in the agreement. The contract also included a two-year covenant-not-to-compete in the event Mr. Baker voluntarily terminates his employment with us. On August 25, 2003, Mr. Baker tendered his resignation as Chairman of the Board, President and Chief Executive Officer.
Subsequently, Decorize and Mr. Baker entered into a Separation Agreement and
Release to clarify their respective obligations following the termination of Mr.
Baker's employment. The Separation Agreement provides for Decorize to pay Mr.
Baker (i) severance in the amount of $147,692, which will be paid in equal installments on Decorize's regularly scheduled paydays between September 1,
2003, and December 31, 2004; (ii) reimbursement of Mr. Baker's costs incurred under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") to continue his health insurance coverage under Decorize's health insurance plan; however, any payments for his dependents will remain his own responsibility during the period from September 1, 2003, until December 31, 2004; and (iii) a bonus of
$20,000 that he earned in February 2002, but had agreed to defer, which will be paid in equal installment payments on Decorize's regularly scheduled paydays between September 1, 2003, and December 31, 2004. Decorize will also pay any interest due (calculated at 4% per year) on the Promissory Note entered into between Baker and Decorize on June 15, 2001, as modified by the Note
Modification Agreement dated April 30, 2002, on December 31, 2004. The separation agreement also contains standard confidentiality, non-hire and release language for the benefit of Decorize.

                                       37

         Mr. Parson's employment contract, dated June 15, 2001, has a term of three years and a base annual salary of $140,000. Bonuses, if any, are to paid at the sole discretion of our board of directors. The agreement contains an equity compensation provision under which Mr. Parsons had the opportunity to earn an equity compensation bonus at the second anniversary of the agreement based on the profitability of GuildMaster, Inc., but no equity compensation was earned prior to expiration of that provision of the agreement. The contract also includes a two-year covenant-not-to-compete in the event Mr. Parsons voluntarily terminates his employment with us.

         Mr. Sandel's employment contract, dated July 31, 2001, has a term of four years and a base annual salary of $110,000. Bonuses, if any, are to be paid at the sole discretion of our Board of Directors. The agreement contains an equity compensation provision under which Mr. Sandel had the opportunity to earn an equity compensation bonus on the second anniversary of the agreement based on the profitability of Faith Walk Designs, Inc., but no equity compensation was earned prior to expiration of that provision of the agreement. The contract also includes a two-year covenant-not-to-compete in the event Mr. Sandel voluntarily terminates his employment with us.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

         On April 12, 2002, Decorize dismissed its independent public accountants, Kirkpatrick, Phillips & Miller, CPA's, P.C. The decision to change accountants was recommended and approved by our board of directors on that same date. From July 31, 2001, the date of our former accountant's engagement, until
April 12, 2002, there were no disagreements with Kirkpatrick, Phillips & Miller,
CPA's, P.C. on any matter of accounting principle or practice, financial statement disclosure or auditing scope of procedure, which disagreements, if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. None of the former accountant's reports on the company's financial statements for the period of their engagement with Decorize contained an adverse opinion or disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles.

         The letter from the former accountants to the office of the Chief
Accountant of the SEC stating that they are in agreement with the above statements is attached to Decorize's Form 8-K/A filed with the SEC on May 28,
2002.

         Effective April 12, 2002, Decorize engaged Ernst & Young LLP, as its independent public accountants. During the two most recent fiscal years and the period of January 1, 2002 through April 12, 2002, neither Decorize, nor anyone on behalf of Decorize, consulted Ernst & Young LLP regarding the application of accounting principles to a specified transaction, either completed or proposed;
or the type of audit opinion that might be rendered on Decorize's financial statements, or any matter that was the subject of a disagreement or a reportable event; and such matters were not an important factor in reaching a decision to engage Ernst & Young LLP as Decorize's independent public accountants.

         On January 3, 2003, Decorize dismissed its independent public accountants, Ernst & Young LLP. The decision to change accountants was recommended and approved by our board of directors on that same date, following the recommendation of Decorize's audit committee. From April 12, 2002, the date of our former accountant's engagement, until January 3, 2003, there were no disagreements with Ernst & Young LLP on any matter of accounting principle or practice, financial statement disclosure or auditing scope of procedure, which disagreements, if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. None of the former accountant's reports on the company's financial statements for the period of their engagement with Decorize contained an adverse opinion or disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles.

         The letter from the former accountants to the office of the Chief
Accountant of the SEC stating that they are in agreement with the above statements is attached to Decorize's Form 8-K filed with the SEC on January 6,
2003.

         Effective January 6, 2003, Decorize engaged BKD, LLP, as its independent public accountants. During the two most recent twelve month periods ending June 30, 2002 and June 30, 2001 and the period of July 1, 2002 through
January 3, 2003, neither Decorize, nor anyone on behalf of Decorize, consulted
BKD regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit

                                       38

opinion that might be rendered on our financial statements, or any matter that was the subject of a disagreement or a reportable event; and such matters were not an important factor in reaching a decision to engage BKD as our independent public accountants. Decorize instructed BKD to audit its financial statements for the year ended June 30, 2002, in addition to completing its normal year end audit of its fiscal 2003 financials.

                              LEGAL MATTERS

         The validity of the common stock offered hereby is being passed upon by
Hallett & Perrin, P.C., Dallas, Texas.

                                 EXPERTS

         The consolidated financial statements of Decorize, Inc. as of and for the year ended June 30, 2002, appearing in this Prospectus and Registration
Statement has been audited by BKD, LLP, independent accountants, as set forth in its report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of Decorize, Inc. for the period from January 1, 2001 to June 30, 2001 and the period from March 6, 2000 to
December 31, 2000, appearing in this Prospectus and Registration Statement have been audited by Kirkpatrick, Phillips & Miller, CPAs, P.C., independent accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                       OTHER AVAILABLE INFORMATION

         We are subject to the reporting requirements of the SEC. Accordingly, we are required to file current reports with the SEC including annual reports, quarterly reports, proxy or information statements, and current reports as required by SEC rules. All reports that we file electronically with the SEC are available for viewing free of charge over the Internet via the SEC's EDGAR system at http://www.sec.gov. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any information that is incorporated by reference in this prospectus. Requests should be directed to James K. Parsons, our President and Chief Executive
Officer.

         We are filing a registration statement with the SEC on Form SB-2 under the Securities Act of 1933 in connection with the securities offered in this prospectus. This prospectus does not contain all of the information that is in the registration statement, and you may inspect without charge, and copy all materials that we file with the SEC, at the public reference room maintained by the SEC at 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of these materials may also be obtained at prescribed rates by calling the SEC public reference room at 1-800-SEC-0330.

                                       39

                          INDEX TO FINANCIAL STATEMENTS
                                 DECORIZE, INC.

                                                                                             Page(s)
                                                                                             -------
     Independent Accountants Report of BKD, LLP                                               F-2
     Consolidated Balance Sheet at June 30, 2003 (unaudited) and 2002                         F-3
     Consolidated Statements of Operations for the Years ended                                F-5
              June 30, 2003 (unaudited) and 2002
     Consolidated Statement of Changes in Stockholders' Equity for the Years ended            F-6
              June 30, 2003 (unaudited) and 2002
     Consolidated Statements of Cash Flows for the Years ended                                F-7
              June 30, 2003 (unaudited) and 2002
     Notes to the June 30, 2003 (unaudited) and 2002 Consolidated Financial
     Statements                                                                               F-8

     Independent Auditors Report of Kirkpatrick, Phillips & Miller, CPA's, P.C.           F-20
     Consolidated Statements of Operations                                                    F-21
              for the period from January 1, 2001 to June 30, 2001
              and the period March 6, 2000 to December 31, 2000
     Consolidated Statements of Changes in Stockholders' Equity                               F-22
              for the period from January 1, 2001 to June
              30, 2001 and the period March 6, 2000 to December 31, 2000
     Consolidated Statements of Cash Flows for                                                F-23
              for the period from January 1, 2001 to June 30, 2001 and the period
              March 6, 2000 to December 31, 2000
     Notes to Audited Consolidated Financial Statements                                       F-24

                                      F-1

                         Independent Accountants' Report

Board of Directors
Decorize, Inc.
Springfield, Missouri

We have audited the accompanying consolidated balance sheet of Decorize, Inc. as of June 30, 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Decorize, Inc. as of
June 30, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the
United States of America.

As discussed in Note 1, the Company changed its method of accounting for goodwill by adopting the provisions of Statement of Financial Accounting
Standards No. 142, Goodwill and Other Intangible Assets, in 2002.

                                   /s/BKD, LLP

Springfield, MO
September 3, 2003

                                      F-2

                                 Decorize, Inc.
                           Consolidated Balance Sheets
                       June 30, 2003 (Unaudited) and 2002

Assets

                                                                                   2003                2002
                                                                            ----------------------------------------
    Current Assets                                                              (Unaudited)

        Cash and cash equivalents                                             $        121,716   $        148,072

        Receivable:
             Trade accounts receivable, net of allowance 2003 -
          $287,530, 2002 - $215,158                                                    371,240             94,300
             Due from factor, net of advances 2003 - $1,570,553, 2002 -
          $1,182,788                                                                   443,529            951,118
             Other                                                                      25,906             54,304

        Inventories                                                                  3,046,031          2,252,372

        Prepaid expenses and other                                                     140,719             77,630
                                                                               ---------------    ---------------

               Total current assets                                                  4,149,141          3,577,796
                                                                               ---------------    ---------------

        Property and equipment, net                                                    520,919            403,921

        Goodwill                                                                     3,258,938          3,258,938

        Other                                                                          215,343             90,343
                                                                               ---------------    ---------------

                                                                                     3,995,200          3,753,202
                                                                               ---------------    ---------------

                                                                              $      8,144,341   $      7,330,998
                                                                               ===============    ===============

See Notes to Consolidated Financial Statements

                                      F-3

                                 Decorize, Inc.
                           Consolidated Balance Sheets
                       June 30, 2003 (Unaudited) and 2002

Liabilities and Stockholders' Equity

                                                                                   2003                2002
                                                                            ----------------------------------------
    Current Liabilities                                                         (Unaudited)
        Accounts payable                                                      $      1,432,387   $        818,366

        Accrued salaries and commissions                                               151,984            245,974

        Other accrued expenses                                                         316,368            183,155

        Current portion of long-term debt                                              285,900            462,970

        Current portion of capital lease obligations                                    49,200             27,447
                                                                               ---------------    ---------------

               Total current liabilities                                             2,235,839          1,737,912
                                                                               ---------------    ---------------

    Capital lease obligation, less current portion                                      97,134             34,712

    Long-term debt, less current portion                                                72,620            121,193

    Notes payable to stockholders                                                    1,803,010          1,645,703
                                                                               ---------------    ---------------

               Total liabilities                                                     4,208,603          3,539,520
                                                                               ---------------    ---------------

    Stockholders' Equity

        Preferred stock, $.001 par value; authorized 10,000,000 shares;
          none issued                                                                        -                  -

        Common stock, $.001 par value; 50,000,000 authorized, issued
          11,270,693 shares                                                             11,271             10,433

        Additional paid-in capital                                                   7,272,369          5,976,542

        Accumulated deficit                                                         (3,347,902)        (2,195,497)
                                                                               ----------------   ----------------

               Total stockholders' equity                                            3,935,738          3,791,478
                                                                               ---------------    ---------------

                                                                              $      8,144,341   $      7,330,998
                                                                               ===============    ===============

                                      F-4

                                 Decorize, Inc.
                        Consolidated Statements of Income
                 Years Ended June 30, 2003 (Unaudited) and 2002

                                                                                   2003                2002
                                                                            ----------------------------------------
                                                                                (Unaudited)
    Net Sales                                                                 $     15,404,514   $     14,081,833

    Cost of Goods Sold                                                               9,614,317          9,140,368
                                                                               ---------------    ---------------
    Gross Profit                                                                     5,790,197          4,941,465
                                                                               ---------------    ---------------
    Operating Expenses
        Selling, general and administrative                                          6,027,234          5,682,428
        Stock compensation expense                                                      37,500            753,893
        Depreciation and amortization                                                  214,955            125,433
                                                                               ---------------    ---------------
                                                                                     6,279,689          6,561,754
                                                                               ---------------    ---------------
    Operating Loss                                                                    (489,492)        (1,620,289)
                                                                               ----------------   ----------------

    Other Income (Expense)
        Interest income                                                                  3,826              4,573
        Interest expense                                                              (250,749)          (204,778)
        Amortization of debt discount                                                 (463,625)          (125,000)
        Other                                                                           47,635            (38,648)
                                                                               ---------------    ----------------
                                                                                      (662,913)          (363,853)
                                                                               ----------------   ----------------

    Loss Before Income Taxes                                                        (1,152,405)        (1,984,142)
                                                                               ----------------   ----------------

    Provision for Income Taxes                                                               -             32,700
                                                                               ---------------    ---------------

    Net Loss                                                                  $     (1,152,405)  $     (2,016,842)
                                                                               ----------------   ----------------

    Basic and Diluted Loss Per Share                                              $      (0.11)       $      (0.20)
                                                                                  =============       =============

    Basic and Diluted Weighted-Average Shares Outstanding                           10,913,004         10,306,274
                                                                            ================== ==================

See Notes to Consolidated Financial Statements

                                      F-5

                                 Decorize, Inc.
                 Consolidated Statements of Stockholders' Equity
                 Years Ended June 30, 2003 (Unaudited) and 2002

                                      Common Stock              Additional         Accumulated
                                  Shares        Par Value     Paid-in Capital        Deficit               Total
                                  ------        ---------     ---------------        -------               -----

Balance, June 30, 2001            10,000,000        $10,000         $3,214,761          $(178,655)         $3,046,106

Issuance of common stock in
   connection with the
   acquisition of Faith
   Walk Designs, Inc.                161,443            162            509,838                   -            510,000
Issuance of stock warrants                 -              -            124,000                   -            124,000
Allocation of proceeds from
   issuance of convertible
   note payable to warrants
   and beneficial conversion               -              -            750,000                   -            750,000
Compensation related to
   issuance of stock
   options to a non-employee               -              -             45,000                   -             45,000
Net proceeds from sale of
   common stock, net of
   offering costs $10,679            270,000            270            624,051                   -            624,321
Issuance of common stock
   for services                        1,331              1              2,999                   -              3,000
Stock compensation expense
   related to stock options
   issued under Equity
   Incentive Plan                          -              -            705,893                   -            705,893
Net loss
                                           -              -                  -         (2,016,842)        (2,016,842)
                                  ----------      ---------         ----------        ------------        -----------

Balance, June 30, 2002            10,432,774        $10,433         $5,976,542        $(2,195,497)         $3,791,478

Stock compensation expense
   related to stock options
   issued under Equity
   Incentive Plan                          -              -             32,500                   -             32,500
Compensatory issuance of
   common stock                       34,348             35             51,838                   -             51,873
Net proceeds from issuance
   of common stock                   803,571            803            898,989                   -            899,792
Discount recorded on
   amended convertible term
   note                                    -              -            312,500                   -            312,500
Net loss
                                           -              -                 -          (1,152,405)        (1,152,405)
                                  ----------        -------         ----------        ------------        -----------

Balances, June 30, 2003,
(Unaudited)                       11,270,693        $11,271         $7,272,369        $(3,347,902)         $3,935,738
                                  ==========        =======         ==========        ============         ==========

See Notes to Consolidated Financial Statements

                                      F-6

                                 Decorize, Inc.
                      Consolidated Statements of Cash Flows
                 Years Ended June 30, 2003 (Unaudited) and 2002

                                                                                     2003                2002
                                                                            ----------------------------------------
    Operating Activities                                                        (Unaudited)
        Net income (loss)                                                     $     (1,152,405)  $     (2,016,842)
        Items not requiring (providing) cash
           Deferred income taxes                                                            --             32,700
           Depreciation and amortization                                               214,955            125,433
           Compensatory issuance of common stock and stock options                      84,373            753,893
           Amortization of debt discount included in interest expense                  463,625            125,000
           Loss (gain) on disposal of property and equipment                               991             (1,266)
        Changes in
           Trade accounts receivable                                                  (248,542)         1,091,465
           Due from factor                                                            (194,872)        (1,730,802)
           Inventories                                                                (793,659)          (305,303)
           Prepaid expenses and other current assets                                   (78,629)            30,615
           Accounts payable                                                            614,021            174,617
           Accrued expenses and other                                                   39,223           (174,194)
                                                                               ---------------    ---------------
               Net cash used in operating activities                                (1,050,919)        (1,894,684)
                                                                               ---------------    ---------------

    Investing Activities
        Purchase of property and equipment                                            (166,209)          (129,534)
        Proceeds from disposal of property and equipment                                 7,305             14,197
        Acquisition of Faith Walk Designs, Inc., net of cash acquired                       --           (295,812)
                                                                               ---------------    ---------------
               Net cash used in investing activities                                  (158,904)          (411,149)
                                                                               ---------------    ---------------

    Financing Activities
        Principal payments on long-term debt                                           (87,997)          (338,507)
        Proceeds from issuance of long-term debt                                            --            933,391
        Principal payments of stockholders' notes payable                             (131,463)           (51,505)
        Proceeds from issuance of stockholders' notes payable                               --            162,167
        Principal payments on capital lease obligations                                (40,154)           (17,514)
        Issuance of common stock, net of related expenses                              899,792            624,321
        Proceeds from issuance of common stock warrants                                     --             44,000
        Payment of costs of ongoing stock registration                                (159,172)                --
        Advances from factor, net                                                      702,461          1,008,372
                                                                               ---------------    ---------------
               Net cash provided by financing activities                             1,183,467          2,364,725
                                                                               ---------------    ---------------

    Increase (Decrease) in Cash and Cash Equivalents                                   (26,356)            58,892

    Cash and Cash Equivalents, Beginning of Year                                       148,072             89,180
                                                                               ---------------    ---------------
    Cash and Cash Equivalents, End of Year                                    $        121,716   $        148,072
                                                                               ===============    ===============

    Supplemental Cash Flows Information
        Interest paid                                                                 $210,019           $178,402
        Common stock warrants issued in connection with note payable                  $113,126           $276,515
        Beneficial conversion option associated with note payable                     $199,374           $473,485
        Promissory note issued to stockholder in exchange for repayment
          of note payable                                                             $288,607                 --
        Capital lease obligations incurred for property and equipment                 $124,328            $60,173

                                      F-7

                                 Decorize, Inc.
                          Notes to Financial Statements
                       June 30, 2003 (Unaudited) and 2002

Note 1: Nature of Operations and Summary of Significant Accounting Policies

    Nature of Operations

          Decorize, Inc. (Decorize) and its subsidiaries, collectively (the
          "Company"), is a manufacturer and wholesaler of imported home furnishings and home accent items. Products are sold primarily to retailers in the United States.

    Principles of Consolidation

          The consolidated financial statements include the accounts of
          Decorize, Inc. and its wholly owned subsidiaries, GuildMaster, Inc.
          and Faith Walk Designs, Inc. ("Faith Walk"). The results of operations of Faith Walk Designs, Inc. have been included in the consolidated financial statements from the effective date of the acquisition transaction (see Note 2). All significant intercompany accounts and transactions have been eliminated in consolidation.

    Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
          Actual results could differ from those estimates.

    Cash Equivalents

          The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. At June 30, 2003 and
          2002, cash equivalents consisted primarily of certificates of deposit.

    Accounts Receivable

          Accounts receivable are stated at the amount billed to customers. The
          Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions. Accounts receivable are ordinarily due 30 to 60 days after the issuance of the invoice.
          Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer. Provision
          (credit) for bad debts was ($79,355) and $178,402 for the years ended
          June 30, 2003 and 2002, respectively.

          The Company has established relationships with several major customers. Sales to one customer accounted for 29.5% and 19.9% of total sales for the years ended June 30, 2003 and 2002, respectively.
          Sales for 2003 to another customer accounted for an additional 14.7%
          of total sales. The Company grants credit to customers who meet the
          Company's pre-established credit requirements and generally does not require collateral to secure payment of accounts receivable.

    Due From Factor

          Decorize and its subsidiaries regularly sell the majority of their accounts on a pre-approved, non-recourse basis under global factoring agreements. Accounts receivable sold are subject to pre-approval by the factor. The Company does not retain any interest in, or control of, the accounts receivable sold. The Company does not bear any credit risk relating to the sold receivables other than with regard to customer disputes that may require the Company to reacquire the disputed receivables from the factor. A portion of the sale proceeds is withheld by the factor for a period of time pursuant to the factoring agreement, which is reflected as due from

                                      F-8

                                 Decorize, Inc.
                          Notes to Financial Statements
                       June 30, 2003 (Unaudited) and 2002

          factor on the consolidated balance sheet. Advances of amounts due from factor bear interest at prime, and may be offset against amounts due to the Company at the factor's option. At June 30, 2003, the Company was not in compliance with certain financial restrictions of its factoring agreements. The factor has waived compliance with those restrictions at June 30, 2003.

    Inventory Pricing

          Inventories consist primarily of finished and unfinished home furnishings and accessories. Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out
          (FIFO) method and includes the cost of ocean freight and docking fees.

    Property and Equipment

          Property and equipment are stated at cost less accumulated depreciation and are depreciated over the estimated useful life of each asset. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful lives of the improvements. As required by Statement of Position 98-1, Accounting for Costs of
          Computer Software Developed or Obtained for Internal Use, the Company
          capitalized $167,088 related to computer software developed or obtained for internal use in 2002. Depreciation has been computed by applying the straight-line method to each asset category over their estimated lives, as follows:

                                                                                  Balance at          Balance at
                         Category                         Estimated Life           June 30, 2003       June 30, 2002
----------------------------------------------------------------------------------------------------------------------
                                                                                    (Unaudited)
           Automobiles                                          5 years        $         36,198    $         14,718
           Warehouse and production equipment                  5-7 years                 63,682              62,939
           Computer software                                    3 years                 167,088             167,088
           Office and computer equipment                       3-7 years                481,335             241,323
           Leasehold improvements                             Lease term                 77,521              71,606
                                                                                ---------------     ---------------
           Total                                                                        825,824             557,674
           Less accumulated depreciation                                                304,905             153,753
                                                                                ---------------     ---------------
           Property and equipment, net                                         $        520,919    $        403,921
                                                                                ===============     ===============

   Impairment of Long-lived Assets

          Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. When events or changes in circumstances indicate an asset may not be recoverable, the Company estimates the future cash flows expected to result from the use of the asset. If the sum of the expected undiscounted future cash flows is less than the carrying value of the asset, an impairment loss is recognized. The impairment loss is recognized by measuring the difference between the carrying value of the assets and the estimated fair value of the assets. The
          Company's estimates of fair values are based on the best information available and require the use of estimates, judgments and projections as considered necessary. The actual results may vary significantly. No impairment losses have been recorded in 2003 and 2002.

    Goodwill

          Effective July 1, 2001, the Company adopted the provisions of
          Statement of Financial Accounting Standards No. 142, Goodwill and
          Other Intangible Assets (SFAS No. 142), which was issued by the
          Financial Accounting Standards Board (FASB) in July 2001. SFAS No. 142
          requires that an intangible asset that is acquired shall be initially recognized and measured based on its fair value. SFAS No. 142 also provides that goodwill should not be amortized, but shall be tested for impairment annually, or more frequently if circumstances indicate potential impairment, through a comparison of fair value to its carrying amount. The

                                      F-9

                                 Decorize, Inc.
                          Notes to Financial Statements
                       June 30, 2003 (Unaudited) and 2002

          Company has not recorded a charge as a result of the required impairment tests in 2003 and 2002, nor was amortization of goodwill required in any prior period.

    Income Taxes

          Deferred tax assets and liabilities are recognized for the tax effects of differences between the financial statement and tax bases of assets and liabilities. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized. The Company files consolidated income tax returns with its subsidiaries.

    Revenue Recognition

          Revenue from the sale of the Company's products is recognized as products are delivered to customers. Any customer deposits relate to amounts received in advance from customers for unshipped orders.

    Advertising Costs

          The Company expenses advertising costs as they are incurred.
          Advertising expense for the years ended June 30, 2003 and 2002, was
          $38,161 and $349,086, respectively.

    Loss Per Share

          Basic and diluted loss per share are computed by dividing the net loss by the weighted-average number of common shares outstanding during the period and excludes the otherwise dilutive effects of outstanding stock options and warrants as their effects would be anti-dilutive.

    Stock-based Compensation

          At June 30, 2003 and 2002, the Company had a stock-based employee compensation plan, as more fully described in Note 11. The Company accounts for this plan under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to
          Employees, and related Interpretations. Stock-based employee compensation cost is reflected in net income, as some options granted under those plans had an exercise price below the market value of the underlying common stock on the grant date. The following table illustrates the effect on net income and earnings per share if the company had applied the fair value provisions of FASB Statement No.
          123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

                                                                      Year Ended June 30
                                                               2003                         2002
                                                   ----------------------------------------------------------
                                                              (Unaudited)
            Net loss, as reported                        $        (1,152,405)         $        (2,016,842)
            Add stock-based employee
              compensation expense included in
              reported net income, net of  tax
              effects                                                 37,500                      734,390
            Less total stock-based employee
              compensation expense determined
              under the fair value based method                     (454,730)                  (1,254,590)
                                                          ------------------           ------------------
            Pro forma net loss                           $        (1,569,635)         $        (2,537,042)
                                                          ==================           ==================

            Loss per share

                                      F-10

                                 Decorize, Inc.
                          Notes to Financial Statements
                       June 30, 2003 (Unaudited) and 2002

            Basic - as reported                          $             (0.11)         $             (0.20)
                                                          ==================           ==================

            Basic - pro forma                            $             (0.14)         $             (0.25)
                                                          ==================           ==================

            Diluted - as reported                        $             (0.11)         $             (0.20)
                                                          ==================           ==================

            Diluted - pro forma                          $             (0.14)         $             (0.25)
                                                          ==================           ==================

          The Company adopted Financial Accounting Standards Board
          Interpretation No. 44 (FIN 44), Accounting for Certain Transactions
          Involving Stock Compensation, an Interpretation of APB No. 25,
          effective July 1, 2000. In accordance with FIN 44, when an award is modified to accelerate vesting, a new measurement date results (see
          Note 9).

    Financial Instruments

          The carrying amounts of the Company's financial instruments, which consist principally of cash, accounts receivable, accounts payable and notes payable; approximate fair value.

    Recent Accounting Standards

          In August 2001, the FASB issued SFAS No. 144, Accounting for the
          Impairment or Disposal of Long-lived Assets and for Long-lived Assets to Be Disposed Of, which resolves significant implementation issues that had evolved since the issuance of SFAS No. 121. SFAS No. 144 also establishes a single accounting model for long-lived assets to be disposed of by sale. The Company adopted SFAS No. 144 in the first quarter of fiscal 2003. Adoption of SFAS No. 144 had no impact on the
          Company's consolidated results of operations or financial position.

          The Company also adopted SFAS No. 148, Accounting for Stock-Based
          Compensation-Transition and Disclosure, in 2002. This standard amends the disclosure requirements of SFAS No. 123, requiring additional disclosures about stock-based compensation in the Company's financial statements. The adoption of SFAS No. 148 had no significant impact on the Company's results of operations or financial position.

Note 2:  Acquisition of Faith Walk Designs, Inc.

          On July 31, 2001, Faith Walk Designs, Inc. was merged with and into
          Step of Faith, Inc., a wholly owned subsidiary of Decorize, Inc. Step of Faith, Inc. then changed its name to Faith Walk Designs, Inc. Faith
          Walk has historically sourced its products in unpainted form from
          United States suppliers and added design finishing to them in Faith
          Walk's Houston, Texas manufacturing facility. However, under the
          Company's "direct ship" strategy, Faith Walk is creating designs and then sourcing finished products from the Company's suppliers in the far east and phasing out its domestic manufacturing operations.

          The purchase price was comprised of a 6.75% promissory note due July
          31, 2003 in the principal amount of $215,744, cash of $295,812 and
          161,443 shares in Decorize, Inc. common stock (valued at $510,000.)
          The acquisition was accounted for as a purchase, and the results of operations of Faith Walk Designs, Inc. have been included in the consolidated results of the Company since the acquisition date. The total cost of this acquisition, which was based on fair values of the net assets acquired is as follows:

           Accounts receivable                                $        327,467
           Inventories                                                 514,679
           Prepaid expenses and other                                   13,156
           Property and equipment                                       70,945
           Goodwill                                                  1,132,989

                                      F-11

                                 Decorize, Inc.
                          Notes to Financial Statements
                       June 30, 2003 (Unaudited) and 2002

           Accounts payable                                           (463,303)
           Accrued expenses                                             (5,709)
           Other liabilities                                           (81,492)
           Debt                                                       (487,177)
                                                               ---------------

           Total cost of net assets acquired                  $      1,021,555
                                                               ===============

        Pro forma results for the year ended June 30, 2002, would not be materially different from the actual results of operations due to the date of the Faith Walk acquisition, and are therefore not presented.

Note 3:  Inventories

                                                                   2003                2002
                                                            ---------------------------------------
                                                               (Unaudited)
           Raw materials                                     $        346,869   $        556,858
           Work-in-process                                             33,273              4,289
           Finished units                                           2,665,889          1,691,225
                                                              ---------------    ---------------

                                                             $      3,046,031   $      2,252,372
                                                              ===============    ===============

Note 4:  Debt

                                                                  2003                2002
                                                            ---------------------------------------
                                                               (Unaudited)
           Note payable, bank (A)                            $        103,557   $        132,499
           Convertible note payable, net of discount (B)              254,963            125,000
           Note payable, bank (C)                                          --            176,648
           Note payable, bank (D)                                          --            150,016
                                                              ---------------    ---------------
                                                                      358,520            584,163
           Less current maturities                                    285,900            462,970
                                                              ---------------    ---------------

                                                             $         72,620   $        121,193
                                                              ===============    ===============

(A)  Note payable to bank in monthly installments of $3,201, including interest at the bank's prime rate plus 1% (5.00% at June 30, 2003), through June
     2007, secured by inventories and accounts receivable.

(B)  The Company entered into a securities purchase agreement on February 26,
     2002 with NestUSA. Under this agreement the Company issued a convertible term note in the amount of $750,000 and warrants to purchase an aggregate of 300,000 shares of common stock. The note accrues interest at 6% and requires equal monthly installments of principal and interest of $68,423 to be paid on the last day of each calendar month beginning on March 31, 2003, through February 2004. Within one year the holder of this note may convert all or any portion of the outstanding balance of this note, including accrued but unpaid interest, into shares of common stock. The price at which the note is convertible is $2.50 per share. The warrants have an exercise price of $3.00 per share. If the Company does not obtain certain financing by December 31, 2002, the warrant exercise price will be reduced to $1.50 per share. The warrants are exercisable until February 26, 2005.

     The estimated fair value of the warrants and beneficial conversion terms related to this convertible note payable issued on February 26, 2002, amounted to $276,515 and $473,485, respectively and were recorded as a discount on the note. The discount is being amortized to interest expense over the two-year term of the convertible note payable using the interest method.

                                      F-12

     On January 1, 2003, the $750,000 convertible term note was changed by the issuance of an amended and restated convertible term note. The amended and restated note created new payment terms, extended the conversion option through December 31, 2003, and required issuance of three year warrants for an additional 216,000 shares of the Company's common stock at an exercise price of $2.80 per share that expire February 26, 2005. Interest accrues at the initial rate of 6.00% per annum, accrued and compounded annually.
     Principal and interest are payable monthly in the amount of $17,500 commencing on January 31, 2003, continuing until January 31, 2004, when the monthly payments increase to $53,351 through December 31, 2004, at which time the note is to be fully paid. In April 2003, the note holder agreed to defer $5,000 of the monthly payments of principal for April, May and June, which shall be paid as additional $5,000 principal payments in July, August and September of 2003.

     As of January 1, 2003, the estimated fair values of the warrants and beneficial conversion terms related to this convertible note were recognized as additional discounts to the carrying value of the note of
     $113,126 and $199,374, respectively, with an offsetting credit to paid-in capital. The aggregate discount on the convertible note as of January 1,
     2003, was equal to its $750,000 face value. This discount is being amortized to interest expense over the revised note term using the interest method. During the years ended June 30, 2003 and 2002, $463,625 and
     $125,000 was charged to interest expense relating to the amortization of discounts on this convertible note.

(C)  Note payable to bank in monthly installments of $1,111 plus interest, at the bank's prime rate plus 1.25%, through September 2002, secured by substantially all assets. This note was repaid in full by a stockholder on behalf of the Company during 2003.

(D)  Note payable to bank in monthly installments of $10,000, plus interest at the bank's prime rate plus 1%, through September 2002, secured by substantially all assets. This note was repaid in full by a stockholder on behalf of the Company during 2003

       The aggregate annual maturities of long-term debt at June 30, 2003, are as follows:

                                                                            Aggregate Principal
                            Year Ended June 30 (Unaudited)                      Maturities
           --------------------------------------------------------------------------------------

                 2004                                                         $        444,798
                 2005                                                                  387,597
                                                                               ---------------

                 Total aggregate principal payments                                    832,395

                 Less current portion                                                  285,900
                 Less unamortized portion of debt discount                             473,875
                                                                               ---------------

                 Long-term debt                                               $         72,620
                                                                               ===============

        Notes payable to stockholders at June 30, 2003, consists of the following unsecured notes:

                                                                2003                2002
                                                       --------------------------------------
                                                         (Unaudited)
           Note payable (E)                            $        925,000   $        925,000
           Note payable (E)                                     375,000            375,000
           Note payable (F)                                     214,240            214,240
           Note payable (G)                                     288,770                 --
           Note payable (H)                                          --            131,463
                                                        ---------------    ---------------

                                      F-13

                                 Decorize, Inc.
                          Notes to Financial Statements
                       June 30, 2003 (Unaudited) and 2002

                                                       $      1,803,010   $      1,645,703
                                                        ===============    ===============

(E)            Stockholder notes payable, interest at prime plus 1%, due at maturity, July 31, 2004.

(F)            Stockholder note payable, interest at 6.75% due at maturity, July
               31, 2004.

(G)            Stockholder note payable bearing interest at 5.75%, due October
               25, 2005. This note was issued in exchange for the stockholder's payment of two notes payable to bank (see (C) and (D) above.

(H)            Stockholder note payable, interest at prime, due at maturity,
               July 31, 2004. This note was repaid in full during 2003.

     The prime rate of interest at June 30, 2003 was 4.00%.

     A bank loan agreement requires the Company to maintain certain covenants, the more important of which restricts the purchase of its stock and payment of dividends.

Note 5:  Leases

     The Company leases various plant, office and showroom facilities and certain other equipment under agreements accounted for as operating leases.
     These leases expire through April 2008 and certain leases contain renewal options.

     The Company also leases equipment under agreements accounted for as capital leases. The assets under capital leases are amortized on a straight-line basis over the term of the lease, and lease amortization is included in depreciation expense. Property and equipment included $214,998 and $87,970 of assets under capital lease less $4,675 and $19,008 of accumulated depreciation at June 30, 2003 and 2002, respectively.

     Future minimum payments for noncancelable capital and operating leases with initial or remaining terms of one year or more at June 30, 2003, are as follows:

                                                                                 Operating           Capital
                                                                                  Leases              Leases
                                                                            ----------------------------------------

           2004                                                               $        360,653   $         71,298
           2005                                                                        340,424             57,980
           2006                                                                        309,505             38,117
           2007                                                                        251,511             14,118
           2008 and beyond                                                             256,468              5,911
                                                                               ---------------    ---------------

                                                                              $      1,518,561            187,424
                                                                               ===============

           Less amount representing interest                                                               41,090
                                                                                                  ---------------

           Present value of future minimum lease payments                                                 146,334

           Less current portion                                                                            49,200
                                                                                                  ---------------

                                                                                                 $         97,134
                                                                                                 ================

        Total rent expense incurred under operating leases amounted to $474,450 and $365,227 for the year ended June 30, 2003 and 2002, respectively.

Note 6:  Stockholders' Equity

                                      F-14

                                 Decorize, Inc.
                          Notes to Financial Statements
                       June 30, 2003 (Unaudited) and 2002

        On August 4, 2001, the Decorize, Inc. board of directors authorized the issuance of up to 500,000 common stock purchase warrants to 11 former holders of Class B Units in Decorize.com, L.L.C. The warrants were exercisable for $2.00 per share. During 2002, 30,000 warrants were exercised for consideration of $60,000. The remaining 470,000 warrants expired June 30, 2003.

        In February 2002, the Company completed a private placement financing of
        $525,000 of restricted securities consisting of common stock and common stock warrants to accredited investors, which was exempt from registration pursuant to Rule 506 of Regulation D of the Securities Act.
        The Company sold the shares and warrants as Units at prices between
        $2.25 and $2.50 per Unit, with each Unit consisting of one share of our common stock and one five-year warrant to purchase one share of our common stock for $4.00 per share. The minimum purchase was 20,000 Units for $50,000. On February 28, 2002 the Company closed the private placement subscriptions for 220,000 Units at a total selling price of
        $525,000.

        Also during fiscal 2002, the Company issued 20,000 shares of common stock for aggregate proceeds of $50,000.

        The Company agreed to prepare a registration statement covering the common stock issued pursuant to sale of the Units and the associated warrants. The Company further pledged to use its best efforts to cause the registration statement for the common stock to be made effective by the SEC and to maintain the effectiveness of the registration statement until all such common stock has been resold by the initial owners.
        During 2003, the Company has deferred $159,172 of costs related to this registration, which are included in other assets on the consolidated balance sheet. These costs will offset additional paid-in capital when the registration becomes effective, or will be charged to expense in the event that the registration is abandoned.

        In December 2002, the Company completed a private placement of 785,714 shares of common stock, and warrants to acquire an additional 785,714 shares of common stock at an initial exercise price of $2.80 per share.
        Each purchaser received a warrant to purchase one share of common stock for each share of common stock purchased in the private placement. The private placement was completed in two separate closings on November 19,
        2002 and December 2, 2002. The aggregate purchase price for the common stock and the warrants was $1,100,000, based on a price per share of common stock equal to $1.40. As a cost of this private offering, the
        Company paid $60,000 and issued 17,857 shares of common stock, together with warrants for an aggregate of 171,428 shares of common stock, as brokerage fees, to parties acting on the Company's behalf in such placement. The warrants are exercisable at $1.40 per share for 42,857 shares, at $2.80 per share for 42,857 shares, at $1.68 per share for
        42,857 shares and at $3.36 per share for 42,857 shares. All of the warrants have an exercise period of three years, except for the warrants exercisable for 42,857 shares at a price of $2.80 per share, which have an exercise period of five years.

Note 7:  Income Taxes

        The provision for income taxes includes these components:

                                                                                   2003                2002
                                                                            ----------------------------------------
                                                                                (Unaudited)
           Taxes currently payable                                            $             --   $             --
           Deferred income taxes                                                            --             32,700
                                                                               ---------------    ---------------

                  Income tax expense                                          $              0   $         32,700
                                                                               ===============    ===============

        A reconciliation of income tax expense at the statutory rate to the
        Company's actual income tax expense is shown below:

                                                                                   2003                2002
                                                                            ----------------------------------------
                                                                                (Unaudited)
           Computed at the statutory rate (34%)                               $       (391,206)  $       (674,608)
           Increase (decrease) resulting from

                                      F-15

                                 Decorize, Inc.
                          Notes to Financial Statements
                       June 30, 2003 (Unaudited) and 2002

               Nondeductible expenses                                                   23,646            258,648
               State income taxes                                                      (42,810)           (48,447)
               Changes in the deferred tax asset valuation allowance                   416,912            520,700
               Other                                                                    (6,542)           (23,593)
                                                                               ---------------    ---------------

                  Actual tax expense                                          $              0   $         32,700
                                                                               ===============    ===============

        The tax effects of temporary differences related to deferred taxes shown on the balance sheets were:

                                                                                   2003                2002
                                                                            ----------------------------------------
           Deferred tax assets                                                  (Unaudited)
               Allowance for doubtful accounts                                $        109,261   $         81,760
               Accrued compensated absences                                             20,154             20,154
               Inventories                                                              48,703             49,102
               Capital lease obligations                                                13,305             22,121
               Net operating loss carryforwards                                        822,880            403,615
               Charitable contribution carryforwards and other                           7,671              1,095
                                                                               ---------------    ---------------
                                                                                     1,021,974            577,847
                                                                               ---------------    ---------------
           Deferred tax liabilities
               Property and equipment                                                  (54,261)           (39,562)
               Prepaid expenses                                                        (30,101)           (17,585)
                                                                               ----------------   ---------------
                                                                                       (84,362)           (57,147)
                                                                               ---------------    ---------------

                  Net deferred tax asset before valuation allowance                    937,612            520,700
                                                                               ---------------    ---------------

           Valuation allowance
               Beginning balance                                                      (520,700)                --
               (Increase) decrease during the period                                  (416,912)          (520,700)
                                                                               ---------------    ---------------

               Ending balance                                                         (937,612)          (520,700)
                                                                               ---------------    ---------------

                  Net deferred tax asset                                      $              0   $              0
                                                                               ===============    ===============

        For the years ended June 30, 2003 and 2002, the Company recorded a valuation allowance for the full amount of the net deferred tax asset otherwise recorded due to the losses causing uncertainty as to the realizability of the deferred tax assets in future years. As of June 30,
        2003 and 2002, the Company had approximately $2,160,000 and $1,060,000, respectively, of net operating loss carryforwards available to offset future federal income taxes. The carryforwards expire in varying amounts from 2021 to 2023, if unused. Utilization of the net operating loss carryforwards may be subject to certain limitations as a result of changes in ownership of the Company.

     Note 8: Profit-sharing Plan

    Profit-sharing Plan

        The Company has a 401(k) profit-sharing plan covering substantially all employees. The Company's contributions to the plan are determined annually by the Board of Directors. There were no Company contributions to the plan for 2003 or 2002.

     Note 9: Employee Stock Plans

    Stock Option Plan

                                      F-16

                                 Decorize, Inc.
                          Notes to Financial Statements
                       June 30, 2003 (Unaudited) and 2002

        The Company has elected to follow APB Opinion No. 25, Accounting for
        Stock Issued to Employees, and related interpretations in accounting for its employee stock options rather than the alternative fair value accounting provided under SFAS No. 123.

        The Company has a stock options plan (1999 Equity Incentive Plan)
        providing for incentive and nonqualified stock options up to which
        3,000,000 shares of common stock are available to issuance to employees, officers, directors, and consultants. Options granted under this plan may expire as much as 10 years from the date of the grant at prices determined by the Board of Directors.

        A summary of the Company's stock option activity and related information for the years ended June 30, 2003 and 2002 is presented below:

                                                             2003
                                                          (Unaudited)                               2002
                                                                 Weighted Average                       Weighted Average
                                                   Shares         Exercise Price         Shares          Exercise Price
                                            -------------------------------------------------------------------------------

       Outstanding, beginning of year                  784,998         $ 1.97                 344,823      $  .99
           Granted                                     441,300           2.31                 454,700        2.73
           Exercised                                        --           --                        --        --
           Forfeited                                  (347,692)          2.01                 (14,525)       2.26
                                               ---------------                        ---------------

       Outstanding, end of year                        878,606           2.13                 784,998        1.97
                                               ===============                        ===============

       Options exercisable, end of year                476,637           1.86                 547,675        1.68

        The fair value of options granted is estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                                                                   2003                2002
                                                                            ----------------------------------------
                                                                                (Unaudited)
           Dividend per share                                                 $            --    $            --
           Risk-free interest rate                                                      4.3%               4.4% to 6%
           Weighted average expected life of options                              4 to 5 years            5 to 7 years
           Expected volatility of the Company's common stock market
              price                                                                    1.0084           0.516 to 0.463

           Weighted average fair value of options granted during the year               $1.58                    $1.82

        The following table summarizes information about stock options under the plan outstanding at June 30, 2003:

                                                     Options Outstanding                    Options Exercisable
                                             Weighted-Average
   Range of Exercise       Number         Remaining Contractual    Weighted Average      Number     Weighted Average
        Prices          Outstanding                Life             Exercise Price    Exercisable    Exercise Price
-----------------------------------------------------------------------------------------------------------------------

    $0.80 to $1.80           245,356            3.1 years               $0.93          223,354            $0.90
    $2.60 to $2.70           608,250            5.2 years               $2.53          228,283            $2.56
    $3.95 to $4.20            25,000            2.6 years               $4.00          25,000             $4.00

                                      F-17

                                 Decorize, Inc.
                          Notes to Financial Statements
                       June 30, 2003 (Unaudited) and 2002

        The Company granted stock options to certain executives, employees and directors on various dates during 2003 and 2002. The exercise price of these options granted is equal to the market price on the date of the grant. There is no recorded expense related to grants of these options.

        On January 16, 2002, the Company granted options to an executive with an exercise price below the market price on the date of the grant. The
        Company has recorded $87,500 of stock compensation expense related to these options in fiscal 2002.

        On October 3, 2001, the Board of Directors approved the acceleration of vesting of 339,498 options granted June 29, 2001, held by certain current employees, including officers of the Company. These options have a 7-year life and originally vested on certain performance requirements being met. With the Board approval these options became fully vested as of June 29, 2002. Other than the changes in the vesting period, there was no other change in the terms of the original options as granted.

        FIN 44 requires, among other things, that stock options, which have been modified after December 15, 1998, to accelerate vesting, be accounted for with a new measurement date. Compensation is measured based on the award's intrinsic value at the date of modification and expenses over the new expected vesting period. As a result of the application of FIN
        44, the Company recorded a non-cash stock compensation expense of
        $618,394 in fiscal 2002. For 2003 and future periods, the Company will not have to record any additional stock compensation related to these options as they became fully vested on June 29, 2002.

        In 2002, the Company issued a warrant to purchase 150,000 shares of its common stock to an outside consultant for services rendered. The warrant has an exercise price of $3.00 per share and expires in November 2004.

Note 10: Significant Estimates and Concentrations

        Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Those matters include the following:

    General Litigation

        The Company is subject to claims and lawsuits that arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated financial position of the Company.

    Major Supplier

        The Company purchases approximately 37% of its principal products from one supplier. There are a limited number of suppliers for these products.

Note 11: Employment Agreements

        As part of the GuildMaster, Inc. merger, employment agreements were entered into with two officers of the Company. The agreements are effective through June 2004 and prohibit the officers from competing against the corporation for two years after voluntarily terminating employment. One of the officers voluntarily ended his employment subsequent to June 30, 2003 (see Note 13.)

        In connection with the acquisition of Faith Walk (see Note 2) the
        Company entered into an employment agreement with a former officer of
        Faith Walk, dated July 31, 2001, with a term of four years which includes a two-year covenant-not-to-compete clause in the event that the officer voluntarily terminates employment. Bonuses, if any, are to be paid at the sole discretion of the Board of Directors.

Note 12: Future Liquidity Needs

                                      F-18

                                 Decorize, Inc.
                          Notes to Financial Statements
                       June 30, 2003 (Unaudited) and 2002

        The Company has incurred losses and recurring negative cash flows since formation. Management is considering several alternatives for mitigating these conditions during the next year. These include establishing and expanding relationships with key customers, selective reductions of operating overhead and seeking additional sources of equity and debt financing.

Note 13: Subsequent Events

        On July 9, 2003, the Company established a $150,000 90-day bank line of credit personally guaranteed by an officer of the Company.

        On July 17, 2003, a promissory note for $150,000 bearing interest at prime, due October 11, 2003 was issued to an officer of the Company in exchange for a loan of $150,000 cash from the officer.

        An officer voluntarily ended his employment with the Company effective
        August 15, 2003. The Company has agreed to pay a total of approximately
        $170,000 in severance benefits to the officer between September 1, 2003, and December 31, 2004.

                                      F-19

                          INDEPENDENT AUDITORS' REPORT
            - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

To the Board of Directors and Stockholders
Decorize, Inc. (Successor to Guidelocator.com, Inc.) and Subsidiary
Springfield, Missouri

We have audited the accompanying consolidated statements of operations, changes in stockholders' equity, and cash flows of Decorize, Inc. and Subsidiary for the six months ended June 30, 2001 and the period March 6, 2000 to December 31,
2000. These consolidated financial statements are the responsibility of the
Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated statements of operations, changes in stockholders' equity and cash flows referred to above present fairly, in all material respects, the results of operations and cash flows of Decorize, Inc.
and Subsidiary for the six months ended June 30, 2001 and the period March 6,
2000 to December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

As discussed in note 2, the company restated its consolidated financial statements to reclassify Decorize.com, L.L.C.'s accumulated deficit to paid-in capital as of the date Decorize.com, L.L.C. was merged into Decorate, Inc. and to correct the presentation of Guidelocator.com, Inc.'s (Guidelocator)
outstanding common stock prior to the merger with Decorate, Inc.

                              /s/  Kirkpatrick, Phillips & Miller, CPA's, P.C.

September 7, 2001, except for note 2 as to which the date is August 4, 2003
Springfield, Missouri

                                      F-20

       DECORIZE, INC. (SUCCESSOR TO GUIDELOCATOR.COM, INC.) AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                         Period
                                                   Six Months Ended   March 6, 2000
                                                    June 30, 2001    December 31, 2000
                                                     (Restated)         (Restated)

          Sales                                      $   842,274    $   284,307

          Cost of sales                                  585,135        220,829
                                                     -----------    -----------

          Gross profit                                   257,139         63,478
                                                     -----------    -----------

          Operating expenses:
               Selling, general and administrative       994,566        654,866
               Depreciation and amortization              27,545         17,190
                                                     -----------    -----------
               Total operating expenses                1,022,111        672,056
                                                     -----------    -----------

          Net loss from operations                      (764,972)      (608,578)

          Other income (expense):
          Interest income                                  7,822         15,475
               Interest expense                           (4,699)          (485)
               Other                                     (80,000)       (72,293)
                                                     -----------    -----------
               Total other income (expense)              (76,877)       (57,303)
                                                     -----------    -----------

          Net loss before income taxes                  (841,849)      (665,881)

          Income tax benefit                             (32,700)          --
                                                     -----------   -----------

          Net loss                                   $  (809,149)   $  (665,881)
                                                     ===========    ===========

          Basic and diluted loss
                   per share                         $     (0.17)   $     (0.15)
                                                     ===========    ===========

          Basic and diluted weighted-average
                   shares outstanding                  4,701,206      4,396,672
                                                     ===========    ===========

                                      F-21

       DECORIZE, INC. (SUCCESSOR TO GUIDELOCATOR.COM, INC.) AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
  PERIOD MARCH 6, 2000 TO DECEMBER 31, 2000 AND SIX MONTHS ENDED JUNE 30, 2001

                                   (RESTATED)

                                                                                          Receivables
                                                                                                 from
                                       Common Stock                                          Stockholders
                                                   Par       Paid-in      Accumulated            for
                                     Shares       Value      Capital         Deficit        Stock Issuance       Total
                                     ------       -----      -------         -------        --------------       ---------
Net proceeds from issuance of
    common stock                      4,396,672    $4,397    $1,770,603            $  --         $ (330,000)   $1,445,000

Net loss                                      -         -             -        (665,881)                   -    (665,881)
                                      ---------    ------    ----------       ----------         -----------    ---------
Balances, December 31, 2000           4,396,672     4,397     1,770,603        (665,881)           (330,000)      779,119

Net loss                                      -         -             -        (809,149)                   -    (809,149)

Exercise of stock options               109,864       110        41,555                -                   -       41,665

Collection of receivables for
    stock issuance                            -         -             -                -             330,000      330,000

Merger of Decorize.com,
    L.L.C., into Decorate, Inc.
                                              -         -   (1,296,375)        1,296,375                   -            -
Issuance of common stock for
    acquisition of
    Guildmaster, Inc.                 3,193,464     3,193     2,049,284                -                   -    2,052,477

Net proceeds from issuance of
    common stock                        876,000       876       651,118                -                   -      651,994

Issuance of common stock from
    merger with Guidelocator
                                      1,424,000     1,424       (1,424)                -                   -            -
                                      ---------     -----   -----------        ---------                ----    ---------

Balances, June 30, 2001              10,000,000  $ 10,000    $3,214,761      $ (178,655)                $  _   $3,046,106
                                     ==========  ========    ==========      ===========                ====   ==========

The accompanying notes are an integral part of the consolidated financial statements.

                                      F-22

       DECORIZE, INC. (SUCCESSOR TO GUIDELOCATOR.COM, INC.) AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                          Period
                                                                    Six Months Ended  March 6, 2000 to
                                                                      June 30, 2001   December 31, 2000
                                                                      -------------   ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
          Net loss                                                     $  (809,149)   $  (665,881)
          Adjustments to reconcile net loss to cash provided
          by operating activities:
                   Depreciation                                             27,756         17,190
                   Common stock issued for services                           --           50,000
                   Loss on abandonment of property
                   and equipment                                              --           72,293
                   Exercise of stock options                                41,665           --
          Changes in certain assets and liabilities:
                   Receivables                                            (140,799)       (22,970)
                   Inventories                                            (146,793)       (61,055)
                   Prepaid expenses and other                              (12,825)      (125,445)
                   Deferred tax benefits                                   (32,700)          --
                   Accounts payable                                         52,627         86,679
                   Accrued expenses                                        170,292         35,710
                                                                       -----------    -----------
                       Net cash used in operating activities              (849,926)      (613,479)
                                                                       -----------    -----------

          CASH FLOWS FROM INVESTING ACTIVITIES:
                   Acquisition of property and equipment                   (29,824)      (222,448)
                   Other receivables                                       (69,537)          --
                                                                                      -----------
                   Acquisition of Guildmaster, Inc., net of cash               300
                                                                       -----------

                            Net cash used in investing activities          (99,061)      (222,448)
                                                                       -----------    -----------

          CASH FLOWS FROM FINANCING ACTIVITIES:
          Principal payments under capital lease obligation                 (1,568)        (2,108)
                   Proceeds from receivables  for issuance of
                     common stock                                          330,000           --
                   Issuance of common stock, net of related expenses       152,770      1,395,000
                                                                       -----------    -----------
                            Net cash from financing activities             481,202      1,392,892
                                                                       -----------    -----------
                            Net increase (decrease) in cash
                            and cash equivalents                          (467,785)       556,965

          CASH AND CASH EQUIVALENTS, beginning of period                   556,965           --
                                                                       -----------    -----------
          CASH AND CASH EQUIVALENTS, end of period                     $    89,180    $   556,965
                                                                       ===========    ===========

          SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

          CASH PAID FOR INTEREST                                       $     4,699    $       485
                                                                       ===========    ===========

          NON-CASH INVESTING AND FINANCING ACTIVITIES:

During the period March 6, 2000 to December 31, 2000, the Company entered into a capital lease for a phone system. The Company recorded the phone system and corresponding lease obligation at its market value of $10,204. The Company issued common stock in exchange for $50,000 of services during the same period.
The Company acquired Guildmaster, Inc. on June 18, 2001. See Note 3 for details of that transaction. On June 29, 2001 the Company issued 876,000 shares of common stock for $230,000 and a receivable of $470,000 (See Note 11).

The accompanying notes are an integral part of the consolidated financial statements.

                                      F-23

       DECORIZE, INC. (SUCCESSOR TO GUIDELOCATOR.COM, INC.) AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       Nature of business - The Company is a manufacturer and wholesaler of imported home furnishings and home accent items. The consolidated financial statements include the accounts of the Company's wholly-owned subsidiary, Decorate, Inc. and Decorate, Inc.'s wholly-owned subsidiary, Guildmaster, Inc.

       Principles of consolidation - The Company is a holding company whose assets consist of its investment in its subsidiary. The business of the consolidated group is conducted through Decorate, Inc. and
           Guildmaster, Inc. The results of companies acquired are included in the consolidated financial statements from the effective date of acquisition (see Note 3). All significant intercompany balances and transactions have been eliminated in consolidation.

       Inventories - Inventories have been valued at the lower of cost or market, as determined by the first-in first-out (FIFO) method.

       Depreciation - Depreciation has been computed by applying the straight-line method over the following estimated lives:

          Category                           Estimated Life
          ---------------------------       -----------------
          Automobiles                                 5 years
          Warehouse and production equipment          7 years
          Developed technology                        3 years
          Office and computer equipment             3-7 years
          Leasehold improvements                  10-20 years

           Depreciation charged to expense amounted to $27,756 and $17,190 for the six months ended June 30, 2001 and the period March 6, 2000 to
           December 31, 2000, respectively.

       Goodwill - Goodwill has been recorded by the Company in connection with the acquisition of the net assets of Guildmaster, Inc., which is discussed further in Note (3). Goodwill, which represents the excess of the purchase price over the estimated market value of net assets acquired, is being amortized on a straight-line basis over fifteen years. Amortization expense was not charged to operations for the period from the merger date to June 30, 2001, because the amount was not material to the consolidated financial statements.

       Income taxes - Deferred tax liabilities and assets are recognized for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Deferred tax liabilities and assets are determined based on the differences between the consolidated financial statements and the tax basis of assets and liabilities, using tax rates in effect for the years in which the differences are expected to reverse. A valuation allowance is provided to offset any net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

              As discussed in Note 3, Decorate, Inc. merged with Decorize.com,
              L.L.C. on June 18, 2001. Because Decorize.com, L.L.C. operated as a limited liability company, any net losses incurred between March
              6, 2000 and June 18, 2001 will be passed through to each member of the limited liability company with no income tax benefit resulting to the Company.

                                      F-24

       DECORIZE, INC. (SUCCESSOR TO GUIDELOCATOR.COM, INC.) AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       Accounting estimates - Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

       Consolidated statements of cash flows - For purposes of the Consolidated
              Statements of Cash Flows, cash equivalents include money market funds and all highly liquid debt instruments with maturities of three months or less at the date of their acquisition.

       Advertising costs - The Company expenses non-direct response advertising costs as they are incurred.

       Revenue Recognition - Revenue from the sale of the Company's products is recognized as products are delivered to customers.

       Loss per share - Basic loss per share excludes dilution and is computed by dividing net loss available to stockholders by the
              weighted-average number of shares outstanding during the period.
              Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue shares were exercised or resulted in the issuance of shares that would share in the losses of the Company. Dilutive potential shares are added to weighted-average shares used to compute basic loss per share.

       New accounting standards - In July 2001, the Financial Accounting
              Standards Board issued SFAS No. 141, "Business Combinations" and
              SFAS No. 142, "Goodwill and other Intangible Assets." SFAS No. 141 requires the use of the purchase method of accounting for all business combinations initiated after June 30, 2001, thereby eliminating the pooling-of-interests method. SFAS No. 141 also provides new criteria that determine whether an acquired
              intangible asset should be recognized separately from goodwill.
              SFAS No. 142 provides guidance on how to account for goodwill and intangible assets after a business combination has been completed.
              Under SFAS No. 142 goodwill and certain other intangible assets will no longer be amortized and will be tested for impairment at least annually. Intangible assets with a definite life will continue to be amortized. The nonamortization and impairment rules will apply to existing goodwill and intangible assets beginning with the fiscal years starting after December 15, 2001. Early adoption is permitted for entities with fiscal years beginning after March 15, 2001. The Company believes that the adoption of
              SFAS No. 141 and 142 will have an impact on the results of operations and the financial condition of the Company. The significance of the impact has not been determined.

(2)    RESTATEMENT OF CONSOLIDATED FINANCIAL STATEMENTS

              In connection with our filing of Form SB-2 with the Securities and
              Exchange Commission (SEC), the SEC has requested the Company restate the 2001 and 2000 financial statements. The restatement reflects adjustments which are corrections of errors made in the application of U.S. generally accepted accounting principles
              (GAAP) and includes (i) the reclassification of Decorize.com,
              L.L.C.'s accumulated deficit to paid-in capital as of the date
              Decorize.com, L.L.C. was merged into Decorate, Inc. and (ii) the presentation of Guidelocator's outstanding common stock prior to the merger with Decorate, Inc.

                                      F-25

       DECORIZE, INC. (SUCCESSOR TO GUIDELOCATOR.COM, INC.) AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(2)    RESTATEMENT OF CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

       (i)  Reclassification of Decorize.com, L.L.C.'s accumulated deficit

              Decorate, Inc. was incorporated on March 28, 2001 for the sole purpose of merging with Decorize.com, L.L.C. to change the formation of Decorize.com from a L.L.C. to a corporation. On June
              18, 2001 Decorize.com, L.L.C. merged into Decorate, Inc. The same individuals owned the two entities, therefore the merger was accounted for as a recapitalization of Decorize.com, L.L.C. The ending accumulated deficit of Decorize.com, L.L.C. was originally reported as the beginning accumulated deficit of Decorate, Inc.
              The restatement closed the accumulated deficit of Decorize.com,
              L.L.C. on June 18, 2001 into paid-in capital. The accumulated deficit amounted to $1,296,375. This change is reflected in the consolidated statements of changes in stockholders' equity. After this change, paid-in capital is $3,214,761 instead of $4,511,136 and accumulated deficit is $(178,655) instead of $(1,475,030) at
              June 30, 2001. This change had no effect on total assets, total liabilities, total stockholders' equity, net loss or loss per share.

       (ii)  Presentation of Guidelocator.com, Inc.'s outstanding common stock

              Decorate, Inc. was acquired on June 29, 2001, by Guidelocator, a public shell company with no assets or operations. Because
              Guidelocator was a public shell company, the transaction was accounted for as a recapitalization, rather than as a business combination. Immediately before the transaction on June 29, 2001
              Guidelocator had 1,424,000 shares of common stock outstanding.
              These shares continued to be outstanding after the transaction with Decorate, Inc. Since Guidelocator had no operations, assets or liabilities, Guidelocator's outstanding common stock was treated as if it had been outstanding since Decorate, Inc. and its predecessors were organized. The restatement changes this
              presentation to show Guidelocator's outstanding common stock as if it were issued on June 29, 2001. Outstanding common stock reported as of December 31, 2000 has been reduced by 1,424,000 shares. This change had the following effects on the consolidated financial statements:

                                                            As Originally         As
                                                               Reported        Restated
                                                               --------        --------
          Shares of common stock outstanding at
               December 31, 2000                               5,820,672      4,396,672
          Common stock par value at December 31, 2000        $     5,821    $     4,397
          Paid-in Capital at December 31, 2000               $ 1,769,179    $ 1,770,603
          Loss per share - six months ended June 30, 2001    $     (0.13)   $     (0.17)
          Weighted-average shares outstanding - six months
            ended June 30, 2001                                6,117,338      4,701,206
          Loss per share - period March 6, 2000 to
            December 31, 2000                                $     (0.11)   $     (0.15)
          Weighted-average shares outstanding - period
            March 6, 2000 to December 31, 2000                 5,820,672      4,396,672

              This change had no effect on total assets, total liabilities, total stockholders' equity or net loss.

                                      F-26

       DECORIZE, INC. (SUCCESSOR TO GUIDELOCATOR.COM, INC.) AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(3)    MERGERS AND ACQUISITIONS

          Far East Direct, L.L.C., a Missouri limited liability company was formed on February 7, 2000. This company began operating on March 6,
          2000. On March 29, 2000, Far East Direct, L.L.C. changed its name to
          Decorize.com, L.L.C. On March 28, 2001, Decorate, Inc. was
          incorporated as a Missouri corporation for the purpose of changing the legal form of Decorize.com, L.L.C. Decorize.com, L.L.C. was merged into Decorate, Inc. on June 18, 2001. Since the two entities were owned by the same individuals, no adjustments to the carrying value of assets or liabilities were recorded.

          Decorate, Inc. was acquired on June 29, 2001, by Guidelocator, a Texas corporation. Guidelocator was a public shell company with no assets or operations. Guidelocator issued 7,700,000 shares (77% of the total outstanding shares after the acquisition) of its common stock in exchange for all of the outstanding shares of Decorate, Inc. common stock. After the acquisition, the shareholders of Decorate, Inc. held the majority of the outstanding common stock of Guidelocator. Because
          Guidelocator was a public shell company, the transaction was accounted for as a recapitalization, rather than as a business combination. On
          July 6, 2001, Guidelocator merged into Decorize, Inc., a Delaware corporation and wholly-owned subsidiary of Guidelocator formed solely for that purpose. Because this merger occurred after June 30, 2001, stockholders' equity reflected in the consolidated statements of changes in stockholders' equity is that of Guidelocator.

          At the same time Decorate, Inc. was incorporated, JB Express, Inc., a wholly-owned subsidiary of Decorate, Inc. was formed as a Missouri corporation. JB Express, Inc. merged with Guildmaster, Inc. on June
          18, 2001, and then changed its name to Guildmaster, Inc. The acquisition of Guildmaster, Inc. was accounted for as a purchase, and the results of operations of Guildmaster, Inc. have been included in the consolidated results of the Company since the acquisition date.
          Guildmaster, Inc. incurred a net loss of $3,941 for the period June
          18, 2001, to June 30, 2001.

          The purchase price was comprised of 223,210 shares of common stock
          (subsequently exchanged for 3,193,464 shares of the Company's common stock) valued at $2,052,477, a $375,000 promissory note to selling stockholders, and acquisition costs. Prior to the acquisition, two individuals who together controlled 47.26% of Decorate, Inc.'s outstanding common stock and represented a minority of the Decorate,
          Inc. board owned all of Guildmaster's outstanding common stock. The
          $2,500,000 cost of the acquisition was allocated based on the following fair market values of the net assets acquired:

                 Cash                                              $    300
                 Accounts receivables                               437,984
                 Other receivables                                   43,299
                 Inventories                                      1,225,262
                 Prepaid expenses and
                   Other                                             60,737
                 Property and equipment                             122,821
                 Goodwill                                         2,125,949
                 Accounts payable                                   (41,140)
                 Accrued expenses                                  (122,680)
                 Other liabilities                                 (268,160)
                 Debt                                              (159,372)
                 Notes payable to
                   Stockholders                                    (925,000)
                                                          -------------------
                   Total cost of net
                     assets acquired                            $ 2,500,000
                                                          ===================

                                      F-27

       DECORIZE, INC. (SUCCESSOR TO GUIDELOCATOR.COM, INC.) AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   (3)   MERGERS AND ACQUISITION (CONTINUED)

       The following unaudited pro forma information summarizes the results of operations for the periods indicated as if the acquisition had been completed as of the beginning of the periods presented. The pro forma data gives effect to actual operating results prior to the acquisition.
       Adjustments to interest expense, goodwill amortization and income taxes are reflected in the pro forma data. No effect has been given to cost reductions or operating synergies in this presentation. These pro forma amounts do not purport to be indicative of the results that would have actually been obtained if the acquisition had occurred as of the beginning of the periods presented or that may be obtained in the future.

                                                       Six Months          Period
                                                          Ended          March 6, 2000
                                                       June 30, 2001  to December 31, 2000
                                                     ---------------- --------------------
                                                        (Restated)        (Restated)

                         Sales                       $    2,984,671     $  4,806,617
                         Cost of sales                    1,932,197        3,010,577
                                                          ---------        ---------
                         Gross profit                      1,052,474       1,796,040
                         Operating expenses                1,930,879       2,013,357
                                                      --------------       ---------
                         Net loss from operations           (878,405)      (217,317)
                         Other income (expense)             (148,728)      (188,721)
                         Net loss before income taxes     (1,027,133)      (406,038)
                         Income tax benefit                 (184,884)       (73,087)
                                                      --------------     -----------
                         Net loss                     $     (842,249)    $ (332,951)
                                                      ===============    ===========

                         Basic and diluted
                           loss per share             $        (0.11)    $    (0.04)
                                                      ===============    ===========

     (4)  LEASES

          Decorate, Inc. leases two offices in Springfield, Missouri. The leases on the office space are accounted for as operating leases in accordance with SFAS No. 13. One lease has a term of 3 years expiring on April 30, 2003 and a monthly rental of $860. The other lease has a term of 2.5 years expiring on April 30, 2003 and a monthly rental of
          $1,100.

          Guildmaster, Inc., leases a plant and office facility in Springfield,
          Missouri, a showroom in High Point, North Carolina, and a showroom in
          Atlanta, Georgia. The leases are accounted for as operating leases in accordance with SFAS No. 13. The plant and office facility lease has a term of 5 years expiring November 30, 2001, with three five-year renewal options and monthly rental of $8,766. The High Point, North
          Carolina lease has a term of five years expiring April 30, 2002, and monthly rental of $8,235. The Atlanta, Georgia showroom is leased on a month-to-month basis with monthly rental of $773.

          The Company leases equipment, which meets the criteria of capital leases as defined by SFAS No. 13. Accordingly, minimum rentals have been capitalized, and the related asset and obligation have been recorded at their fair market value at the inception of the lease. The asset is amortized on a straight-line basis over the term of the lease, and interest is accrued on the basis of the outstanding lease obligation.

                                      F-28

       DECORIZE, INC. (SUCCESSOR TO GUIDELOCATOR.COM, INC.) AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(4)    LEASES (CONTINUED)

       Future minimum payments for noncancelable leases with initial or remaining terms of one year or more at June 30, 2001, are as follows:

                                                                        Capital            Operating
                Year Ended                                              Leases               Leases
                -----------                                          ------------         -------------
                June 30, 2002                                        $      3,941         $     149,700
              June 30, 2003                                                 3,613                19,600
                                                                     ------------         -------------
              Total minimum lease payments                                  7,554         $     169,300
                                                                                          =============
              Less amount representing interest                             1,026
                                                                     ------------
              Present value of net obligation                               6,528
              Less current maturities                                       3,400
                                                                     ------------
              Non-current obligations
                under capital leases                                 $      3,128
                                                                     ============

       Total rent expense incurred under operating leases amounted to $22,470 and $13,128 for the six months ended June 30, 2001 and the period March
       6, 2000 to December 31, 2000, respectively.

(5)    ADVERTISING COSTS

       The Company incurred $74,601 and $145,246 in non-direct response advertising costs for the six months ended June 30, 2001 and the period
       March 6, 2000 to December 31, 2000, respectively. The company incurred no direct response advertising costs during the periods.

(6)    CONCENTRATIONS OF CREDIT RISK

       The Company has established a relationship with one major customer who accounted for 20.5% of the Company's sales in the six months ended June 30,
       2001. This customer accounted for 93.4% of the Company's sales for the period March 6, 2000 to December 31, 2000.

       The Company extends unsecured credit to several exclusive private label customers under approved credit terms and arrangements.

(7)    RETIREMENT PLAN

       Effective January 1994, Guildmaster, Inc. adopted a 401(K) plan covering all full-time employees. Contributions to the plan for any fiscal year, as determined by the Board of Directors, are discretionary but, in no event, will exceed 15 percent of the annual aggregate salaries of those employees eligible for participation in the plan plus carryovers from prior years. No employer amounts were contributed to the plan for any period presented in these consolidated financial statements.

                                      F-29

       DECORIZE, INC. (SUCCESSOR TO GUIDELOCATOR.COM, INC.) AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 (8)   INCOME TAXES

          The provision for income tax expense is as follows:

                                                            Six months ended
                                                              June 30, 2001
              Current                                         -------------
              Deferred                                        $     (32,700)
                                                              ---------------
                   Total                                      $     (32,700)
                                                              ===============

          The provision for income taxes differs from that computed at the statutory corporate rate of 34% as follows:
                                                            Six months ended
                                                              June 30, 2001
                                                              -------------
              Tax at statutory rate                       $   (286,229)
              Increase (decrease) in taxes resulting from:
              Losses passed through
                to Decorize.com, L.L.C.
                members                                            262,868
              Non-deductible expenses                                  265
              Other                                                 (9,604)
                                                               ------------
                Provision for income taxes                    $    (32,700)
                                                               ============

          As of June 30, 2001, the Company had approximately $66,000 of a net operating loss carryforward. The loss carryforward will expire in the year ending June 30, 2021

(9)    LOSS PER SHARE - RESTATED

          The following information shows the amounts used in computing loss per share and the effect on income and the weighted-average number of shares of dilutive potential common stock. The amounts in the income columns represent the numerator and the amounts in the shares columns represent the denominator.

                                      F-30

       DECORIZE, INC. (SUCCESSOR TO GUIDELOCATOR.COM, INC.) AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(9)   LOSS PER SHARE - RESTATED (CONTINUED)

                                                                       Period
                               Six Months Ended                       March 6, 2000 to
                               ----------------
                                 June 30, 2001                       December 31, 2000
                     -----------------------------------------------------------------------------
Basic loss                                   Per Share                          Per Share
  per share:         Loss             Shares       Amt.         Loss       Shares      Amt.
                     ----             ------       ----         ----       ------      ----
Loss available
to Common
Stockholders          $ (809,149)    4,701,206     (.17)      $(665,881)  4,396,672  $ (.15)
                     ---------------------------------------------------------------------------

Effect of
  dilutive securities
                     -             -                       -             -
                     ---------------------------           --------------------------

Diluted loss per
  share:
Loss available to
  Stockholders plus
  stock options       $ (809,149)   4,701,206      (.17)       $(665,881)  4,396,672  $ (.15)
                     ===========================================================================

       The computation of diluted loss per share excludes the effect of the assumed exercise of 344,823 stock options that were outstanding as of
       June 30, 2001 because the effect would be anti-dilutive.

(10)   STOCK OPTION PLAN

       The Company has elected to follow APB Opinion No. 25, accounting for stock issued to employees, and related interpretations in accounting for its employee stock options because, as described below, the alternative fair value accounting provided under SFAS No. 123 requires use of option valuation models that were not developed for use in valuing employee stock options.

       The Company granted stock options to employees on June 29, 2001 under the
       Company's 1999 equity incentive plan. The grants were done with the knowledge that Guidelocator would merge with Decorize, Inc. on July 6,
       2001. The merger created additional authorized but unissued common stock.
       The 1999 equity incentive plan authorizes the grant of options to key employees and consultants of the Company of up to 3,000,000 shares of the
       Company's common stock. No options were granted during the period from
       March 6, 2000 to December 31, 2000.

                                      F-31

       DECORIZE, INC. (SUCCESSOR TO GUIDELOCATOR.COM, INC.) AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 (10)  STOCK OPTION PLAN (CONTINUED)

       A summary of the Company's stock option activity for the six months ended
June 30, 2001 follows:

                                                                                 Weighted-
                                                                                     average
                                                       Options                   Exercise price
                                                    ---------------           ---------------------

                  Outstanding - beginning

                    of period                                   -               $          -

                  Granted                                 454,687                      .74934

                  Exercised                               109,864                      .00376

                  Forfeited                                     -                           -
                                                    ---------------
                  Outstanding - end

                    of period                             344,823                      .98690
                                                    ===============

                  Exercisable at end
                    of period                                  -                            -

                  Weighted-average fair
                    value  of options
                    granted during the
                    Period                                   0.23
                                                    ===============

          The exercise prices of the options granted on June 29, 2001 range from
          $.80 to $1.88. The options have a 7-year life and vest based on certain performance requirements being met. The vesting periods are estimated to range from 6 months to 36 months.

          Pro forma information regarding net loss and loss per share is required by SFAS No. 123 using the fair value method of that statement. The fair value of each option was estimated on the date of grant using the Black-Scholes option-pricing model. The following weighted-average assumptions were used for the six months ended June
          30, 2001:

                     Expected stock price volatility                                    46.3%
                     Risk free interest rate                                             6.0%
                     Expected annual dividend yield per share                            ----
                     Expected life of options                                       7.0 years

          The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

          For purposes of pro forma disclosures the pro forma results for the period from January 1, 2001 to June 30, 2001 would not have been materially different than actual results.

                                      F-32

       DECORIZE, INC. (SUCCESSOR TO GUIDELOCATOR.COM, INC.) AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(10)   STOCK OPTION PLAN (CONTINUED)

       In February 2001, Decorize.com, L.L.C. issued a total of 41,257 unit options to ten employees. These options were all exercised in February
       2001 at a price of $.01 per unit. The units were ultimately converted into 109,864 shares of the Company's stock.

(11)   RELATED PARTY TRANSACTIONS

       Notes payable to stockholders consists of:

                                                                    June 30, 2001

                  Prime + 1%; unsecured; interest
                    due at maturity;  matures
                    June 15, 2002                                 $        925,000

                  Prime + 1%; unsecured; interest
                    due at maturity;  matures
                    June 15, 2002                                          375,000
                                                                 -------------------

                                                                  $      1,300,000
                                                                 ===================

          Through a private offering of stock, 876,000 shares of the Company's common stock were sold for $700,000 on June 29, 2001. As of June 30,
          2001, $230,000 of the proceeds had been received. The remaining
          $470,000 was received in July 2001.

          A stockholder of the company owed the company $39,537 as of June 30,
          2001, for expenses paid by the Company.

(12)   RESTRICTIONS IN LOAN AGREEMENTS

          A bank loan agreement requires Guildmaster, Inc. to maintain certain covenants, the more important of which restricts the purchase of its stock and the payment of dividends.

          Guildmaster, Inc. has obtained waivers from the bank on all known events of default. Therefore, the Company is considered to be in compliance with all terms of the loan agreement at June 30, 2001.

(13)   DEFERRED COMPENSATION

          In January 2001 the Company entered into a deferred compensation agreement with one of its officers. The Company is deferring $40,000 of the officer's salary for the period January 1, 2001 to December 31,
          2001. The agreement calls for the payment of this amount in January
          2002. The Company has recorded a $20,000 liability for this agreement as of June 30, 2001.

(14)   EMPLOYMENT AGREEMENTS

          As part of the Guildmaster, Inc. acquisition, employment agreements were entered into with two officers of the Company. The agreements are effective for a three-year period and contain a
          covenant-not-to-compete clause that prohibits the officers from competing against the corporation for two years after the officers voluntarily

                                      F-33

     terminate their employment. The agreements also state that if the officers are employed by the Company as of the second anniversary date
     (determination date) of the agreements the officers shall be issued shares of common stock of the Company based upon pre-tax profits of Guildmaster.
     The following table shows the market value of the shares to be issued:

                      Cumulative Pre-tax Profits             Market Value of
                      of Guildmaster, Inc. as of           Bonus Shares to be
                          Determination Date               Issued to Employee
                  ------------------------------------  --------------------------

                  Less than $700,000                           $              -
                  $700,000 - $899,999                                     100,000
                  $900,000 - $1,099,999                                   150,000
                  $1,100,000 or more                                      250,000

(15)   SUBSEQUENT EVENTS

     On July 27, 2001, Decorate, Inc. was merged into Decorize, Inc. Upon the completion of this merger, the assets and liabilities of the former
     Decorize.com, L.L.C. were held directly by Decorize, Inc. and Decorize,
     Inc. had one wholly-owned subsidiary, Guildmaster, Inc.

     On July 31, 2001, Faith Walk Designs, Inc., a Texas corporation, was merged with and into Step of Faith, Inc., a Missouri corporation and a wholly-owned subsidiary of Decorize, Inc. Step of Faith, Inc. then changed its name to Faith Walk Designs, Inc. The consideration given for Faith Walk
     Designs, Inc. was a 6.75% promissory note due March 31, 2002 in the principal amount of $215,744, cash of $284,256 and $510,000 in Decorize,
     Inc. common stock for a total value of $1,010,000. The number of shares of
     Decorize, Inc. stock was determined by dividing the average last sale price of such stock during the 30-day period following the closing date. Faith
     Walk Designs, Inc. is a manufacturer of premium, hand painted furniture and home accents.

     In connection with the acquisition of Faith Walk Designs, Inc., Decorize,
     Inc. entered into a four-year employment agreement with an officer of Faith
     Walk Designs, Inc. Pursuant to the agreement, the officer will serve as a vice president of Decorize, Inc. and be responsible for its product development. In addition, the officer was appointed a director of Decorize,
     Inc. to serve until the next annual meeting of stockholders.

     On August 4, 2001, the Decorize, Inc. board of directors authorized the issuance of up to 500,000 common stock purchase warrants to 11 former holders of Class B Units in Decorize.com, L.L.C. in exchange for up to
     $50,000 and the waiver by such holders of any claims they might have against Decorize, Inc. The warrants will be exercisable for $2.00 per share until June 30, 2003.

     In August 2001, the Company began offering up to $5,000,000 of restricted securities to accredited investors through a private placement offering.
     The offering is exempt from registration pursuant to Rule 506 of Regulation
     D of the Securities Act. The Company is offering to sell up to an aggregate of 2,000,000 Units for $2.50 per Unit. Each Unit consists of one share of the Company's common stock and one five-year warrant to purchase one share of the Company's common stock for $4.00 per share. The minimum purchase is
     20,000 Units at $50,000. The Company has agreed to prepare a registration statement within 180 days of the initial sale of the Units covering the common stock issued pursuant to sale of the Units and the associated warrants.

                                      F-34

                                     PART II
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Certificate of Incorporation contains no specific previsions concerning indemnification of officers and directors. Our Bylaws provide that Decorize shall have the power to indemnify any person who is a party to any threatened, pending or completed action by reason of the fact he is (or was) an officer or director of Decorize, for his or her expenses (including attorney's fees) actually and reasonably incurred by him in connection with such action. Delaware law permits such indemnification and requires that
     Decorize indemnify any director who is successful on the merits of any such action for the reasonable expenses incurred by him in connection with such action.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     It is estimated that the expenses incurred in connection with this offering will be as follows:

Fees and Expenses:                                  Amount Payable by the Registrant:

SEC Registration Fee                                                 $     538
Printing and Engraving                                               $   5,000
Legal Fees and Expenses                                              $ 102,307
Accounting Fees and Expenses                                         $  56,865
Transfer Agent Fees and Expenses                                     $   5,000
Expenses of Selling Stockholders                                     $  25,000
                                                                     ---------

 Total                                                                $194,710
                                                                      ========

All expenses other than the SEC registration fee are estimated. All expenses will be paid by the registrant.

                     RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth particular information for all securities sold by the registrant within the last three years in a transaction that was not registered under the Securities Act of 1933, as amended. Unless specifically noted
otherwise, there were no underwriters in any of these transactions, nor were any sales commissions paid thereon.

In connection with the acquisition of GuildMaster in June 2001, Decorate, Inc., issued a promissory note and an aggregate 223,210 shares of its common stock, which were subsequently exchanged for 3,193,464 of the registrant's shares, to
Jon T. Baker, our President and Chief Executive Officer, James K. Parsons, our
Executive Vice President, and Ellen Parsons. The original principal amount of the note, which Decorate issued to Mr. Baker, was $375,000, and the aggregate value of the shares of common stock issued to all three of GuildMaster's shareholders was $2,052,477, which resulted in a purchase price of approximately
$2.5 million. In addition, Decorate agreed to assume certain debt owed by
GuildMaster to Mr. Parsons, which it did by issuing another note in the principal amount of $925,000 to Mr. Parsons at the closing of the acquisition.
Decorate was merged into the registrant on June 29, 2001, and in connection with the merger, we issued 3,193,464 shares of common stock in exchange for the
Decorate shares previously issued for GuildMaster and assumed the $375,000 and
$925,000 notes owed by Decorate to Mr. Parsons. The notes are due in full on
July 31, 2004, as a result of amendments that were made following the end of fiscal year 2002. Based on representations made by each of them, Mr. Baker, Mr.
Parson and Mrs. Parsons were "accredited investors," as defined in the
Securities Act, at the time of the GuildMaster and subsequent Guidelocator transactions. Messrs. Baker and Parson were also serving as directors of
Decorate at the time of the transactions. There was no public advertising or solicitation in connection with the GuildMaster transaction. In light of those factors, we believe that the transaction was exempt from registration under
Section 4(2) of the Securities Act.

We acquired Faith Walk in July 2001 by merging our subsidiary, Step of Faith, with Faith Walk. Prior to this transaction, Faith Walk was owned by J. Michael and Kitty Sandel. The total purchase price for Faith Walk was $1,021,555, which we paid with approximately $296,000 in cash, a 6.75% promissory note in the original principal

                                     PII-1

amount of $215,743, and 161,443 shares of common stock valued at approximately
$510,000. The note is due in full on July 31, 2004, as a result of amendments that were made following the end of fiscal year 2002. Based on representations made by the Sandels, we believe they were "accredited investors" for purposes of the Securities Act. We made no public advertising or solicitation in connection with this issuance of common stock. In light of those factors, we believe the transaction was exempt from registration under Section 4(2) of the Securities
Act.

On June 29, 2001, we closed a private placement of our common stock in which we sold 876,000 shares of common stock to twelve accredited investors for an aggregate purchase price of $700,000. The common stock had a purchase price of
$0.80 per share. The investors were "accredited investors," and we made available information regarding our company and the securities offered to allow them to make an informed investment decision with regard to the private placement. There was no public advertising or solicitation made in connection with this private offering, and each of the investors was previously a shareholder of Guidelocator or Decorate. This offering was made in compliance with the "safe harbor" requirements of Rule 506 under Regulation D of the
Securities Act, which we relied upon in taking the position that the transaction was exempt from registration under Section 4(2) of the Securities Act.

On August 4, 2001, our Board of Directors authorized the issuance of two-year common stock purchase warrants that were exercisable for up to 500,000 shares of Decorize common stock, with the issuance to be effective as of June
30, 2001. Decorize ultimately issued warrants for an aggregate 470,000 shares to
11 former holders of Class B equity units in decorize.com, L.L.C., the predecessor to Decorize, effective as of that June 30 date. The warrants were issued in exchange for the payment of $.10 per warrant share and the waiver by such holders of any claims they may have against Decorize in connection with the conversion of decorize.com, L.L.C. into a Delaware corporation. The warrants are exercisable at an exercise price equal to $2.00 per share until they expire by their terms on June 30, 2003. Decorize received an aggregate $44,000 in exchange for the issuance of the warrants, and we waived the $3,000 payment for the
30,000 warrants issued to Fabian Garcia in consideration of his promise to exercise the warrants and purchase the underlying shares within a shorter time period than was provided under the warrants. Mr. Garcia exercised his warrants in October 2001, and upon such exercise and the payment of the $60,000 exercise price, he received 30,000 shares of Decorize common stock. The current warrant holders include Kevin Bohren and Timothy Dorgan, both of whom serve as directors of Decorize. Mr. Bohren paid $7,000 in cash for warrants to purchase 70,000 shares of our common stock, and Mr. Dorgan paid $1,000 in cash for warrants to purchase 10,000 shares of common stock. The amount of the original investments made by Mr. Bohren, Mr. Dorgan and Mr. Garcia for the Class B equity units that were exchanged by each of them was approximately $225,000, $36,000 and $100,000, respectively. The investors were given access to appropriate information regarding our company and the securities offered to allow them to make an informed investment decision with regard to accepting the warrants. There was no public advertising or solicitation made in connection with this private offering, and each of the investors was a shareholder of the registrant. In light of the foregoing factors, we believe that the issuance of the warrants and the subsequent exercise of warrants for shares of our Common Stock by Mr. Garcia were, in each case, exempt from registration under Section 4(2) of the
Securities Act.

In October 2001, Mr. Garcia exercised warrants for 30,000 shares of our common stock at an exercise price of $2.00 per share, for a total purchase price of
$60,000, as described above. Mr. Garcia was a stockholder and serving as a director of the registrant at the time of his exercise of the warrants, and as a result he had access to the same financial and operating data regarding the registrant that would be made available to investors in a registered public offering. Based on representations provided by Mr. Garcia, he was an "accredited investor" for purposes of the Securities Act at the time of the offering. The offer and sale was made solely between Mr. Garcia and the registrant, and there was no public advertising or solicitation made. Mr. Garcia also represented that he was acquiring the shares for investment and not with a view to distribution.
Accordingly, we believe that the exercise of the warrant for the underlying shares of common stock was exempt from registration pursuant to Section 4(2) of the Securities Act.

In November 2001, we issued a warrant to purchase 150,000 shares of common stock at a price of $3.00 per share to National Financial Commitment Corporation, a business consultant that provided advice regarding financing alternatives available to Decorize, in exchange for those services. The warrants are exercisable until November 2004. The business consultant was an accredited investor, which was familiar with our operations and had access to our public financial and operating information, such as would normally be included in a registration statement with respect to the offered securities. The issuance was a private transaction with no advertising or public

                                     PII-2

solicitation. In light of the foregoing, we believe that the transaction was exempt from registration under Section 4(2) of the Securities Act.

In February 2002, we completed a private placement financing of $525,000 of restricted securities consisting of common stock and common stock warrants to four accredited investors, which was exempt from registration pursuant to Rule
506 of Regulation D of the Securities Act of 1933. We sold the shares and warrants as units at a price between $2.25 and $2.50 per unit, with each unit consisting of one share of our common stock and one five-year warrant to purchase one share of our common stock for $4.00 per share. The minimum purchase was 20,000 units for $50,000. The purchasers included NestUSA and Quest Capital
Alliance. We provided a discount of $25,000 to Quest Capital Alliance, which purchased 100,000 units. On February 28, 2002, we closed the private placement subscriptions for 220,000 units at a total selling price of $525,000. Each of the investors was provided offering materials that contained business and financial information regarding the registrant that was similar to what would be made available in a registered offering. Each of the investors signed a subscription agreement acknowledging the restrictions on resale of the acquired shares and stating that such investor was an "accredited investor". There was no public advertising or solicitation made in connection with this offering.
Accordingly, we believe this offering was exempt from registration under Section
4(2) of the Securities Act.

On February 26, 2002, we completed a private placement financing with NestUSA of a $750,000 Convertible Term Note, convertible into 535,714 (as adjusted from an initial 300,000 shares in accordance with the antidilution provisions of such instrument due to the private placement completed in November and December of
2002) shares of common stock, with 300,000 warrants exercisable at $2.50 per share. As amended, the note is convertible into shares of common stock of the
Registrant until December 31, 2003. NestUSA has not indicated whether it will convert the note, in whole or in part, into shares of common stock. The number of shares that may be issued upon conversion of the note depends upon if, and how much of the note, NestUSA decides to convert to common stock. Effective as of January 31, 2003, the convertible term note was amended to restructure the payments of principal and interest due from Decorize. Beginning January 31,
2003, we will make monthly payments of interest and principal on the note in the amount of $17,500 until December 31, 2003, at which time the note will be reamortized and the monthly installments beginning on January 31, 2004, will be adjusted. The note is due in full on December 31, 2004. In connection with the restructuring of the Convertible Term Note, on January 31, 2003, we issued warrants to NestUSA exercisable for 216,000 shares of common stock at an exercise price of $2.80 per share. The warrants are exercisable until December
31, 2005. NestUSA represented that it was an "accredited investor" for purposes of the Securities Act and indicated that it was acquiring the shares for investment and not with a view to distribution. Furthermore, there was no public advertising or solicitation made in connection with the placement of the convertible note. Accordingly, we believe this offering was made in compliance with the "safe harbor" requirements of Rule 506 under Regulation D of the
Securities Act, which we have relied upon in taking the position that the transaction was exempt from registration under the Securities Act.

On May 6, 2002, we closed a private placement with Fabian Garcia, one of our directors, in which he purchased 20,000 shares of common stock at a price of
$2.50 per share and warrants to acquire an additional 20,000 shares of common stock at an initial exercise price of $3.00 per share. The warrants are exercisable until May 6, 2007. The purchase price for the common stock and warrants was $50,000. Mr. Garcia was a stockholder and serving as a director of the registrant at the time of his purchase of the common stock and common stock warrants, and as a result he had access to the same financial and operating data regarding the registrant that would be made available to investors in a registered public offering. Based on representations provided by Mr. Garcia, he was an "accredited investor" for purposes of the Securities Act at the time of the offering. The offer and sale was made solely between Mr. Garcia and the registrant, and there was no public advertising or solicitation made. Mr. Garcia also represented that he was acquiring the shares and warrants for investment and not with a view to distribution. Accordingly, we believe that the sale of the common stock and warrants was exempt from registration pursuant to Section
4(2) of the Securities Act.

In December 2002, we completed a private placement of 785,714 shares of common stock to five accredited investors at a price of $1.40 per share and three-year warrants to acquire an additional 785,714 shares of common stock at an initial exercise price of $2.80 per share, which had two separate closings on November
19, 2002 and December 2, 2002. The aggregate purchase price of the common stock and warrants was $1.1 million. As an expense of this private offering, we issued an additional set of warrants for an aggregate 85,714 shares to employees of
Stonegate Securities, Inc., which acted as the placement agent on our behalf in such placements, with 42,857 shares exercisable

                                     PII-3

at $1.40 per share and 42,857 shares exercisable at $2.80 per share. Decorize also issued warrants to Mr. Smith and Mr. Iler, who acted as financial advisors with respect the placement, which were exercisable for 42,857 shares at $1.68 per share and 42,857 shares at $3.36 per share. In addition to those warrants,
Decorize issued an additional 17,857 shares of common stock to Stonegate as a portion of its placement fee. The private placement shares (including shares that may be issued upon any exercise of warrants) are being registered for resale by the purchasers our financial advisors under this registration statement. The purchasers include Quest Capital Alliance, Pequot Scout Fund,
L.P., Pequot Navigator Offshore Fund, L.P., Gryphon Master Fund, and Gary Stein
Roth IRA. Each of the investors represented that it was an "accredited investor"
for purposes of the Securities Act, and indicated that it was acquiring the shares for investment and not with a view to distribution. We provided each investor with appropriate financial and operating information. In fact, one of the investors was an existing stockholder of the registrant. Accordingly, we believe this offering was made in compliance with the "safe harbor" requirements of Rule 506 under Regulation D of the Securities Act, which we have relied upon in taking the position that the transaction was exempt from registration under the Securities Act.

In December 2002, we issued 4,348 shares to Dr. John Bagalay Jr. as partial compensation upon his appointment as director of the Company.

In March 2003, we entered into a Consultant Agreement with Evan Kaye, an individual who was engaged to provide Decorize with investor relations advice and input regarding our strategy for raising working capital to meet our growth needs. As consideration for the services to be provided by Mr. Kaye, we agreed to issue him an aggregate 30,000 shares of our common stock, payable 10,000 shares upon execution of the agreement, 6,667 shares on each of the first days of April and May, and the final payment of 6,666 shares on June 1, 2003. As a financial consultant to Decorize, Mr. Kaye was made familiar with our operations and was provided access to our public financial and operating information, such as would normally be included in a registration statement with respect to the offered securities. Mr. Kaye represented to us that he was an accredited investor for purposes of the Securities Act. Also, the issuance was a private transaction with no advertising or public solicitation. In light of the foregoing, we believe that the transaction was exempt from registration under
Section 4(2) of the Securities Act.

                                     PII-4

                                    EXHIBITS
Exhibit
Number            Description
------            -----------

2.1               Agreement and Plan of Merger between  Decorate,  Inc. and  decorize.com,  L.L.C.,  dated June 18,
                  2001 (1)
2.2               Agreement  and Plan of  Merger  by and  among  JB  Express,  Inc.,  GuildMaster,  Inc.,  James K.
                  Parsons, Ellen L. Parsons and Jon T. Baker, dated June 18, 2001 (1)
2.3               Securities  Exchange Agreement between  Guidelocator.com,  Inc. and the shareholders of Decorate,
                  Inc., dated June 29, 2001 (2)
2.4               Certificate  of Merger  issued by the State of Delaware for the merger of  Guidelocator.com  with and into Decorize, Inc., dated July 5, 2001 (2)
2.5               Articles  of Merger  issued by the State of Texas  for the  merger of  Guidelocator.com  with and into Decorize, Inc., dated July 6, 2001 (2)
2.6               Agreement  and Plan of Merger by and among  Decorize,  Inc.,  Step of  Faith,  Inc.,  Faith  Walk
                  Designs, Inc., John Michael Sandel and Kitty Sandel, dated July 31, 2001 (3)
2.7               Letter  Agreement  between John Michael Sandel,  Kitty Sandel and Decorize,  Inc., dated July 31,
                  2001 (3)
2.8               Letter  Agreement #2 between John Michael  Sandel,  Kitty Sandel and Decorize,  Inc.,  dated July
                  31, 2001 (3)
2.9               Certificate  of Ownership  and Merger issued by the State of Delaware for the merger of Decorate,
                  Inc. with and into Decorize, Inc., dated July 27, 2001 (1)
2.10              Articles of Merger  issued by the State of Missouri  for the merger of  Decorate,  Inc.  with and into Decorize, Inc., dated August 6, 2001 (1)
3.1               Certificate of Incorporation of Decorize, Inc., State of Delaware, dated June 27, 2001 (1)
3.2               Bylaws of Decorize, Inc. (1)
4.1               Form of Securities  Purchase  Agreement  between  Decorize,  Inc. and the Purchasers set forth on the signature pages thereto, together with all exhibits and schedules (4)
4.2               Securities Purchase Agreement,  dated as of February 26, 2002, by and between Decorize,  Inc. and
                  NestUSA, Inc., together with all exhibits and schedules (5)
4.3               Subscription Agreement dated November 11, 2001, between Decorize, Inc. and Fabian Garcia (9)
4.4               Form of Decorize, Inc. Stock Certificate (1)
4.5               Form of Securities  Purchase  Agreement  between Decorize,  Inc. and the Purchaser  acquiring its shares on November 19, 2002, together with exhibits (8)
4.6               Form of Securities Purchase Agreement between Decorize,  Inc. and the Purchasers  acquiring their shares on December 2, 2002, together with exhibits (8)
5                 Opinion of Hallett & Perrin, P.C. (11)
10.1              Form of Guaranty between  GuildMaster,  Inc. and The CIT Group/Commercial  Services,  Inc., dated
                  January 30, 2003 (10)
10.2              Form of Guaranty between Faith Walk Designs,  Inc. and The CIT Group/Commercial  Services,  Inc.,
                  dated January 30, 2003 (10)
10.3              Factoring Agreement between Decorize,  Inc. and The CIT  Group/Commercial  Services,  Inc., dated
                  January 30, 2003 (10)
10.4              Separation Agreement and Release between Decorize, Inc. and Jon T. Baker, dated August __, 2003.
21                List of Subsidiaries of Decorize, Inc. (10)
23.1              Consent of BKD, LLP (11)
23.2              Consent of Kirkpatrick, Phillips & Miller, CPA's, P.C. (11)
23.3              Consent of Hallett & Perrin, P.C. (included in Exhibit 5)
24                Power of Attorney (included on p. II-4)
----------------------
(1)      Filed  previously as an exhibit to the Annual  Report on Form 10-KSB filed by Decorize,  Inc. on September
         28, 2001.
(2)      Filed  previously  as an exhibit to the  Current  Report on Form 8-K filed by  Decorize,  Inc. on July 16,
         2001.
(3)      Filed  previously  as an exhibit to the Current  Report on Form 8-K filed by Decorize,  Inc. on August 15,
         2001.

(4)      Filed  previously  as an exhibit to the Current  Report on Form 8-K filed by  Decorize,  Inc. on March 15,
         2002.
(5)      Filed  previously  as an exhibit to the Current  Report on Form 8-K filed by  Decorize,  Inc. on March 19,
         2002.
(6)      Filed  previously  as an exhibit to the Current  Report on Form 8-K filed by  Decorize,  Inc. on August 1,
         2001.
(7)      Filed  previously  as an exhibit to the Current  Report on Form 8-K filed by  Decorize,  Inc. on April 12,
         2002.
(8)      Filed  previously as an exhibit to the Current  Report on Form 8-K filed by Decorize,  Inc. on December 5,
         2002.
(9)      Filed  previously as an exhibit to the Annual Report on Form 10-KSB filed by Decorize,  Inc. on October 2,
         2002.
(10)     Filed  previously  as an exhibit to Amendment  No. 1 to the  Registration  Statement on Form SB-2 filed by
         Decorize, Inc. on March 24, 2003.
(11)     Filed herewith.

                                  UNDERTAKINGS

         Decorize hereby undertakes that it will file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the
         Securities Act of 1933;

                  (ii) Reflect in the prospectus any factors or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered
         (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20%
         change in the maximum aggregate offering price set forth in the
         "Calculation of the Registration Fee" table in the effective registration statement; and

                  (iii) Include any additional or changed material information on the plan of distribution.

         For the purpose of determining liability under the Securities Act of
1933, Decorize hereby undertakes to treat each post-effective amendment of this registration statement as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         Decorize hereby undertakes to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of
Decorize pursuant to the foregoing provisions or otherwise, Decorize has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Decorize of expenses incurred or paid by a director, officer or controlling person of Decorize in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Decorize will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, subject to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of
Springfield, State of Missouri on September 15, 2003.

                                            DECORIZE, INC.

                                            By:      /s/ James K. Parsons
                                                  ----------------------------------------
                                            Printed Name:     James K. Parsons
                                                          --------------------------------
                                            Titles:  President and Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933 this registration statement was signed by the following persons in the capacities and on the dates stated:

  /s/ James K. Parsons
-------------------------------------
James K. Parsons                                           President and Chief Executive Officer
Date:  September 15, 2003                                  (principal executive officer)

  /s/ Alex Budzinsky
-------------------------------------
Alex Budzinsky                                             Executive Vice President and
Date:  September 15, 2003                                  Chief Financial Officer
                                                           (principal financial officer)

  /s/ Brent Olson
-------------------------------------
Brent Olson                                                Vice President of Finance
Date:  September 15, 2003                                  and Treasurer
                                                           (principal accounting officer)
  /s/ John A. Bagalay, Jr.
-------------------------------------
John A. Bagalay, Jr.                                       Director
Date:  September 15, 2003

  /s/ Jon T. Baker
-------------------------------------
Jon T. Baker                                               Director
Date:  September 15, 2003

  /s/ Timothy M. Dorgan
-------------------------------------
Timothy M. Dorgan                                          Director
Date:  September 16, 2003

-------------------------------------
Fabian Garcia                                              Director
Date:  September __, 2003

 /s/ Kevin Bohren
-------------------------------------
Kevin Bohren                                               Director
Date:  September 15, 2003

-------------------------------------
J. Michael Sandel                                        Director and Vice President
Date: September 15, 2003